                                                                    EX-10.7

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                               September 30, 1997

                                  By and Among

ARB FINANCE - ONE, INC.; NORTHLAND BROADCASTING, LLC; READING RADIO, INC.; CENTRAL MISSOURI BROADCASTING, INC; NORTHERN COLORADO RADIO, INC.; TRI-STATE BROADCASTING INC.; CMB II, INC., NB II, INC., CENTRAL MICHIGAN NEWSPAPERS, INC.; GRAPH ADS PRINTING, INC.; GLADWIN NEWSPAPERS, INC.; CADILLIC NEWSPAPERS, INC.; MIDLAND BUYER'S GUIDE, INC.; CMN ASSOCIATIED PUBLICATIONS, INC.; CENTRAL MICHIGAN DISTRIBUTION CO., INC.; CENTRAL MICHIGAN DISTRIBUTION CO., L.P.; ST. JOHNS NEWSPAPERS, INC.; NCR II, INC.; TSB III, LLC; TSB IV, LLC; NCR III, LLC; HURON NEWSPAPERS, LLC; and HURON P.S., LLC

                                  ("Borrowers")

                                       and

                          AMRESCO FUNDING CORPORATION,
                a Delaware corporation, as a Lender and as Agent

                                       and

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                   a Bermuda limited partnership, as a Lender

                                   ("Lenders")

                      AMENDED AND RESTATED CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of September 30, 1997, and is entered into by and among the following parties:

      ARB Finance - One, Inc. ("ARB Finance-One"); Northland Broadcasting, LLC ("Northland"); Reading Radio, Inc. ("Reading"); Central Missouri Broadcasting, Inc. ("CMB"); Northern Colorado Radio, Inc. ("NCR"); Tri-State Broadcasting, Inc. ("Tri-State"); CMB II, Inc. ("CMB II"); NB II, Inc. ("NB II"); Central Michigan Newspapers, Inc. ("CMN"); Graph Ads Printing, Inc. ("Graph Ads"); Gladwin Newspapers, Inc. ("Gladwin"); Cadillac Newspapers, Inc. ("Cadillac"); Midland Buyer's Guide, Inc. ("MBG"); CMN Associated Publications, Inc. ("CMN Assoc."); Central Michigan Distribution Co., Inc. ("CMD Inc."); Central Michigan Distribution Co., L.P. ("CMD L.P."); St. Johns Newspapers, Inc. ("St. Johns"); NCR II, Inc. ("NCR II"); TSB III, LLC ("TSB III"); TSB IV, LLC ("TSB IV"); NCR III, LLC ("NCR III"); Huron Newspapers, LLC ("Huron Newspapers"); and Huron P.S., LLC ("HPS") (all of the entities identified in this section shall be referred to individually sometimes as a "Borrower" and collectively as the "Borrowers"), as borrowers; and

      AMRESCO Funding Corporation, a Delaware corporation ("AMRESCO") and Goldman Sachs Credit Partners L.P., a Bermuda limited partnership ("Goldman Sachs") (hereinafter referred to individually as a "Lender" and collectively referred to as "Lenders"), as lenders, and AMRESCO as Agent for Lenders.

                                    RECITALS

               (Capitalized terms used herein are defined below.)

      A. On February 6, 1996, Lenders and Borrowers entered into the Original Credit Agreement. Pursuant to the terms of the Original Credit Agreement, Lenders have advanced the Original Loans to Borrowers in the aggregate principal amount of Fifty-Six Million Dollars ($56,000,000). The Borrowers have requested that Lenders (1) maintain the Original Loans in the aggregate principal amount of Fifty-Six Million Dollars ($56,000,000) and (2) extend to the Borrowers the Closing Date Advances in the aggregate principal amount of Fourteen Million Dollars ($14,000,000), for a combined loan to the Borrowers in the aggregate principal amount of Seventy Million Dollars ($70,000,000).

      B. The Closing Date Advances are to be used and distributed in accordance with the terms set forth in Section 2.2 herein and on Schedule 2.2 hereof

      C. Subject to the terms and conditions set forth herein, each Lender has agreed to maintain and/or advance to the Borrowers its Pro Rata Share of the Loan provided that the Original Credit Agreement is amended, restated and replaced in its entirety by this Agreement.

      NOW, THEREFORE, in consideration of the foregoing, and the covenants contained herein, the parties hereto hereby agree that on the Closing Date the Original Credit Agreement shall be amended and restated in its entirety as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

            SECTION 1.1 Definitions. The following terms, as used herein, shall have the following meanings:

            1. "Acquisition" or "Acquisitions" means singly or collectively any acquisition of (a) FM or AM broadcast radio stations and related assets, or (b) newspapers or other publications and related assets, each of the foregoing being subject to the written consent of Lenders as more particularly provided in
Section 3.2 hereof.

            2. "Acquisition Company" or "Acquisition Companies" means individually or collectively the corporate or other legal entities created or established by the Borrowers or Pledgors to make an Acquisition.

            3. "Additional Advance" and "Additional Advances" shall have the meaning set forth in Section 2.9 hereof.

            4. "Additional Interest Rate" means the fixed rate of interest of seven and one-half percent (7.5%) per annum.

            5. "Advances" means collectively the Closing Date Advances and the Additional Advances.

            6. "Affiliate" or "Affiliates" means, individually or collectively, all Borrowers, all Pledgors, Brill, BMC Inc., BMC L.P., ARB Two and any other Person or entity that directly or indirectly controls, is controlled by or is under common control with any such Borrower, Pledgor, or owner of a Borrower and, for purposes of the foregoing "control" (including "controlled by" and "under common control with") with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            7. "Affiliate Payments" means payments to BMC L.P. for management fees not to exceed the amount of One Million Seven Hundred Thousand Dollars ($1,700,000) per Fiscal Year in the aggregate for all Borrowers, to be paid in monthly installments not to exceed the amount of $141,667 per month in the aggregate for all Borrowers; provided, however, that, after the occurrence of an Event of Default not cured within the applicable Cure Period, if any, the monthly installments of the Affiliate Payment shall decrease to the amount of $70,834 per month in the aggregate for all Borrowers.

            8. "Affiliates' Inter-Company Accounts Receivable" means any and all sums owed by any Borrower to any non-Borrower Affiliate, including but not limited to such sums described more particularly on Schedule 5.15 hereof.

            9. "Agent" means (unless the Borrowers have received written notice to the contrary) AMRESCO, which shall act as Agent for Lenders in connection with this Agreement and the other Credit Documents.

            10. "Agent's Fee" means the payment by the Borrowers to Agent of a quarterly fee in the amount of Twenty Thousand Dollars ($20,000) in accordance with the terms of Section 2.7 hereof.

            11. "Agreement" means this Amended and Restated Credit Agreement, together with any concurrent or subsequent rider, amendment, modification, schedule or exhibit to this Amended and Restated Credit Agreement.

            12. "AMRESCO Note" means that certain Amended and Restated AMRESCO Note of even date herewith in the principal amount of Fifteen Million Dollars ($15,000,000) executed by the Borrowers to the order of AMRESCO, together with any amendments thereto or modifications thereof. The AMRESCO Note replaces the Original AMRESCO Notes in their entirety.

            13. "ARB Two" means ARB Finance-Two, Inc., a Virginia corporation.

            14. "Asset or Assets" means any interest of a Borrower in any kind of property or asset, whether real, personal, or mixed real and personal, and whether tangible or intangible, including without limitation the FCC Licenses and all Collateral described in Section 4.11 hereof.

            15. "Asset Sale" means any sale, transfer or other disposition of any Borrower's businesses or Assets (other than sales, transfers or other dispositions for value in the ordinary course of business or sales, transfers or other dispositions which in the aggregate do not exceed $25,000).

            16. "Authorized Capital Expenditures" means (1) cash Capital Expenditures not to exceed the aggregate amount for all Borrowers of Four Hundred Thousand Dollars ($400,000) per Fiscal Year; (2) Capital Expenditures paid from the Capital Expenditure Reserve Fund; and (3) expenditures for the purchase of equipment under Capitalized Leases or purchase money loans not to exceed an aggregate amount for all Borrowers of Two Hundred Thousand Dollars ($200,000) per Fiscal Year.

            17. "Authorized Payments" means (1) debt service to Lenders plus reasonably related costs; (2) Permitted Third Party Debt Service; (3) Affiliate Payments permitted pursuant to Section 6.8 hereof; (4) Authorized Capital Expenditures; and (5) taxes due and payable by the Borrowers, such taxes not to exceed the aggregate amount of $100,000 per Fiscal Year without prior notice to and approval by Lenders, which approval shall not be unreasonably withheld.

            18. "Bankruptcy Code" means Title 11 of the United States Code entitled "The Bankruptcy Code," as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

            19. "BMC Inc." means Brill Media Company, Inc., a Virginia corporation.

            20. "BMC L.P." means Brill Media Company, L.P., a Virginia limited partnership.

            21. "BNI" means Brill Newspapers, Inc., a Virginia corporation.

            22. "Borrower" or "Borrowers" means individually or collectively (A) the Borrowers described in the introduction to this Agreement; (B) any other Person that becomes a Subsidiary of any Borrower (including without limitation any Acquisition Company); and (C) any Acquisition Company that executes the ratification agreement described in Section 3.2(c) hereof.

            23. "Borrowers' Annual Surplus Cash Flow" means the Borrowers' aggregate Net Operating Income less regularly scheduled cash payments made on Permitted Debt, less Authorized Capitalized Expenditures, less Affiliate Payments, and less the increase over the prior Fiscal Year End's aggregate accounts receivable balance, not over 120 days old.

            24. "Borrowers' Certificate" means a certificate executed by a duly authorized representative of each Borrower in the form set forth in Schedule 1.1(24) hereto.

            25. "Borrowers' Leverage" means for all Borrowers collectively as of the date of the most recent Financial Statement required to be delivered to Agent pursuant to Section 5.3 hereof, the quotient of(1) the sum of the following: (a) Obligations then outstanding plus Additional Advances to be made in connection with a pending Acquisition, plus (b) Debt secured by Permitted Liens, less (c) cash and cash equivalents (but not including amounts in the Capital Expenditure Reserve Fund), divided by (2) the sum of the following: (a) the preceding twelve (12) months' Net Operating Income from Assets existing on the date of an Additional Advance, plus (b) the preceding twelve (12) months' Net Operating Income from Assets to be acquired with such Additional Advance subject to pro forma adjustments agreed to by Lenders, less (c) the preceding twelve (12) months' Affiliate Payments.

            26. "Brill" means Alan R. Brill.

            27. "Business Day" means any day other than a Saturday, a Sunday, or a day on which commercial lenders in the City of New York, New York, are authorized or required by law or executive order or decree to close.

            28. "Call Option Price" means the premium required to pre-pay any or all of the outstanding principal amounts due under the Loan as set forth in
Section 2.8 hereof and on Schedule 2.8 hereto.

            29. "Capital Expenditure Reserve Fund" means a segregated reserve fund in the initial amount of Eight Hundred Thousand Dollars ($800,000) to be used for the following purposes only: (A) up to Three Hundred Thousand Dollars ($300,000) shall be used to provide improved or increased coverage of the radio broadcast signals of Reading, Tri-State, NCR II, or NCR III, as appropriate; and
(B) up to Five Hundred Thousand Dollars ($500,000) shall be used for CMN's real property Capital Expenditures.

            30. "Capital Expenditures" means any current expenditure (including but not limited to any such amounts financed by entering into a Capitalized Lease) made by the Borrowers for the acquisition, construction, repair, maintenance, or replacement of fixed or capital assets which should be capitalized in conformity with GAAP.

            31. "Capitalized Lease" means any lease of an Asset by any Borrower as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Borrower.

            32. "Capitalized Lease Obligations" means the obligation of any Borrower under any Capitalized Lease equal to or in excess of Thirty Thousand Dollars ($30,000) and which would be shown as a liability on a balance sheet of such Borrower prepared in accordance with GAAP.

            32. "Closing" shall have the meaning set forth in Section 3.1 hereof.

            33. "Closing Date" means September 30, 1997.

            34. "Closing Date Advance" and "Closing Date Advances" shall have the respective meanings set forth in Section 2.1 hereof.

            35. "CMD Partnership Agreement" means that certain Limited Partnership Agreement for CMD L.P., by and between CMD Inc., as the general partner, and BNI as the limited partner.

            36. "Collateral" shall have the meaning set forth in Section 4.11 hereof

            37. "Credit Document(s)" means each of the following documents, instruments, and agreements individually or collectively, as the context requires:

                  (A)   this Agreement;

                  (B)   AMRESCO Note;

                  (C)   the Goldman Sachs Note;

                  (D)   the Guaranty;

                  (E) written pledges (and appropriate stock powers satisfactory to Lenders) executed by Pledgors, Holding Companies or other Affiliates, as appropriate, of 100% of the issued and outstanding capital stock of, or membership or partnership interest in, (1) each Borrower (except that the stock of CMB II, NB II, St. Johns and NCR II and the membership interest in NCR III, LLC shall be subject to prior liens as more particularly set forth in Schedule
6.2 hereto); (2) each managing member of a Borrower that is a limited liability company; (3) each general partner of a Borrower that is a limited partnership; and (4) all Acquisition Companies subject only to any prior pledges of such stock or membership interest to the seller(s) of any Acquisition as permitted by Lenders in their sole discretion, as such pledges may be amended, supplemented or otherwise modified from time to time;

                  (F) written consents and acknowledgments from the Permitted First Lien Holders regarding the Borrowers' and Pledgors' pledge of the stock, membership interests and Assets of the Borrowers to Lenders, as appropriate or necessary;

                  (G) notifications to and acknowledgments by the Custodian that 100% of the stock of CMB II, NB II, St. Johns and NCR II has been pledged to Lenders by Pledgors;

                  (H) that certain Amended and Restated Security Agreement of even date herewith and executed among the Borrowers and Lenders, as such agreement may be amended, supplemented or otherwise modified from time to time;

                  (I) that certain Security Agreement dated February 6, 1996, executed by and among BNI and Lenders (together with appropriate notices satisfactory to Lenders) granting to Lenders a security interest in 100% of BNI's limited partnership interest in CMD L.P., as such agreement may be amended, supplemented or otherwise modified from time to time;

                  (J) that certain BNI Acknowledgment and Ratification Agreement of even date herewith executed by and among BNI and Lenders acknowledging the continued effectiveness of the Security Agreement executed by BNI and Lenders on February 6, 1998;

                  (K) security agreements, mortgages and deeds of trust executed by each Acquisition Company and covering 100% of the real and personal property of each Acquisition Company, including without limitation any time brokerage agreement, local marketing agreement and purchase agreement, subject to Permitted Liens, if any, as such agreements, mortgages and deeds of trust may be amended, supplemented or otherwise modified from time to time;

                  (L) those certain Ratification Agreements in the form attached hereto as Exhibit A, to be executed by each Acquisition Company upon the completion of the purchase of an Acquisition approved by Lenders, as each such agreement may be amended, supplemented or otherwise modified from time to time;

                  (M) those notifications to appropriate depository institutions notifying such institutions of the Borrowers' granting Lenders a security interest in all deposit and operating accounts maintained by the Borrowers (which notifications shall be held by Lenders until Lenders, in their discretion, determine that such notifications should be delivered to such institutions);

                  (N) those certain deeds of trust and mortgages affecting the Borrowers' interest in the real property owned by the Borrowers and described on
Schedule 4.11(b) hereto, together with any amendments, supplements or modifications to said deeds of trust and mortgages given to Lenders by some or all of the Borrowers as deemed necessary by Lenders;

                  (0) those certain leasehold deeds of trust and leasehold mortgages affecting the Borrowers' leasehold interest in real property leased by the Borrowers and described on Schedule 4.13 hereto, together with any amendments, supplements or modifications to said leasehold deeds of trust and leasehold mortgages given to Lenders by some or all of the Borrowers as deemed necessary by Lenders;

                  (P) all UCC financing statement filings, fixture filings and continuation statements from each Borrower, Pledgor and Acquisition Company, each in form and substance satisfactory to Agent, and any amendments thereto or modifications thereof;

                  (Q) the Subordination Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time;

                  (R) written opinions of the Borrowers', Pledgors' and Guarantor's legal counsel, including FCC legal counsel, satisfactory to Lenders;

                  (S) certificates of good standing for each Borrower and Pledgor from the State of Virginia and each State in which the Borrowers and all corporate or limited liability company Pledgors are conducting business, each statement to be current within thirty (30) days of the Closing Date;

                  (T) certificate of good standing for each Acquisition Company from its state of incorporation or formation and from the state in which such Acquisition Company is conducting business, each statement to be current within thirty (30) days of the Acquisition Company becoming a Borrower;

                  (U) any other documents which Lenders or Lenders' legal counsel reasonably request relating to the existence of the Borrowers, the authority for and the validity of this Agreement and the other Credit Documents;

                  (V) certified copies of the Borrowers' and Pledgors' formation documents (including without limitation Articles of Incorporation, Bylaws, Operating Agreements, Certificates of Organization, and the like) and any amendments thereto or modifications thereof and a satisfactory resolution authorizing this transaction and a Certificate of Incumbency listing all current officers of each Borrower and Pledgor, which documents shall be subject to the approval of Lenders;

                  (W) evidence satisfactory to Lenders that the Borrowers have obtained all necessary FCC Licenses, authorizations and approvals from governmental authorities with respect to the operation of the Radio Stations, as described in Schedule 4.9(b) hereto; and

                  (X) such other documents, instruments, and agreements (including financing statements and fixture filings) as Lenders may reasonably request in connection with the transactions contemplated hereunder or to perfect or protect the liens and security interests granted to Lenders in connection herewith.

            38. "Cure Period" shall mean the thirty day period immediately following the occurrence of an Event of Default and shall only apply to Events of Default under subsections 7.1(a), (j) and (k).

            39. "Custodian" means Old National Trust Company, Evansville,
Indiana.

            40. "Debt" means the outstanding Obligations plus all of the Borrowers consolidated Capitalized Lease Obligations and any indebtedness then outstanding heretofore or hereafter created, issued, secured, guaranteed, incurred or assumed by the Borrowers (directly or indirectly) for or in respect of money borrowed or for or in respect of the deferred purchase price of property or services purchased.

            41. "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            42. "Default Rate" means the fixed rate of interest of twenty-four percent (24%) per annum.

            43. "Dollars" or "$" means lawful currency of the United States of America.

            44. "Duluth Radio Stations" means the following broadcast radio stations owned by Northland and NB II:

                  A. KKCB-FM, licensed to Duluth, Minnesota;

                  B. WEBC-AM, licensed to Duluth, Minnesota; and

                  C. KLDJ-FM, licensed to Duluth, Minnesota.

            45. "Duluth Sale Agreement" means those certain asset purchase agreements or stock purchase agreements which may be entered into by and among Northland and NB II, as sellers, and a future buyer for the sale of the Duluth Radio Stations and the assets used in connection with the ownership and operation thereof.

            46. "Duluth Sale Proceeds" means the Net Cash Sale Proceeds from the sale of the Duluth Radio Stations pursuant to the Duluth Sale Agreement.

            47. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor provisions thereto, including any rules or regulations issued in connection therewith.

            48. "ERISA Affiliate" means each trade or business (whether or not incorporated) that, together with any Borrower would be treated as a single employer under Section 400(b)(l) of ERISA.

            49. "Event(s) of Default" shall have the meanings set forth in
Section 7.1 hereof.

            50. "Expense Deposit" means the payment by the Borrowers of the amount of One Hundred Twenty-Five Thousand Dollars ($125,000) to be paid to Lenders on the Closing Date from proceeds of the Loan and to be applied first to Pre-Closing Lender Expenses and then to Post-Closing Lender Expenses or Agent's Fees.

            51. "FCC" means the Federal Communications Commission or any governmental authority succeeding to any of its functions.

            52. "FCC Licenses" means all commercial broadcast station licenses, permits and other certificates required by (A) the FCC, (B) the Communications Act of 1934, as amended, (C) 47 CFR Part 73, or (D) any other governmental entity in connection with the ownership and operation of each of the Radio Stations and granted or assigned to the Borrowers by the FCC or any other public or governmental agency or regulatory body for the operation of said Radio Stations, including without limitation those FCC Licenses described in Schedule 4.9(b) hereto.

            53. "Final Order" means an order, action or decision of the FCC (or subsequent court order or judgment) that (A) has not been reversed, stayed, enjoined, modified or amended and as to which the time for appeal, petition for certiorari, to seek reargument, rehearing, administrative reconsideration or review has expired; and (B) as to which no appeal, reargument, petition for certiorari, rehearing, petition for reconsideration or application for review is pending; or (C) as to which any right to appeal, reargue, petition for certiorari, rehearing, reconsideration or review has been sought, the order or judgment of the court or FCC has been (1) affirmed by the highest court (or administrative entity or body) to which the order was appealed or from which the argument, rehearing, reconsideration or review was sought, or (2) certiorari has been denied, and (3) the time to take any further appeal or to seek certiorari or further reargument, rehearing, reconsideration or review has expired.

            54. "Financial Statement(s)" means, with respect to any accounting period of any Person, statements of income and statements of changes in financial position of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year and to the budget for the corresponding period, or, if such period is a full Fiscal Year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP. "Financial Statement(s)" shall include the notes and schedules thereto.

            55. "Fiscal Year" means, for each Borrower, the time period from and including March 1 through the last day of the following February.

            56. "Fiscal Year End" means, for each Borrower, the last day of February.

            57. "Funding Borrower" shall have the meaning set forth in Section 2.13(b) hereof

            58. "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of their application.

            59. "Goldman Sachs Note" means that certain Amended and Restated Goldman Sachs Note of even date herewith in the principal amount of Fifty-Five Million Dollars ($55,000,000) executed by the Borrowers to the order of Goldman Sachs, together with any amendments thereto or modifications thereof. The Goldman Sachs Note amends and replaces the Original Goldman Sachs Notes in their entirety.

            60. "Guarantor" means Alan R. Brill.

            61. "Guaranty" means that certain Amended and Restated Guaranty executed by and among the Guarantor and Lenders of even date herewith. The Guaranty amends and restates any and all previous guaranties given by Brill to Lenders.

            62. "Holding Companies" means collectively Brill Radio, Inc.; CMN Holdings, Inc.; CMN; Tri-State Holdings, Inc.; Northland Holdings, Inc.; and Huron Holdings, Inc.

            63. "HPS Assets" means collectively Huron Postal Service, Inc.'s distribution services and related services for North Eastern Printers, Inc., and other clients and customers, together with all of the assets used in connection with the ownership and operation thereof, and the assets of Northeastern Printers, Inc., including the North Eastern Shopper's Guides, and related publishing, printing and other business activities and all assets used in connection with the ownership and operation thereof

            64. "HPS Purchase Agreement" means an asset purchase agreement to be entered into among HPS and Huron Newspapers, as buyers, and Huron Postal Service, Inc., William Ezo, J. G. Huck, and Northeastern Printers, Inc., as sellers, for the purchase of the HPS Assets.

            65. "Initial Interest Rate" means the fixed rate of interest of ten percent (10%) per annum.

            66. "Insolvency Proceeding" means any proceeding commenced by or against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

            67. "Internal Revenue Code" means the Internal Revenue Code of 1986, as supplemented and amended from time to time, or any successor statute, and any and all regulations and rules promulgated thereunder.

            68. "KTRR" means broadcast radio station KTRR-FM, licensed to Windsor, Colorado.

            69. "KTRR Purchase Agreement" means that certain Asset Purchase Agreement to be executed by NCR II or NCR III, as buyer, and Onyx Broadcasting, Inc., as seller, for the purchase and sale of KTRR and the assets used in connection with the ownership and operation thereof

            70. "Lender" or "Lenders" means individually or collectively, AMRESCO and Goldman Sachs and any other Person which becomes a party hereto by assignment from Goldman Sachs or AMRESCO or another Lender in accordance with
Section 9.5(a) hereof.

            71. "Lending Office" means Agent's office located at the address set forth in Section 9.1, or such other office of Lenders as they may hereafter designate as their Lending Office by notice to the Borrowers.

            72. "Licenses" means all FCC Licenses.

            73. "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, conditional sale or other title retention agreement, lien, charge or encumbrance of any kind.

            74. "Loan" means, collectively, (A) the Original Loans maintained by the Borrowers as a portion of the Loan hereunder pursuant to Section 2.1(a),
(B) the Closing Date Advances, and (C) any Additional Advances.

            75. "Loan Fee" means the payment by the Borrowers to Lenders in the principal amount of Four Hundred Thousand Dollars ($400,000), to be paid to each Lender in accordance with its respective Pro Rata Share from the proceeds of the Loan on the Closing Date in accordance with Section 2.2 hereof.

            76. "Material Adverse Effect" means any material adverse change in
(A) the financial condition of the Borrowers taken as a whole, (B) the ability of the Borrowers taken as a whole to perform the Obligations under the Credit Documents (including, without limitation, repayment of the Obligations as they come due) or (C) other than as the result of some action or inaction by Lenders, the validity or enforceability of this Agreement, the other Credit Documents, or the rights or remedies of Lenders hereunder and thereunder.

            77. "Maturity Date" means September 30, 1999, or such earlier date to which the maturity of the Loan may be accelerated as provided herein.

            78. "Maximum Additional Advances Amount" means the lesser of (A) the aggregate amount of the Duluth Sale Proceeds and the Missouri Sale Proceeds received by Lenders; or (B) Twelve Million Dollars ($12,000,000), and shall be reduced by the amount of any Additional Advances made from time to time after the Closing Date.

            79. "Missouri Radio Stations" means the following broadcast radio stations owned by CMB and CMB II:

                  A. KTXY-FM, licensed to Jefferson City, Missouri;

                  B. KLIK-AM, licensed to Jefferson City, Missouri; and

                  C. KATI-FM licensed to California, Missouri.

            80. "Missouri Sale Agreement" means those certain asset purchase agreements or stock purchase agreements which may be entered into by and between CMB and CMB II, as sellers, and a future buyer for the sale of the Missouri Radio Stations and the assets used in connection with the ownership and operation thereof.

            81. "Missouri Sale Proceeds" means the Net Cash Sale Proceeds from the sale of the Missouri Radio Stations pursuant to the Missouri Sale Agreement.

            82. "NCR Note Payments" means the current obligations owed by NCR to Guarantor evidenced by a note or open book account.

            83. "Net Cash Sale Proceeds" means all proceeds of sale after payment of broker's fees, legal fees, real and personal property taxes, income taxes related to such sale in an amount approved by Lenders in their sole discretion, third-party indebtedness, including that indebtedness secured by Permitted Liens, and other customary closing costs.

            84. "Net Operating Income" means all cash revenues less agency commissions or discounts and all cash operating expenses (including without limitation personal and real property taxes but excluding Affiliate Payments).

            85. "Net Working Capital" means all cash and cash equivalents (excluding amounts in the Capital Expenditure Reserve Fund), plus accounts receivable not more than 120 days old, less current liabilities (excluding the current portion of Permitted Third Party Debt Service and the Obligations).

            86. "Newspaper Operators" means, collectively, CMN, Graph Ads, Gladwin, Cadillac, MBG, CMN Assoc., CMD Inc., CMD L.P., St. Johns, Huron Newspapers, HPS and any other Borrower that operates or owns or controls any Newspaper from time to time.

            87. "Newspapers" means, collectively, The Morning Sun; The Mt. Pleasant Buyer's Guide; The Clare Buyers Guide; The Alma Reminder; The Gladwin Buyer's Guide; The Isabella County Herald; The Cadillac Buyers Guide; The Midland Buyers Guide; The Carson City Reminder; The Edmore Advertiser; The Hemlock Shoppers Guide; The St. Johns Reminder; The North Eastern Shopper's Guides; and any other newspaper, periodical, tabloid, magazine or other publication owned or operated by any Borrower from time to time.

            88. "Notes" means collectively the AMRESCO Note and the Goldman Sachs Note, and any promissory notes issued in replacement thereof or to any new Lender pursuant to Section 9.5(a) hereof, together with any amendments thereto or modifications thereof.

            89. "Obligations" means any and all indebtedness, liabilities, and obligations of the Borrowers or any of them owing to Lenders and to their successors and assigns, arising out of or in connection with this Agreement or any other Credit Document, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding, and whether recovery thereof is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including all interest accruing during the pendency of an Insolvency Proceeding), including without limitation all principal and interest owing under the AMRESCO Note, the Goldman Sachs Note, all Post-Closing Lender Expenses, all Pre-Closing Lender Expenses, and any other fees and expenses due hereunder, and all other indebtedness evidenced by the Credit Documents.

            90. "Operating Lease" means any lease of an Asset by any Borrower as lessee which would be considered an operating lease, in conformity with GAAP, and shown on Schedule 4.26 hereto.

            91. "Original AMRESCO Notes" means collectively the promissory notes in the aggregate principal amount of Eight Million Dollars ($8,000,000) executed by certain Borrowers in favor of AMRESCO pursuant to the terms of the Original Credit Agreement, as amended to the date hereof.

            92. "Original Credit Agreement" means collectively that (A) certain Credit Agreement dated as of February 6, 1996; (B) that certain First Amendment to Credit Agreement dated as of September 30, 1996; and (C) that certain Second Amendment to Credit Agreement dated as of February 28, 1997, each entered into by and among the Borrowers described therein and Lenders and providing for the making of the Original Loans.

            93. "Original Goldman Sachs Notes" means collectively the promissory notes in the aggregate principal amount of Forty-Eight Million Dollars ($48,000,000) executed by certain Borrowers in favor of Goldman Sachs pursuant to the terms of the Original Credit Agreement, as amended to the date hereof.

            94. "Original Loans" means those certain loans in the aggregate principal amount of Fifty-Six Million Dollars ($56,000,000) and evidenced by the Original AMRESCO Notes and the Original Goldman Sachs Notes.

            95. "Original Loan Amount" shall have the meaning set forth in
Section 2.1(a).

            96. "PBGC" means the Pension Benefit Guaranty Corporation.

            97. "Permitted Debt" means the Debt described on Schedule 6.1 hereto.

            98. "Permitted First Lien Holders" means Town and Country Communications, Inc.; Owensboro National Bank; QB Broadcasting, Inc.; Jefferson Bank of Missouri; Thomas P. Gammon; Onyx Broadcasting, Inc.; Harriet Field; Rebecca M. Wood; and any other holders of Permitted Liens with first lien positions as set forth on Schedule 6.2 hereto (but only to the extent of the amounts set forth therein).

             99. "Permitted Liens" means (A) Liens listed on Schedule 6.2; (B) purchase money Liens, subject to the limitations of Section 6.7 hereof; and (C) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty.

            100. "Permitted Third Party Debt Service" means, and is limited to, the payments described on Schedule 1.1(100) hereto.

            101. "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, lenders, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof

            102. "Personal Property Collateral" shall have the meaning set forth in Section 4.11.

            103. "Pledgors" means collectively the Holding Companies; Brill; BNI (with respect to its limited partnership interest in CMD L.P. only); Tri-State Holdings, LLC; Tri-State Management, Inc.; NCH II, LLC; NCR II; Northland Holdings, LLC; Northland Management, Inc.; Huron Management, Inc.; Huron Holdings, LLC; and any other Person required to enter into a pledge agreement pursuant to Section 3.2(d) hereof.

            104. "Post-Closing Lender Expenses" means all reasonable costs or expenses paid or advanced by Lenders which are required to be paid by the Borrowers under this Agreement and all other documents executed in connection herewith on or after the Closing Date, including without limitation all costs or expenses paid or advanced by Lenders in connection with the purchase of any Acquisitions and any Advances in connection therewith, including without limitation the negotiation and drafting of any commitment letters to sellers of Acquisitions for which the Borrowers request Advances from Lenders, together with all recording fees, taxes, title and lien search charges and any other fees and costs incurred in connection with such Acquisitions or the funding of any Advances pursuant to Section 2.9 and Section 3.3; all taxes and insurance premiums of every nature and kind of the Borrowers paid by Lenders; all amounts advanced by Lenders to cure defaults under Permitted Debt; reasonable and customary appraisal, filing, recording, documentation, publication and search fees paid or actually incurred by Lenders to correct any default or enforce any provision of this Agreement and all other Credit Documents executed in connection herewith on or after the Closing Date;

reasonable costs and expenses of suits or arbitration proceedings incurred by Lenders in enforcing or defending this Agreement, or any portion hereof, and reasonable attorneys' fees and expenses incurred by Lenders in amending, terminating, enforcing, defending or taking other action concerning this Agreement or any other Credit Documents or any other documents executed in connection herewith, whether or not suit is brought, such attorneys' fees to include the reasonable estimate of the allocated costs and expense of Lenders' in-house legal counsel and professional staff, and including reimbursement of Lenders' reasonable travel expenses incurred in connection with Lenders' semi-annual on-site inspections to review the Collateral and observe the operation of the Radio Stations or the Newspapers; provided, however, that reimbursement of Lenders' semi-annual on-site inspection expenses shall not exceed Forty Thousand Dollars ($40,000) in any twelve month period. All Post-Closing Lender Expenses paid or incurred by Lenders are payable upon demand, and if not reimbursed within thirty (30) days after demand, shall become a part of the Obligations and shall immediately thereafter bear interest, together with all other amounts to be paid by the Borrowers pursuant hereto, at the appropriate interest rate in accordance with provisions of Section 2.3 hereof.

            105. "Pre-Closing Lender Expenses" means all reasonable costs or expenses paid or advanced by Lenders in connection with drafting, negotiating and structuring this Agreement and the other Credit Documents, including without limitation attorneys' fees, travel expenses, credit review expenses, appraisals, filing, recording, documentation, publication and search fees paid or incurred by Lenders in connection with Lenders' review of the Assets of the Borrowers. Lenders acknowledge receipt of the Expense Deposit from the Borrowers, which Expense Deposit shall be used first to pay Pre-Closing Lender Expenses and then applied to Post-Closing Lender Expenses. In the event the Pre-Closing Expenses are in excess of the Expense Deposit, the Borrowers shall pay on the Closing Date or within fifteen (15) days after receipt from Agent of an invoice or request for payment all additional reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred by Lenders in connection with the negotiation and documentation of the Loan, together with all recording fees, taxes, title search charges and any other fees incurred in connection with the Closing.

             106. "Pro Rata Share" means, with respect to the Loan, 78.57143% for Goldman Sachs and 21.42857% for AMRESCO on the Closing Date; provided, however, that the foregoing amounts shall be adjusted (A) in accordance with any Advances that are not advanced hereunder in accordance with Lenders' Pro Rata Shares at the time of the relevant Advance solely for purposes of determining any Lender's Pro Rata Share for the purposes of voting by the Lenders and allocating payments made by the Borrowers to the Lenders, but such adjustment shall not affect any Lender's Pro Rata Share for purposes of determining such Lender's obligation to make any Additional Advances hereunder, and (B) to reflect that percentage of the Loan amount assigned to any Lender pursuant to
Section 9.5 hereof in each case as adjusted in the event of any assignment.

            107. "Radio Operators" means, collectively, Northland, Reading, CMB, NCR, Tri-State, CMB II, NB II, NCR II, TSB III, TSB IV and any other Borrower that operates, owns or controls any Radio Station from time to time.

            108. "Radio Stations" means the broadcast radio stations described on Schedule 4.9(b) hereof and any other broadcast radio station owned or operated by any Borrower from time to time, together with all of the Assets of the Borrowers used in the ownership and operation thereof and Licenses with respect thereto.

            109. "Real Property Collateral" shall have the meaning set forth in
Section 4.11(b).

            110. "Releasing Lenders" means Persons who have liens against any Acquisition, which lien is required by Lenders to be released upon the closing of the purchase of such Acquisition.

            111. "Subordination Agreement" means that certain Amended and Restated Subordination Agreement of even date herewith executed by and among the Borrowers, Pledgors, Guarantor, BMC L.P., BMC Inc., ARB Two, and other Persons required to execute any subordination agreement in connection with this Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time.

            112. "Subsidiary" means, with respect to any Borrower, a corporation, partnership, limited liability company, association, joint venture or other business entity (whether now existing or hereafter organized or acquired) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Persons or Person (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Borrower or one or more of the other Subsidiaries of such Borrower or a combination thereof.

            SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

            SECTION 1.3 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

            SECTION 1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by Agent include reasonable estimates by Agent (in the case of quantitative determinations), and reasonable beliefs by Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in this Agreement or any of the other Credit Documents to this Agreement includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

            SECTION 1.5 Schedules. All of the schedules attached hereto shall be deemed incorporated herein by reference.

            SECTION 1.6 No Presumption Against Any Party. Neither this Agreement, any of the other Credit Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement, the other Credit Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their legal counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

            SECTION 1.7 Independence of Provisions. All agreements and covenants hereunder, under the other Credit Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                                   ARTICLE II

                                   THE CREDIT

            SECTION 2.1 The Loan. Subject to the terms and conditions hereof and as more particularly set forth in Section 3.1 and Section 3.3 hereof, each Lender hereby severally agrees to maintain the Original Loans and to make the Closing Date Advances as follows:

            (a) Original Loans. Each of the Borrowers acknowledges and confirms that (1) Lenders collectively hold the Original Loans in the aggregate principal amount of Fifty-Six Million Dollars ($56,000,000) outstanding as of the Closing Date and (2) each Lender holds the Original Loans in the respective principal amounts (together with all interest due and accrued thereon) (with respect to each Lender, the "Original Loan Amount") outstanding immediately prior to the Closing Date set forth opposite its name on Schedule 2.1(a) hereto. Each of the Borrowers hereby represents, warrants, agrees, covenants and (1) reaffirms that it has no (and it permanently and irrevocably waives and releases Agent and Lenders from any, to the extent arising on or prior to the Closing Date) defense, set off, claim or counterclaim against Agent or any Lender in regard to its Obligations in respect of such Original Loans and (2) reaffirms its obligation to pay such Original Loans in accordance with the terms and conditions of this Agreement and the other Credit Documents. Based on the foregoing, each Borrower and each Lender agree that the Original Loans, and any amounts owed under the Original Credit Documents (whether or not presently due and payable, and including all interest accrued to the Closing Date, which interest shall be payable on the Closing Date) by the Borrowers to Lenders thereunder or in respect thereof, shall, as of the Closing Date, be converted to, maintained and continued as, and owed by the Borrowers, jointly and severally, under or in respect of, the Loan hereunder.

            (b) Closing Date Advances. Each Lender severally agrees to lend to the Borrowers on the Closing Date an amount (each such loaned amount being the "Closing Date Advance" of such Lender and collectively, the "Closing Date Advances") equal to the difference between (x) such Lender's Pro Rata Share of Seventy Million Dollars ($70,000,000), minus (y) the principal amount of the Original Loans held by such Lender after giving effect to clause (a) of this Section 2.1, to be used for the purposes identified in
      Section 2.2 hereof. Except as provided in Section 2.9 hereof, the Loan or any portion of the Loan (including the Closing Date Advances), to the extent subsequently repaid or prepaid, may not be reborrowed.

            SECTION 2.2 Allocation of Loan/Purpose and Disbursement of Proceeds of Closing Date Advances.

            (a) Allocation of Loan. The Loan shall be allocated among the Original Loans and the Closing Date Advances in the amounts set forth below:

                  (1) $8,450,416.66 shall be used to maintain AMRESCO's Original Loan Amount;

                  (2) $51,456,916.68 shall be used to maintain Goldman Sach's Original Loan Amount;

                  (3) $400,000 shall be paid to Agent on behalf of Lenders to pay the Loan Fee;

                  (4)   $125,000 shall be paid to Agent to pay the Expense
                        Deposit;

                  (5) $20,000 shall be paid to Agent to pay the Agent's Fee due and payable on September 30, 1997;

                  (6) $800,000 shall be paid to the Borrowers to be deposited to the Capital Expenditure Reserve Fund;

                  (7) $3,000,000 shall be paid to the Borrowers to be distributed to Guarantor;

                  (8) $1,000,000 shall be paid to the Borrowers to be used for the purchase of the HPS Assets;

                  (9) $600,000 shall be paid to the Borrowers to be used for the purchase of KTRR, including reimbursement of the good faith deposit for the purchase of KTRR; and

                  (10) the remainder of the Closing Date Advances shall be paid to the Borrowers to be used for the payment of accrued but unpaid fees under the Original Credit Agreement and for the Borrowers' working capital.

            (b) Purpose and Uses of Closing Date Advances. The proceeds of the Closing Date Advances shall be disbursed in accordance with the disbursement instructions set forth in Schedule 2.2 hereto and shall be used solely for the purposes described in Section 2.2(a) hereof.

            SECTION 2.3 Interest Rates. The unpaid principal balance of the Loan shall bear interest at the applicable rate per annum provided below:

            (a) Initial Rate and Additional Rate. From and after the Closing Date, interest shall accrue on the outstanding principal balance of the Loan at the Initial Interest Rate plus the Additional Interest Rate.

            (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the then outstanding principal balance of the Loan at the Default Rate. In the event the Event of Default is cured within the Cure Period, if applicable, the interest rate on the Loan shall revert to the interest rates effective as of the date the cure is effectuated. Interest which has accrued on the Obligations at the Default Rate shall be due and payable with the next required payment hereunder or on demand as it accrues if after the Maturity Date.

            (c) Computation of Interest. All computations of interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.

            SECTION 2.4 Repayment of the Loan. The Borrowers shall repay the Loan as follows:

            (a) Interest Payments. The Borrowers shall pay to Agent for the benefit of Lenders monthly interest payments in arrears on the aggregate outstanding principal balance of the Notes, to include all interest then due and accrued at the Initial Interest Rate, on the first day of each month commencing November 1, 1997, and continuing to the Maturity Date. All interest accrued and unpaid at the Additional Interest Rate shall be due and payable in full on the earlier of the Maturity Date or the date of any prepayment of the Obligations. All interest due at the Default Rate shall be paid in accordance with Section 2.3(b) hereof.

            (b) Payment of Principal and Remaining Obligations. Except as otherwise set forth herein, all principal due and outstanding under the Notes and all other Obligations shall be due and payable in full on the Maturity Date.

            (c) Application of Payments by Agent. All payments of principal and interest and all payments of the Call Option Price (set forth in Section 2.8 below) received by Agent shall be apportioned between the Notes in amounts equal to each Lender's respective Pro Rata Share.

            SECTION 2.5 Statements of Obligations. The Loan and the Borrowers' obligation to repay the same shall be evidenced by the AMRESCO Note, the Goldman Sachs Note and this Agreement and all payments of principal or interest with respect to the Loan shall be evidenced by notations made by Agent on such Agent's books and records showing the date and amount of the applicable Advance and each payment of principal or interest. Advances made to the Borrowers by AMRESCO shall be evidenced by the AMRESCO Note. Advances made to the Borrowers by Goldman Sachs shall be evidenced by the Goldman Sachs Note.

            SECTION 2.6 Loan Fee. The Loan Fee shall be paid by the Borrowers to Lenders from the proceeds of the Loan on the Closing Date.

            SECTION 2.7 Agent's Fee. The Borrowers shall pay the Agent's Fee to Agent commencing on the Closing Date, and continuing on the 30th day of the last month of each calendar quarter thereafter through the Maturity Date (i.e., December 30, March 30, June 30, and September 30).

            SECTION 2.8 Prepayments. In the event the Borrowers desire to repay any or all of the then outstanding principal balance due under the Notes prior to the Maturity

Date, which sums are not required to then be paid pursuant to Section 5.18,
Section 5. 1 9, or Section 5.20, hereof, the Borrowers may do so by paying to Agent on behalf of Lenders the Call Option Price (expressed as a percentage of principal prepaid) set forth on Schedule 2.8 hereto, together with 100% of all interest accrued and unpaid on the Obligations at the Additional Interest Rate; provided, however, that no Call Option Price shall be due and payable as a result of a prepayment from the Missouri Sale Proceeds or the Duluth Sale Proceeds, unless such funds are not reborrowed as Additional Advances prior to the Maturity Date or repayment in full of the Loan, in which event the applicable Call Option Price shall be determined as of the month in which such prepayment occurred and shall be due and payable on the date of such prepayment. All prepayments under this Section of amounts less than the full amount due under the Notes shall be applied first to Post-Closing Lender Expenses, if any, then to interest accrued at the Additional Interest Rate, then to a premium in an amount equal to the excess of the applicable Call Option Price over the amount of principal to be paid, then to principal, then to interest accrued at the Initial Interest Rate.

            SECTION 2.9 Re-borrowing. At the Borrowers' request, and provided that all conditions set forth in Section 3.2 and Section 3.3 have been fully complied with to Lenders' satisfaction, each Lender severally agrees to lend to the Borrowers from time to time (each such amount loaned being an "Additional Advance" and collectively, the "Additional Advances") during the period from the Closing Date to but excluding the Maturity Date an aggregate amount not exceeding such Lender's Pro Rata Share of the Maximum Additional Advances Amount at the time of the request for the applicable Additional Advance; provided that in no event shall any Lender be required to make Additional Advances in an aggregate principal amount exceeding its Pro Rata Share of the lesser of (A) the aggregate amount of the Duluth Sale Proceeds and the Missouri Sale Proceeds received in repayment of the Loan by Lenders and (B) Twelve Million Dollars ($12,000,000). Lenders shall not be required to make more than four (4) Additional Advances each, even in the event the aggregate amount of the Additional Advances actually advanced by Lenders is less than the Maximum Additional Advances Amount. Any Additional Advances subsequently repaid or prepaid may not be reborrowed. All proceeds of any Additional Advances shall be used solely for the making of the applicable Acquisition to which such Additional Advances relate and for transaction costs related thereto which have been approved by Lenders.

            SECTION 2.10 Cross-Default/Cross Collateral Provisions. An Event of Default hereunder shall constitute an Event of Default under the AMRESCO Note and the Goldman Sachs Note. The Collateral described in Section 4.11 hereof shall be pledged as security for the repayment of all Obligations.

            SECTION 2.11 Holidays. Any principal or interest in respect of the Loan which would otherwise become due on a day other than a Business Day, shall instead become due on the next succeeding Business Day and such adjustment shall be reflected in the computation of interest; provided, however, that in the event that such due date shall, subsequent to the specification thereof by Lenders, for any reason no longer constitute a Business Day, Lenders may change such specified due date in accordance with this
Section 2.11.

            SECTION 2.12 Time and Place of Payments. All payments due on the Notes hereunder shall be made to Agent in immediately available Dollars, not later than 12:00 p.m., Atlanta, Georgia, time, on the day of payment, to the following address:

                  AMRESCO Funding Corporation
                  P.O. Box 277215
                  Atlanta, GA 30384-7215

or by wire-transfer in accordance with the following wire-transfer instructions:

                  NationsBank, N.A. (South)
                  Atlanta, Georgia
                  ABA#: 061000052
                  Deposit into Account #: 010-255-5209

                  Account Name: AMRESCO Funding Corporation
                  Re: Brill Media

            SECTION 2.13 Joint and Several Liability: Payment Indemnifications.

            (a) Each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of each other Borrower hereunder regardless of which Borrower actually receives the proceeds of any borrowing. Each Borrower hereby agrees and acknowledges that it will receive substantial benefits from the Loan, including the Additional Advances. The Obligations of and the Liens granted by any Borrower under the Credit Documents shall not be impaired or released by any action or inaction on the part of Agent or any Lender with respect to any other Borrower, any Pledgor or Guarantor, including any action or inaction which would otherwise release a surety.

            (b) In order to provide for just and equitable contribution between the Borrowers if any payment is made by a Borrower (for purposes of this Section 2.13(b), a "Funding Borrower") in discharging any of the Obligations, that Funding Borrower shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among the Borrowers on the basis of the relative benefits received by the Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrowers by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations.

The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations; limit, release or otherwise impair any rights of Agent or any Lender under the Credit Documents; or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional, to repay the Obligations.

                                   ARTICLE III

                             CONDITIONS TO BORROWING

            SECTION 3.1 Disbursement of Closing Date Advances and Effectiveness of Agreement. This Agreement shall become effective and Lenders shall disburse the Closing Date Advances in accordance with Section 2.2 above if, and only if, each of the following conditions have been fulfilled to the satisfaction of Lenders and their legal counsel (the occurrence of which shall be called, collectively, the "Closing"):

            (a) receipt by Agent of this Agreement and each of the other Credit Documents, all duly executed and, where required, acknowledged;

            (b) receipt by Agent of satisfactory Uniform Commercial Code and other public record searches with respect to the Borrowers and Pledgors indicating that Lenders have, with the exception of the Permitted Liens of the Permitted First Lien Holders, a first priority lien on all of the Borrowers' Assets, including the Collateral described in Section 4.11 hereof and including all proceeds of the sale or transfer of the Licenses (to the extent allowable by law), in accordance with the Credit Documents;

            (c) receipt by Agent of copies of insurance binders or insurance certificates evidencing the Borrowers' having obtained insurance in accordance with Section 5.5, including the Lenders' loss payee endorsements required by such Section;

            (d) receipt by Lenders of commitments for the issuance of ALTA lender's title insurance policies, or endorsements to existing policies, in amounts satisfactory to Agent insuring the liens of the deeds of trust, mortgages, leasehold deeds of trust and leasehold mortgages covering the Real Property Collateral and showing title to the Real Property Collateral to be vested in the Borrowers and subject only to those exceptions acceptable to Lenders. Such policies or endorsements shall be in standard form and issued by title insurance companies acceptable to Agent. The Borrowers shall deliver to Agent funds sufficient to purchase such policies or endorsements no later than the Closing Date;

            (e) receipt by Agent of evidence satisfactory to Lenders that there has been no change in the financial condition of any of the Borrowers since the previous Financial Statements provided by the Borrowers to Agent dated as of July 31, 1997, that would constitute or give rise to a Material Adverse Effect with respect to the Borrowers taken as a whole;

            (f) receipt by Agent of the identification of all Personal Property Collateral with a value in excess of Fifty Thousand Dollars ($50,000) sufficient to enable Agent to perfect Lenders' lien against such Personal Property Collateral, including without limitation serial numbers or other identification numbers of all printing presses and other equipment used in connection therewith or forming a part thereof;

            (g) receipt by Agent of a completed and fully executed Borrower's Certificate; and

            (h) receipt by Agent, for distribution (as appropriate hereunder or under the terms of the Original Credit Agreement, as the case may be) to Agent and Lenders, (1) all fees accrued and unpaid under the Original Credit Agreement and (2) all interest accrued and unpaid under the Original Credit Agreement.

            SECTION 3.2 Conditions to Lenders' Approval of Future Acquisitions.

            Lenders shall not be deemed to have approved any prospective Acquisition until the following conditions have been fulfilled to the satisfaction of Lenders and their legal counsel with respect to such
Acquisition:

            (a) Lenders or Agent shall have conducted to Lenders' satisfaction a due diligence investigation of the Acquisition, which due diligence shall consist of the following: visits to the business to be acquired in such Acquisition; confirmation of historical revenues and Net Operating Income of the business to be acquired in such Acquisition; receipt of the Borrowers' pro-forma operating statements for the business to be acquired in such Acquisition combined with the operations of in-market Radio Stations or Newspapers, as appropriate; and review of Acquisition purchase agreements and other contracts and/or agreements, local marketing agreements or time brokerage agreements, (if any);

            (b) the Acquisition is of an in-market broadcast radio station or newspaper;

            (c) the Acquisition Company created for the purpose of making the Acquisition or other Subsidiary formed or acquired in such Acquisition shall have executed a ratification agreement in the form attached hereto as Exhibit A and a security agreement granting to Lenders a security interest in all Assets of the Acquisition Company (including an assignment of the applicable purchase contract to the extent permitted by law and right to a refund of any applicable earnest money deposit) in the form attached hereto as Exhibit B;

            (d) Lenders shall have received (1) a pledge agreement and appropriate stock powers satisfactory to Lenders covering the pledge of one hundred percent (100%) of the ownership interest in the Acquisition Company (and (i) if such Acquisition Company is a limited liability company, its corporate member/manager, or (ii) if such Acquisition Company is a limited partnership, its general partner thereof) or other Subsidiary formed or acquired in such Acquisition in the form attached hereto as Exhibit C, and (2) if the Acquisition Company or other Subsidiary formed or acquired in such Acquisition is a limited liability company, a pledge agreement covering one hundred percent (100%) of the stock or other ownership interest in the managing member of the Acquisition Company or other Subsidiary formed or acquired in such Acquisition in the form attached hereto as Exhibit D; and

            (e) Lenders' shall have consented in writing to any purchase agreement for such Acquisition and the other documentation relating thereto (including without limitation any loan or security documents executed by an Acquisition Company in connection with such purchase) and any amendments thereto or modifications thereof.

            SECTION 3.3 Funding Additional Advances for Acquisitions. Lenders shall make Additional Advances to the Borrowers for the making of an Acquisition approved by Lenders pursuant to Section 3.2 hereof if, and only if, each of the following conditions have been fulfilled to the satisfaction of Lenders and their legal counsel:

            (a) the conditions of Section 3.1 and Section 3.2 shall have been fully complied with;

            (b) Lenders shall have received the Duluth Sale Proceeds and/or the Missouri Sale Proceeds;

            (c) the sum of all Additional Advances shall not exceed the amount of the Maximum Additional Advances;

            (d) the Borrowers shall have executed an amendment to the Notes satisfactory to Lenders in the event the total aggregate outstanding principal balance of the Loan will exceed the principal sum of Seventy Million Dollars ($70,000,000) upon funding of the Additional Advances;

            (e) the Maturity Date shall not have occurred;

            (f) the Borrowers shall have provided to Agent confirmation satisfactory to Agent that all prior security interests except Permitted Liens in the applicable Acquisition have been released. Such confirmation shall consist of evidence of the termination of all existing security interests in the applicable Acquisition, including termination of all UCC Financing Statements, terminations and/or reconveyances of all deeds of trust and leasehold deeds of trust previously recorded by any entity against the applicable Acquisition, which terminations and/or reconveyances shall be recorded through an escrow; return of the original notes, pledge agreements and guaranties to the seller(s) of the applicable Acquisition; and written confirmation acceptable in form and content to Agent that any claims against the applicable Acquisition have been extinguished;

            (g) any Acquisition Company and Pledgors shall have delivered to Agent such security documents (in addition to the documents required pursuant to Section 3.2 above) satisfactory to Lenders granting to Lenders a first priority security interest in all of the assets acquired in connection with or in the operation of the Acquisitions subject only to liens given to sellers of such Acquisitions as permitted by Lenders, including without limitation proceeds of all FCC Licenses, and in such other or additional collateral as required by Lenders, including without limitation UCC-l Financing Statements, mortgage documents and collateral assignments of leases; and the Borrowers or Acquisition Company shall have delivered to Agent and Lenders modifications to Schedules 4.9(b) 4.10, 4.13, 4.25, 4.26, 6.1 and 6.2 hereto (together with any other modifications to any other Schedule which Lenders reasonably deem necessary) satisfactory to Lenders (prepared giving effect to the addition of the applicable Acquisition Companies as the Borrowers and the consummation of the purchase of the applicable Acquisition), which modifications shall be deemed to supplement and amend such Schedules for all purposes hereunder and under the other Credit Documents;

            (h) the Borrowers and Guarantor shall have provided evidence satisfactory to Lenders that there has been no Material Adverse Effect in the financial condition of the existing the Borrowers and Guarantor, taken as a whole, since the most recent financial statements provided by the Borrowers to Agent in accordance with this Agreement;

            (i) the Borrowers' Leverage shall not exceed 8.0;

            (j) Lenders shall have received ALTA Lender's title insurance policies in amounts acceptable to Lenders insuring the lien of any leasehold mortgage or leasehold deed of trust covering the real property leased or owned in connection with the operation of the Acquisition. Such policies shall show title vested in the appropriate Acquisition Company and shall be subject only to those exceptions acceptable to Lenders. Such policies shall be in standard form and issued by title insurance companies acceptable to Agent;

            (k) Agent shall have received certificates or instruments representing the Collateral and documentation sufficient to perfect Lenders' interest in all of the Collateral as more particularly provided in Section 4.11 hereof;

            (l) the Borrowers, Pledgors and Guarantor are not in Default in any material term, covenant or condition under any Credit Document;

            (m) the Borrowers shall have delivered to Agent an opinion of FCC legal counsel for the Borrowers satisfactory to Lenders in connection with any Acquisition that is of a broadcast radio station;

            (n) the FCC shall have approved the transfer to the Borrowers or an Acquisition Company of any FCC License issued by the FCC in connection with operation of an Acquisition that is a broadcast radio station, and such approval shall have become a Final Order;

            (o) Agent shall have received a completed and fully executed Borrower's Certificate; and

            (p) At least five (5) Business Days in advance of the proposed date of the making of the Additional Advance(s), Agent shall have received a request for disbursement of the Additional Advance(s) satisfactory to Lenders and specifying (1) the proposed date of the Additional Advance(s) (which shall be a Business Day); (2) the amount of the Additional Advance(s) requested; (3) the application of the proceeds of such Additional Advance(s); and (4) wire-transfer instructions for any disbursements to be made by wire-transfer.

            SECTION 3.4 Acknowledgment of Approval of Purchase of KTRR and the HPS Assets. Lenders and the Borrowers acknowledge that, subject to Lenders' review and approval of each of the KTRR Purchase Agreement and the HPS Purchase Agreement, and, in each case, all documentation (including any seller notes) related thereto, Lenders have approved the Borrowers' proposal to purchase KTRR and the HPS Assets. Lenders and the Borrowers further acknowledge that funds for the purchase of KTRR and the HPS Assets will be disbursed to the Borrowers pursuant to Section 2.2 hereof. The purchases of KTRR and the HPS Assets shall not be deemed to be "Acquisitions" for purposes of Section 3.2 and Section 3.3 hereof.

            SECTION 3.5 Closing. From and after the Closing Date, the rights, obligations, and remedies of the parties hereto shall be governed by this Agreement and the other Credit Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            Each Borrower makes the following representations and warranties to Lenders, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the payment, performance and satisfaction in full of the Obligations.

            SECTION 4.1 Legal Status. Each Borrower is a corporation, limited liability company or limited partnership duly organized and existing under the laws of the State of Virginia and is properly licensed and in good standing in every jurisdiction in which such Borrower is doing business where failure to qualify would have a Material Adverse Effect on the Borrowers. Schedule 4.1 hereto accurately and completely lists, as to each Borrower: (1) the state of incorporation or formation of each such Borrower, (2) the classes and number of authorized and outstanding shares of capital stock of or membership interests in each of them, and the owners of such outstanding shares of capital stock or membership interests, and (3) the business in which each of them is engaged. All of the foregoing shares of stock or membership interests which are issued and outstanding have been duly and validly issued and are fully paid and non-assessable, and are owned by the Persons referred to on Schedule 4.1 free and clear of any Lien except as otherwise provided for herein. Except as set forth on Schedule 4.1, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock of or membership interests in any Borrower nor are there outstanding securities which are convertible into or exchangeable for any shares of capital stock of or membership interests in any Borrower. Except as set forth on Schedule 4.1, none of the Borrowers have any Subsidiaries.

            SECTION 4.2 No Violation; Compliance. As of Closing, the execution, delivery and performance of this Agreement and the other Credit Documents are within each Borrower's respective powers, are not in conflict with the terms of any charter, bylaw, the CMD Partnership Agreement, Articles of Incorporation, limited liability company operating agreements or other organization papers of each Borrower, and do not result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which either is a party or by which either is bound or affected; and there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on any Borrower which would be contravened by the execution, delivery, performance or enforcement of this Agreement or the other Credit Documents.

            SECTION 4.3 Authorization; Validity. Each Borrower has taken all partnership, corporate or other action necessary to authorize the execution and delivery of this Agreement and the other Credit Documents, and the consummation of the transactions contemplated hereby and thereby.

            SECTION 4.4 Approvals; Consents. As of the date of this Agreement (except as may be required by the FCC pursuant to 47 CFR ss.3613), no approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is presently necessary in connection with the execution, delivery, performance or enforcement of this Agreement or the other Credit Documents except as may have been obtained by the Borrowers and certified copies of which have been delivered to Lenders.

            SECTION 4.5 Liens. The Borrowers' have good and marketable title to their Assets, free and clear of all Liens or rights of others, except for Permitted Liens as shown on Schedule 6.2 hereof.

            SECTION 4.6 Litigation. There are no suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after due inquiry, threatened, against any Borrower or its properties in an amount which exceeds Twenty-Five Thousand Dollars ($25,000) for any individual matter or an aggregate for all Borrowers in an amount which exceeds One Hundred Thousand Dollars ($100,000) for all such matters which such amount is not fully covered by applicable insurance as to which no reservation of rights has been taken by the insurer thereunder, except as described in Schedule 4.6 hereof.

            SECTION 4.7 Taxes. All tax returns required to be filed by the Borrowers have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Borrowers or upon any of their Assets, income or franchises, which are due and payable have been paid. The provisions for taxes on the books of the Borrowers are adequate for all open years, and for the Borrowers' current Fiscal Year.

            SECTION 4.8 Correctness of Financial Statements

            (a) The Financial Statements prepared by the Borrowers as of July 31, 1997, and all material, written information and data furnished by the Borrowers to Agent in connection therewith or subsequent thereto, and all other Financial Statements provided by the Borrowers to Agent are complete and correct and, taken together, accurately and fairly present the financial condition and results of operations of the Borrowers as of July 31, 1997. Any forecasts of future financial performance delivered by the Borrowers to Agent have been made in good faith and are based on reasonable assumptions and investigations by Borrower. Any audited Financial Statements have been prepared in accordance with GAAP. Since July 31, 1997, there has been no change in the Borrowers' financial condition or results of operations sufficient to have a Material Adverse Effect.

            (b) The Financial Statements prepared by Guarantor as of December 31, 1996, and all material, written information and data furnished by Guarantor to Agent in connection therewith or subsequent thereto, and all other Financial Statements provided by Guarantor to Agent are complete and correct and, taken together, accurately and fairly present the financial condition of Guarantor as of December 31, 1996. Since December 31, 1996, there has been no change in Guarantor's financial condition sufficient to have a Material Adverse Effect.

            SECTION 4.9 Licenses, Patents, Trademarks, Copyrights, and Intellectual Property, etc.

            (a) Each Borrower has all necessary patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits, and franchises in order to conduct its business and to operate its Assets as presently being conducted and operated, without known material conflict with the rights of third Persons, and all of same are valid and subsisting, except where such lack of validity or subsistence would not have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not alter or impair any of such rights of each Borrower. No Borrower has been charged or, to the best of the Borrowers' knowledge, has been threatened to be charged with any infringement, nor has any Borrower infringed on any unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration, or other proprietary right of any Person, which charge or threat could reasonably be expected to have a Material Adverse Effect.

            (b) Set forth in Schedule 4.9(b) hereto is a complete list of all Radio Stations and with all FCC Licenses used in connection with the ownership and operation thereof. Such list correctly sets forth the termination date of each FCC License. Each FCC License is validly issued and in full force and effect, and constitutes all of the authorization from the FCC or any communications regulatory authority necessary for the operation of each Radio Station in the same manner as it is presently conducted and as proposed to be conducted. Each Borrower has taken all material actions and performed all of its material obligations that are necessary to maintain the FCC Licenses without adverse modification or impairment, and complete and correct copies of the FCC Licenses of each Borrower have been delivered to Agent. No event has occurred which (1) results in, or after notice or lapse of time or both would result in revocation, suspension, adverse modification, non-renewal, impairment or termination of or any order of forfeiture with respect to any FCC License or (2) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights any Borrower thereunder. Except as set forth in Schedule 4.9(b) none of the FCC Licenses require that any present stockholder (other than Brill), director, officer or employee of any Borrower remains a stockholder or employee of such Person, or that any transfer of control of such Borrower must be approved by any public or governmental body other than the FCC.

            (c) Except as to disclosures previously made to Lenders concerning NCR and the $5,000 fine in connection with the Notice of Apparent Liability issued by the FCC pursuant to Section 503(b) of the Communications Act of 1934, as amended, and a complaint recently filed against Radio Station WIOV (FM), formal notice of which has not been received by Borrowers, no Borrower or Pledgor is a party to or has knowledge of any investigation, notice of apparent liability, material violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of any Borrower. No Borrower has any reason to believe that the FCC Licenses listed and described in
Schedule 4.9(b) will not be renewed in the ordinary course. Each Borrower has filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction of its FCC Licenses. Each Borrower has submitted to the FCC on a timely basis all required equal employment opportunity reports. All Borrowers maintain appropriate public files at the Radio Stations in a manner that complies in all material respects with the rules, regulations and policies of the FCC.

            (d) None of the facilities used in connection with the Radio Stations (including without limitation, the transmitter and tower sites owned or used by the Borrowers) violates in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations and each such facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the facilities or the uses thereof.

            (e) To the Borrowers' knowledge, after due inquiry, the operation of any of the Radio Stations does not cause or result in exposure to any workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guidelines" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 Khz to l00gHz" (ANSI C95.1-1982), issued by the American National Standards Institute.

            (f) Each Ownership Report filed by each Borrower with the FCC is true, correct and complete in all material respects and there have been no changes in the ownership of any Borrower or the FCC Licenses since the filing of the most recent Ownership Reports for each Radio Station.

            SECTION 4.10 Ownership. The schedule of ownership interests in the Borrowers and Pledgors set forth in Schedule 4.10 hereof is true, accurate and complete. Schedule 4.10 shall be further amended upon creation of new or additional Acquisition Companies or other Subsidiaries to identify the ownership interests in such new or additional Acquisition Companies or Subsidiaries (and any applicable corporate member/manager) which have been approved by Lenders.

            SECTION 4.11 Grant of Security Interest. Subject to all Permitted Liens, and to the extent only and as more particularly set forth herein or provided for in the other Credit Documents, the Borrowers hereby grant to Lenders, to secure the payment and performance of the Obligations, a security interest in and to all of Borrower's present and future Assets including, without limitation, the following (collectively referred to as the "Collateral"):

            (a) All of each Borrower's personal property including without limitation each Borrower's cash, money, deposit accounts, accounts, documents, instruments, chattel paper, inventory, accounts receivable, machinery, equipment, transmitting towers, antennas, fixtures, and all general intangibles including without limitations all proceeds of the sale, transfer or other disposition of the FCC Licenses (but only to the extent that a Borrower is now or hereafter permitted by law to grant a security interest in such FCC Licenses), described on Schedule 4.9(b) hereto, and all other general intangibles including goodwill, patents, trademarks, trade names, in each case whether now existing or hereafter acquired or created, and any proceeds or products of any of the foregoing, including without limitation all proceeds of sale of the foregoing, all proceeds of insurance covering the foregoing, and all proceeds of eminent domain and other governmental takings of the foregoing (collectively referred to as the "Personal Property Collateral");

            (b) All of each Borrower's interest in all now owned or hereafter acquired material real property, including an assignment of rents and leases and a lien on fixtures with respect thereto, whether leased or owned outright by any of the Borrowers as shown on Schedule 4. 11(b) and Schedule 4. 13 hereto (collectively referred to as the "Real Property Collateral");

            (c) One hundred percent (100%) of the issued and outstanding capital stock of, or membership interests in, each Borrower; provided however, that the pledge of stock of CMB II, NB II, St. Johns and NCR II and the pledge of membership interest in NCR III, if any, shall be unperfected and subordinate to pledges and liens to the Permitted First Lien Holders until such time as all obligations to the Permitted First Lien Holders are satisfied or discharged and the shares of stock in CMB II, NB II, St. Johns and NCR II are in the possession of Agent or other pledge holder for Lenders as the secured party;

            (d) All leases for all equipment or other personal property valued at or in excess of $30,000 and used in the operations of the business of the Radio Operators and the Newspaper Operators as described on Schedule 4.25 or
Schedule 4.26 hereto;

            (e) All of CMD Inc.'s general partnership interest and BNI's limited partnership interest in CMD L.P.;

            (f) All existing life insurance policies or replacements thereto covering Guarantor, which currently designate Lenders as the collateral assignees of such policies;

            (g) A first priority security interest in all of the Assets of each Acquisition Company or new Subsidiary of any Borrower, subject only to liens in favor of sellers of such Assets which have been approved by Lenders, if any;

            (h) 100% of the issued and outstanding capital stock of, or the membership interest in, each Acquisition Company or new Subsidiary of any Borrower;

            (i) Upon closing of the HPS Purchase Agreement, a first priority security interest in all of the Assets used in connection with the ownership and operation of HPS, subject only to liens in favor of sellers of such Assets which have been approved by Lenders, if any; and

            (I) Upon closing of the KTRR Purchase Agreement, a first priority security interest in all of the Assets used in connection with the operation and ownership of KTRR, subject only to liens in favor of sellers of such Assets which have been approved by Lenders, if any.

            SECTION 4.12 Lien Priority. To the extent permitted by law, upon perfection of Lenders' security interest in the Collateral, Lenders shall have a first lien priority security interest in all of the Assets of each Borrower except as provided on Schedule 6.2 hereto.

            SECTION 4.13 Tower Leases and Licenses. No Borrower is a party to any lease, license or occupancy agreement with a term in excess of one month with respect to the installation, maintenance and operation of any radio transmitters, repeater stations, office space or other facilities used by the Radio Operators in connection with the operation of the Radio Stations, or the Newspaper Operators in connection with the operation of the Newspapers, except for the leases described on the attached Schedule 4.13 hereto. Each Borrower has delivered to Lenders true, complete and accurate copies of all written real property leases or licenses with respect to the installation, maintenance and operation of any radio transmitters, repeater stations, office space or other facilities used by the Radio Operators in connection with the operation of the Radio Stations or by the Newspaper Operators in connection with the operation of the Newspapers.

            SECTION 4.14 Other Obligations. No Borrower and, to the best knowledge of the Borrowers, no Pledgor or Guarantor is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, which default could reasonably be expected to have, in the aggregate, a Material Adverse Effect, except as provided in Schedule 4.14.

            SECTION 4.15 This Obligation. No Borrower is in default under any of the terms, conditions or covenants contained in any of the Credit Documents.

            SECTION 4.16 Binding Agreements. This Agreement and all other Credit Documents have been duly executed and delivered by each Borrower. This Agreement and all other Credit Documents to which any Borrowers are a party, each constitute the legal, valid and binding obligations of each such Borrower enforceable in accordance with their respective terms, except insofar as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principals of equity.

            SECTION 4.17 Insurance. The Borrowers have taken all action necessary to acquire the insurance policies described in Section 5.5 hereof, summaries of which policies have been provided to Lenders in accordance with
Section 3.1(c). These insurance policies are in full force and effect on the date hereof and the Borrowers are not delinquent in the payment of any premium for such policies.

            SECTION 4.18 ERISA. (a) Except as described on Schedule 4.18, no Borrower has, nor has any of them ever had, any Plan in connection with which there could arise a direct or contingent liability of any Borrower to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor or the Internal Revenue Service ("IRS"). No Borrower is a participation employer in:
(1) any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA, or (2) a Multiemployer Plan as defined in
Section 4001 (a)(3) of ERISA. (b) All references to the Borrowers, in this
Section 4.18 or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrowers and all other entities which are, together with the Borrowers, part of a Controlled Group.

            SECTION 4.19 Partnerships and Joint Ventures. No Borrower is a party to any partnership agreement or joint venture agreement except that CMD Inc. and BNI are parties to the CMD Partnership Agreement.

            SECTION 4.20 Sufficient Capital. Each Borrower now has capital sufficient to carry on its business, all business and transactions in which it is about to engage, and is now solvent and able to pay its debts as they mature. Each Borrower now owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay such Borrower's debts.

            SECTION 4.21 Environmental Matters and Compliance with Laws.

            (a) There have been no complaints, citations, claims, notices, information requests, orders (including but not limited to clean up orders) or directives on environmental grounds made or delivered to, pending or served on, or anticipated by each Borrower or its agent, or of which each Borrower or its agent, after due investigation, including consideration of the previous uses of the assets and meeting the standard under 42 U.S.C. Section 9601(35)(B)(1986), are aware or should be aware (1) issued by a governmental department or agency having jurisdiction over any of the assets of each Borrower, real or personal, owned or leased, and affecting each Borrower's Assets, business, operations, equipment, property leaseholds, other facilities, or any part thereof, including but not limited to clean up orders, or (2) issued or claimed by any persons, agencies, or organizations and affecting each Borrower's Assets, business, operations, equipment, property, leaseholds, or other facilities, or any part hereof.

            (b) To the Borrowers' knowledge, after due investigation, including but not limited to consideration of the previous uses of the assets and meeting the standard of 42 U.S.C. Section 960l(35)(B)(1986), there have not been, are not now and as of the Closing Date, there will be no solid waste, hazardous waste, hazardous substances, toxic substances, toxic chemicals, pollutants or contaminants, underground storage tanks, purposeful dumps, or accidental spills in, on or about any of the Assets of each Borrower, real or personal, owned or leased, or stored on any real property owned or leased by each Borrower or by each Borrowers' lessees, licensees, invitees or predecessors except as disclosed on Schedule 4.21 hereto.

            (c) To the Borrowers' knowledge, after due investigation, including consideration of the previous uses of the property and meeting the standard of 42 U.S.C. Section 9601(35)(B)(1986), except as disclosed on Schedule 4.21 hereto, there have been no, and are not now any material or reportable emissions, spills, seepage, damages, releases, or discharges into or upon the air, soils or improvements located thereon, surface water or ground water, or any sewer or septic system servicing each Borrower's Assets, or any toxic or hazardous substances, pollutants, contaminants, solid waste or hazardous waste.

            (d) Each Borrower has obtained and will maintain all necessary approvals, permits, licenses, certificates, or satisfactory clearances for use of its assets from all governmental authorities, utility companies, or development-related entities, with respect to each Borrower's use of its assets and each Borrower's discharge of any chemicals, liquids and emissions, into the atmosphere, ground water or surface water, including but not limited to sewers or septic systems, from each Borrower's operations.

            (e) To the best of each Borrower's knowledge, after due investigation, no asbestos or asbestos containing materials are installed, used or incorporated into any Borrower's property, and no asbestos or asbestos containing materials have been disposed of on each Borrower's property.

            (f) To the best of each Borrower's knowledge, after due investigation, no polychlorinated biphenyls ("PCBs") are located on or in any Borrower's property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or in any other device or form, except as reflected on Schedule 4.21.

            (g) Each Borrower and their business operations, assets, equipment, property, leaseholds or other facilities are in substantial compliance with all applicable federal, state, and local statutes, laws, regulations and ordinances.

            SECTION 4.22 Regulation G. The proceeds of the Loan will be used by the Borrowers as set forth in Section 2.2 and Section 3.3 hereof. No Borrower owns or intends to carry or purchase, and no part of the proceeds will be used directly or indirectly for the purpose of purchasing or carrying (or for payment in full or in part of Indebtedness which was incurred for the purposes of purchasing or carrying), any "margin security", as such term is defined in Regulation G.

            SECTION 4.23 Condition of Assets.

            (a) All of the assets and properties of the Borrowers which are reasonably necessary for the operation of their respective businesses, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

            (b) No Collateral covered by the Credit Documents has, at any time during the four (4) month period immediately preceding the Closing Date, been located anywhere other than its location on the Closing Date.

            SECTION 4.24 ARB Finance - One Conduct of Business. ARB Finance - One does not currently conduct any business or operations nor does it presently propose to conduct any business or operations except as a lender or borrower for or on behalf of the Borrowers.

            SECTION 4.25 Capitalized Lease Obligations. Attached hereto as
Schedule 4.25 is a true, complete and accurate description, including payment schedules, of all of the Capitalized Lease Obligations of the Borrowers as of the date hereof.

            SECTION 4.26 Operating Lease Obligations. Attached hereto as
Schedule 4.26 is a true, complete and accurate description, including payments schedules, of all Operating Leases of the Borrowers providing for payments in excess of Twenty Thousand Dollars ($20,000) per year in effect on the date hereof

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that until the Obligations have been paid in full to Lenders, each Borrower shall:

            SECTION 5.1 Punctual Payments. Punctually pay the interest and principal on the Loan, and any fees or other liabilities due under this Agreement and the other Credit Documents, at the times and place and in the manner specified in this Agreement.

            SECTION 5.2 Books and Records. Maintain adequate books and records in accordance with GAAP, and permit any authorized representative of Agent or Lenders, at any reasonable time during normal business hours, and, provided no Event of Default has occurred and is continuing, upon three (3) Business Days' notice to Borrower, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the Borrowers' Assets. All such notices shall be directed to Guarantor or to the officers of BMC Inc.

            SECTION 5.3 Financial Statements. Deliver to Agent the following, all in form and detail reasonably satisfactory to Agent and Lenders:

            (a) as soon as available but not later than 30 days after each month end, a Financial Statement for each Borrower which shall include a balance sheet as of the close of such period, a statement of income, a projected sales report; an accounts receivable aging schedule and an accounts payable aging schedule;

            (b) the Radio Operators, as a group, and the Newspaper Operators, as a group, shall each provide to Agent no later than June 30, 1998, annual audited Financial Statements for the period ending February 28, 1998, which statements shall include a balance sheet, statement of income, statement of cash flow, and management letters from the auditors of each group, prepared by an independent certified public accountant that is selected by the Borrowers and that is either Ernst & Young or some other selected CPA that is reasonably satisfactory to Agent;

            (c) as soon as available but not later than March 31 of each year that the Loan remains unpaid each Borrower shall provide to Agent an annual budget for the prospective Fiscal Year;

            (d) from time to time such other information as Lenders may reasonably request,

            (e) no later than thirty (30) days after each month end, a monthly compliance certificate in the form set forth on Schedule 5.3(e) hereto; and

            (f) no later than seventy-five (75) days after Fiscal Year End, an annual compliance certificate in the form set forth on Schedule 5.3(f) hereto.

            SECTION 5.4 Existence; Compliance with Law. Preserve and maintain its existence and all of its licenses (including without limitation, all FCC licenses), permits, governmental approvals, rights, privileges and franchises required for the operations of the Borrowers to the extent that failure to preserve and maintain the same could reasonably be expected to have a Material Adverse Effect; comply with the provisions of all documents pursuant to which each Borrower is organized which govern such Borrower's continued existence to the extent that failure to so comply could reasonably be expected to have a Material Adverse Effect on any Borrower; and comply with the requirements of all applicable laws, rules, regulations, orders of any governmental authority and requirements for the maintenance of each Borrower's insurance, licenses, permits, governmental approvals, rights, privileges and franchises to the extent that failure to so comply could reasonably be expected to have a Material Adverse Effect.

            SECTION 5.5 Insurance. Maintain and keep in force insurance covering the Personal Property Collateral, and the Real Property Collateral and of the types and in amounts which are reasonable and which are generally held by owners of radio broadcast stations of a similar size and location as the Radio Stations, and by owners of newspapers of a similar size and location as the Newspapers, including fire, extended coverage, public liability, business interruption (excess cost), property damage and workers' compensation insurance, issued by insurance companies acceptable to Agent, and deliver to Agent from time to time at Agent's request schedules setting forth all insurance then in effect. Lenders shall be named as an additional loss payee as to all of the Borrowers' property and casualty insurance policies under an endorsement reasonably acceptable to Agent. The Borrowers shall, concurrently with the financial information required to be delivered by Borrower pursuant to Section 5.3(f), deliver to Agent, as Agent may request, copies of certificates describing all insurance of the Borrowers then in effect.

            SECTION 5.6 Facilities. Keep all of the Borrowers' Assets which are useful or necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such Assets shall be fully and efficiently preserved and maintained (ordinary wear and tear excepted).

            SECTION 5.7 Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes; provided, however, that the Borrowers shall have no obligation to pay such indebtedness, obligations, assessments and taxes if same are being diligently contested in good faith by appropriate proceedings, and reserves or other appropriate provisions, if required by GAAP, have been made therefor.

            SECTION 5.8 Inspection of Assets. Allow Agent, Lenders and their representatives access to inspect the Assets, including the Personal Property Collateral, the Real Property Collateral, the Radio Stations, and the Newspapers, upon reasonable notice by Agent or Lenders to the Borrowers. All informational requests and notices by Agent shall be directed to Guarantor or to the officers of BMC L.P.

            SECTION 5.9 Notice to Agent. Promptly, upon the Borrowers acquiring knowledge thereof, give written notice to Agent of:

            (a) all litigation affecting the Borrowers where the amount claimed is in excess of Twenty-Five Thousand Dollars ($25,000) for any individual matter or in excess of Fifty Thousand Dollars ($50,000) in the aggregate and when such amount is not fully covered by applicable insurance (less applicable deductibles);

            (b) any substantial dispute which may exist between any Borrower, on the one hand, and any governmental regulatory body or law enforcement authority, on the other, if the determination of such dispute could reasonably be expected to have a Material Adverse Effect;

            (c) any labor controversy resulting in or threatening to result in a strike against any Borrower, if the commencement of such strike could reasonably be expected to have a Material Adverse Effect;

            (d) any sale or transfer of any capital stock of or membership interest in any Borrower or any other Affiliate directly or indirectly owning any Borrower; provided, however, that this clause shall not be deemed to constitute or imply any consent to any such sale or transfer;

            (e) any Default or Event of Default;

            (f) any other matter which has resulted in or could reasonably be expected to have a Material Adverse Effect;

            (g) any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within thirty (30) days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action any Borrower intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC; and,

            (h) any of the following notices relating to environmental issues:
(1) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against any Borrower, Pledgor or other Affiliate alleging violations of any Environmental Law and Regulation, or (2) any notice from any government body or any other Person alleging that any Borrower, Pledgor or other Affiliate is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide Agent with a copy of such notice together with a statement of the action which such Borrower, Pledgor or other Affiliate intends to take with respect thereto.

            SECTION 5.10 Real Property Leases; Tower Site Leases or Real Property Purchases. Provide Agent with an accurate and complete copy of any material, written real property lease or tower site lease any Borrower proposes to enter into prior to the execution thereof and, if requested by Agent, execute and deliver to Agent for the benefit of Lenders a first priority leasehold deed of trust or collateral assignment of lease covering such leasehold estate therein and provide Agent with prior written notice of the acquisition of any real property and, if requested by Agent, execute and deliver to Agent for the benefit of Lenders a first priority deed of trust thereon, all such documents to be in form and substance satisfactory to Agent. Nothing herein shall be deemed to imply or constitute Lenders' consent to the entry into any real property leases or tower site leases other than as set forth on Schedule 4.13 hereto.

            SECTION 5.11 ERISA Notices. Deliver to Agent (a) concurrently with such filing, a copy of each Form 5500 which is filed with respect to each Plan with the IRS; and (b) promptly, upon their becoming available, copies of: (1) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development which would be materially adverse to any Borrower; (2) all actuarial valuations received by any Borrower with respect to any Plan; and (3) any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and any notices from the PBGC to any Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

            SECTION 5.12 Statements Relating to Accounts Receivable Between the Borrowers. In the event that:

            (a) any Radio Operator or any Newspaper Operator: (1) makes an advance to ARB Finance-One or (2) receives a payment from ARB Finance-One in respect of principal or interest on such advances; or

            (b) ARB Finance-One: (1) makes an advance to any Radio Operator or any Newspaper Operator or (2) receives a payment from any Radio Operator or any Newspaper Operator in respect of principal or interest on any such advances;

then deliver to the Agent not later than delivery of the Financial Statements required to be delivered the date pursuant to Section 5.3(a), a written statement setting forth the amounts of the advances or repayments, the dates on which ARB Finance-One made or received any such advances or repayments. In addition, the Borrowers and ARB Finance-One shall maintain and retain records of all such advances and payments. All such advances or repayments shall comply with the restrictions on transactions with Affiliates as set forth in Section
6.8 herein.

            SECTION 5.13 Continuance of Business. Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business including, without limitation, the FCC Licenses, and continue to engage in the same line of business.

            SECTION 5.14 Comply with ERISA. Comply with all applicable provisions of ERISA now or hereafter in effect.

            SECTION 5.15 Subordinate Affiliates' Inter-Company Accounts Receivable. Together with all Affiliates (including without limitation Guarantor) subordinate payment of any existing and all future Affiliates' Inter-Company Accounts Receivable, including those described on Schedule 5.15 hereto, to the payment of all Obligations due hereunder; provided, however that NCR may pay the NCR Note Payments to Guarantor on the condition that equal funds are simultaneously reinvested in the Borrowers.

            SECTION 5.16 Maintain Net Working Capital. Maintain Net Working Capital in the minimum amount of Three Million Dollars ($3,000,000) in the aggregate, adjusted downward proportionately for Asset Sales approved by Lenders.

            SECTION 5.17 Notice of FCC Reports. Promptly upon their becoming available, provide Agent with copies of each periodic or special report filed by or on behalf of any Borrower with the FCC, if such reports indicate any material adverse change in the business, operations, affairs, or conditions of Borrower's business, and copies of any material notices or other communications from the FCC which specifically relate to the operation of each Borrower's business.

            SECTION 5.18 Purchase of the HPS Assets. On or before December 31, 1997: (a) use the funds disbursed pursuant to Section 2.2(a)(8) to complete the purchase of the HPS Assets according to the terms of the HPS Purchase Agreement and deliver to Agent within fifteen (15) days thereafter any additional documents reasonably required by Agent in connection therewith to perfect Lenders' security interest in the Assets used in connection with the ownership and operation thereof; or (b) pay said funds to Lenders to be applied to the then outstanding Obligations in accordance with the provisions of Section 2.8 hereof (provided, however, that no Call Option Price shall be due and payable as a result of such payment).

            SECTION 5.19 Purchase of KTRR. On or before August 1, 1998: (a) use the funds disbursed pursuant to Section 2.2(a)(9) to complete the purchase of KTRR according to the terms of the KTRR Purchase Agreement and deliver to Agent within fifteen (15) days thereafter any additional documents reasonably required by Agent in connection therewith to perfect Lenders' security interest in the Assets used in connection with the ownership and operation thereof; or (b) pay said funds to Lenders to be applied to the then outstanding Obligations in accordance with the provisions of Section 2.8 hereof (provided, however, that no Call Option Price shall be due and payable as a result of such payment).

            SECTION 5.20 Surplus Cash Flow Sharing Agreement. At Lenders' option and within ten (10) days of the Borrowers' receipt of written notice from Lenders of the exercise of such option, pay 75% of all Borrowers' Annual Surplus Cash Flow to Lenders, the payment of which shall be applied as a prepayment in the manner set forth in Section 2.8 hereof; provided, however that no Call Option Price shall be due and payable as a result of such prepayment. The Borrowers' Annual Surplus Cash Flow shall be calculated based on Fiscal Year End information supplied by the Borrowers to Lenders, and the Borrowers shall deliver to Lenders written notice of the amount of the Borrowers' Annual Surplus Cash Flow (together with supporting calculations therefor) no later than seventy-five (75) days after the Borrowers' Fiscal Year End. Lenders shall, no later than ten (10) days after receipt of such notice, notify the Borrowers of Lenders' election to exercise their option to have the Loan prepaid under this
Section 5.20 (failure to deliver notice of such election being deemed an election by Lenders not to have the Loan prepaid).

            SECTION 5.21 Maintain Bank Accounts. Maintain funds disbursed to the Capital Expenditure Reserve Fund and for the purchase of KTRR and the HPS Assets pursuant to Section 2.2 hereof in a deposit account in which Lenders have a duly perfected first priority security interest; provided, however, that such funds may be disbursed for the uses described in Section 3.4 hereof, subject to the requirements of Section 5.18 and Section 5.19 hereof.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

            The Borrowers further covenant and agree that until the Obligations have been fully paid to Lenders, the Borrowers shall not without the prior written consent of Lenders:

            SECTION 6.1 Debt. Create incur or suffer to exist any Debt except for (a) Permitted Debt as described in Schedule 6.1 hereof; (b) creation of any additional Affiliates' Inter-Company Accounts Receivable permitted as set forth in Section 6.8 hereof; (c) increases in management incentive liabilities as described on Schedule 6.1 hereto; or (d) Debt incurred in the ordinary course of business in connection with Authorized Capital Expenditures in an amount not to exceed the amount of the Authorized Capital Expenditures to which such Debt relates; provided, however, that Borrowers may incur Debt in connection with the making of an Acquisition, the purchase of KTRR and the purchase of the HPS Assets upon receipt of Lenders' prior written consent upon terms and evidenced by documentation subject to Lender's approval in Lenders' sole discretion.

            SECTION 6.2 Liens. Create, assume or suffer to exist any Lien (including the lien of an attachment, judgment or execution) securing any Debt, charge or obligation, on any of the Assets of the Borrowers, whether now owned or hereafter acquired, except for Permitted Liens as described in Schedule 6.2 hereof.

            SECTION 6.3 Merger, Consolidation, Transfer of Assets. Liquidate or dissolve, or enter into any consolidation, merger or other combination, or lease or conduct any Asset Sale with respect to any of the Borrowers' Assets or businesses, or any one of them, including the Radio Stations and the Collateral and all Licenses relating thereto.

            SECTION 6.4 Loans, Advances, Investments, Subsidiaries, Acquisitions, Guaranties. Except for Permitted Debt, Acquisitions approved by Lenders pursuant to Section 3.2 and Section 3.3, and as provided in Section 2.2 and Section 6.8 herein, make any loans or advances to, or any investment in, any Person; nor acquire any interest in any entity; nor acquire or form any new Subsidiary; nor guaranty or become liable in any way as surety, endorser or accommodation endorser (except as an endorser or accommodation endorser in the ordinary course of business); nor pledge or hypothecate any Assets as security for, any liabilities or obligations of any other Person.

            SECTION 6.5 Character of Business. Engage in any business activities or operations substantially different from or unrelated to the present business activities and operations of the Borrowers.

            SECTION 6.6 Dividends, Distributions. Declare or pay any dividend or distribution in cash or kind except as provided for in Section 2.2(f) herein or any distribution to or from CMN for or to any Newspaper Operator. In the event that Guarantor incurs personal income tax obligations related to his ownership interests in the Borrowers which are subchapter "S" corporations or limited liability companies, Lenders will consider Guarantor's request for the payment of a dividend by such the Borrowers to pay Guarantor's personal income tax obligation.

            SECTION 6.7 Capital Expenditures. Make cash Capital Expenditures in excess of Authorized Capital Expenditures unless the Borrowers receive Lenders' prior written consent; provided, however, each Borrower shall be permitted to make reasonable expenditures for the purchase or lease of vehicles which are reasonably necessary to the operation of its business. The purchase of Acquisitions permitted to be made pursuant to Section 3.2 and Section 3.3 of this Agreement, the purchase of the HPS Assets and the purchase of KTRR shall not be deemed Capital Expenditures for purposes of this Section 6.7. At the Borrowers' request, Lenders may, but shall not be required, to modify the limitation on Authorized Capital Expenditures as set forth in this Section 6.7 after the Borrowers' purchase of an Acquisition approved by Lenders pursuant to the terms of this Agreement.

            SECTION 6.8 Transactions with Affiliates. Directly or indirectly:
(a) make any investment in any Affiliate other than a Borrower (including the acquisition of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any Affiliate other than a Borrower);
(b) make any deposit with, or advance, loan or other extension of credit to any Affiliate other than a Borrower, or guaranty of, or other contingent obligation with respect to, Debt or other liability of any Affiliate other than a Borrower and (without duplication) any amount committed to be advanced, lent or extended to any Affiliate other than a Borrower; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate other than a Borrower; (d) transfer, sell, lease, assign or otherwise dispose of any assets to any Affiliate other than a Borrower; (e) enter into any transaction directly or indirectly with or for the benefit of any Affiliate other than a Borrower (including guaranties and assumptions of obligations of such Affiliate); or (f) distribute any cash or make any payments to Guarantor, BMC Inc., or BMC L.P., except arm's length equivalent payments for reimbursement of goods and services in the ordinary course of business (and limited to reimbursement for insurance and other similar third party expenses) or to any Affiliate other than a Borrower, including any family members of Guarantor, BMC Inc., and or to BMC L.P., or any Affiliate other than a Borrower, for any purpose, including without limitation payment of any Affiliates' Inter-Company Accounts Receivable, salaries, wages, management fees, and capital distributions, except that the Borrowers may (1) pay the Affiliate Payments to BMC L.P.; and (2) make reimbursements of payments for third party goods and services delivered and/or rendered for the benefit of the Borrowers and delivered and/or incurred in the ordinary course (and limited to reimbursement for insurance and other similar third party expenses).

            SECTION 6.9 Change in Location of Principal Place of Business and Assets. Relocate the principal place of business and/or Assets of any Borrower.

            SECTION 6.10 Change in Ownership. Cause, permit or suffer any change, direct or indirect, in the capital ownership, membership or control of any Borrower, Pledgor, or any corporate, partnership, or limited liability company Affiliate owning or controlling, directly or indirectly, any Borrower.

            SECTION 6.11 Change in Name. Cause, permit or suffer any change in the name of any Borrower.

            SECTION 6.12 Limitation on Expenditures. Make distributions of Net Operating Income or contributions of cash except for the payment of Authorized Payments.

            SECTION 6.13 Change in Operating Agreement/Articles of Incorporation/Bylaws. Amend or otherwise make any change to (a) any operating agreement or change any initial "Manager" of a Borrower that is a limited liability company (as defined in such Borrower's operating agreement) and (b) any corporate Borrower's Articles of Incorporation or Bylaws without Lenders' prior written approval, which approval may be granted or withheld at Lenders' sole discretion.

            SECTION 6.14 Entry into Purchase Agreement, etc. Enter into any purchase agreement, time brokerage agreement, local marketing agreement, joint venture agreement, joint sales agreement or any other similar agreement relating to the purchase or other acquisition of an interest in any new Acquisition (or any amendment to any existing such agreement) other than as set forth in Article III herein. Notwithstanding the foregoing, Guarantor may enter into such agreements in connection with the purchase or other acquisition of a business enterprise or entity that is not within the radio broadcasting or newspaper industries without Lenders' prior written consent.

            SECTION 6.15 Change in Fiscal Year or Fiscal Year End. Change any Borrower's Fiscal Year or Fiscal Year End.

            SECTION 6.16 Maintain Net Operating Income. Fail to generate Net Operating Income levels on the cumulative basis set forth in Schedule 6.16 hereto (the monthly Net Operating Income level is for reference purposes only) provided that (a) upon sale of the Duluth Radio Stations (i) the monthly Net Operating Income level shown on Schedule 6.16 shall be reduced by the amount of $25,000 per month, and (ii) the minimum cumulative Net Operating Income level shown on Schedule 6.16 shall be reduced by $25,000 per month multiplied by the number of months elapsed since the date of such sale (assuming the Duluth Sale Proceeds reduce the amount of the Obligations by the minimum amount of $4,500,000; provided, however, that such amount shall not be construed as a release price for the Duluth Radio Stations); (b) upon sale of the Missouri Radio Stations (i) the monthly Net Operating Income level shown on Schedule 6.16 shall be reduced by the amount of $40,000 per month and (ii) the minimum cumulative Net Operating Income level shown on Schedule 6.16 shall be reduced by $40,000 per month multiplied by the number of months elapsed since the date of such sale (assuming the Missouri Sale Proceeds reduce the amount of the Obligations by the minimum amount of $6,000,000; provided, however, that such amount shall not be construed as a release price for the Missouri Radio Stations); (c) upon making an Acquisition approved by Lenders in accordance with the provisions of Section 3.3 hereof (i) the monthly Net Operating Income level shown on Schedule 6.16 shall be increased by the amount of $9,000 per month, and
(ii) the minimum cumulative Net Operating Income level shown on Schedule 6.16 shall be increased by the amount of $9,000 per month multiplied by the number of months elapsed since the date of making such Acquisition for each one million dollars re-borrowed by the Borrowers. Upon the occurrence of a sale or the making of an Acquisition described under clause (a), (b) or (c) hereof, Schedule
6.16 shall, if Lenders so request, be amended in a manner satisfactory to Lenders as a condition precedent to Lenders' funding any Additional Advance.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

            SECTION 7.1 Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:

            (a) The Borrowers fail to timely pay any payment of interest due on the Notes;

            (b) The Borrowers fail to pay off the Loan when due and payable, including the payment of any Post-Closing Lender Expenses, or any other amount payable hereunder;

            (c) The Borrowers fail to observe or perform any material covenant set forth in Article V, Article VI or Article VIII herein or any other Credit Document except as set forth in subsections (a), (it (k) (w) and (x) herein;

            (d) Any representation, warranty, certification or statement made by any Borrower in this Agreement, in any certificate, Financial Statement or other document delivered pursuant to this Agreement, or under any Credit Document proves to have been incorrect in any material respect when made;

            (e) Any Borrower commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its Debt as it becomes due, or takes any corporate action to authorize any of the foregoing;

            (f) (1) A court of competent jurisdiction enters a decree or order for relief in respect of any Borrower in an insolvency case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (2) An involuntary Insolvency Proceeding is commenced against any Borrower seeking liquidation, reorganization or other relief with respect to it or its Debt or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary Insolvency Proceeding remains undismissed and unstayed for a period of sixty (60) days;

            (g) A judgment creditor obtains possession of any of the Assets of any Borrower by any means, including levy, distraint, replevin, or self-help, or one or more judgments are entered against the Borrowers involving singly or in the aggregate a liability in excess of $50,000 (to the extent not fully covered by insurance) or any order, judgment or decree is entered decreeing the dissolution of the Borrowers and such order remains undischarged or unstayed for a period in excess of thirty (30) calendar days;

            (h) Brill fails to own and control one hundred percent (100%) of the ownership interests in the Holding Companies and BNI;

            (i) Any of the Credit Documents fails to be in full force and effect for any reason, or, except for Permitted Liens, Lenders fail to have a perfected, first priority lien in all of the Collateral assigned or pledged to Lenders thereunder other than as the result of some action or inaction by Lenders, or a default or event of default occurs under any Credit Document;

            6) The Borrowers fail to maintain insurance as provided in Section
5.5 hereof;

            (k) The Borrowers fail to furnish Agent required financial reports or covenant compliance certificates after the time requirements provided in
Section 5.3 hereof;

            (1) The FCC Licenses, but excluding the auxiliary licenses, are modified adversely, revoked, suspended, canceled or otherwise rendered non-transferable by the FCC or any other regulatory agency or court of competent jurisdiction;

            (m) Any Radio Operator shall fail to be the licensee under any or all of the FCC Licenses other than in connection with a sale or transfer of any of the FCC Licenses consented to by Lenders;

            (n) Any of the Radio Stations shall fail to maintain any broadcast signal for any period of three (3) consecutive days for any reason other than natural causes or an act of war;

            (o) The Borrowers contribute any cash or cash equivalents, either as loans, loan repayments, distributions, exchanges, etc., to ARB Two, for any purpose whatsoever, including without limitation for capital improvements, to supplement daily cash flow, or for working capital of ARB Two;

            (p) The Borrowers default under any obligation secured by the Permitted Liens;

            (q) The Borrowers fail to generate Net Operating Income levels on the cumulative basis set forth in Section 6.16 hereof;

            (r) The Borrowers fail to maintain Net Working Capital in the minimum amount set forth in Section 5.16 hereof;

            (s) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or which results or could result in, a material "accumulated funding deficiency" under Section 412 of ERISA or the failure by any Borrower to make required contributions, in accordance with the applicable provisions of ERISA, to any Plan now or hereafter established or assumed by it;

            (t) The Borrowers enter into any purchase agreement, time brokerage agreement, local marketing agreement, joint venture agreement, joint sales agreement or any other similar agreement relating to the purchase or other acquisition of an interest in any new Acquisition (or any amendment to any existing such agreement) other than as set forth in Article Ill and Section 6.14 herein.

            (u) The Borrowers cause, permit or suffer any change, direct or indirect, in the capital ownership, membership or control of any Borrower, Pledgor, or corporate, partnership, or limited liability company Affiliate owning or controlling, directly or indirectly, any Borrower without Lenders' prior written consent;

            (v) Any Borrower that is a limited liability company amends or otherwise makes any change to its operating agreement or changes its initial "Manager" (as defined in any such Borrower's operating agreement) without Lenders' prior written approval;

            (w) The Borrowers fail to comply with the requirements set forth in
Section 5.18; and

            (x) The Borrowers fail to comply with the requirements set forth in
Section 5.19.

            SECTION 7.2 Remedies.

            (a) Upon the occurrence of any Event of Default under Section 7.1(e) or Section 7.1(f) hereof the Obligations shall become immediately due and payable without any election or action on the part of Lenders. Upon the occurrence and continuance of any other Event of Default not cured within the Cure Period, if applicable, Lenders may, at their election, immediately declare the Obligations to be due and payable, and the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive.

            (b) Upon the occurrence of an Event of Default, the amounts due under the AMRESCO Note and the Goldman Sachs Note shall immediately begin to accrue interest at the Default Rate unless waived by Lenders. In the event an Event of Default is one under Section

7.1 (a), (j) or (k), and such Event of Default is cured within the Cure Period, the interest rate on the Loan shall revert to the Initial Interest Rate plus the Additional Interest Rate.

            (c) Upon the occurrence of Events of Default as set forth in Section 7.1, unless cured within the Cure Period, if applicable, the Borrowers, Pledgors, and Guarantor, shall:

                  (1) At Agent's request, stipulate to the appointment of a receiver in a court of competent jurisdiction, and

                  (2) In the event of such appointment, consent to and cooperate with the liquidation of the Radio Stations and all Collateral for the Loan by the receiver, or

                  (3) Consent to and cooperate with such other non-judicial foreclosure proceedings conducted or initiated by Agent.

            (d) Upon the occurrence of any Event of Default, Lenders shall have all other remedies set forth herein and in the other Credit Documents and all remedies at law, in equity, or under the Uniform Commercial Code that are consistent with the Communications Act and the rules and regulations of the FCC; provided, however, that in no event shall any Lender obtain, or have the right to obtain, a deficiency judgment against any Pledgor other than the Guarantor under the Guaranty.

                                  ARTICLE VIII

               TRANSFER OF TITLE TO RADIO STATIONS AND NEWSPAPERS

            SECTION 8.1 No Transfer Without Consent of Lenders. Borrower shall not transfer title to the Radio Stations, the Newspapers, or any or all of the FCC Licenses related to the operation of the Radio Stations without the Lenders' prior written consent.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address and to the telefax number set forth below or such other address or telefax number as such party may hereafter specify for the purpose by notice to the other party:

                  If to the Borrowers:

                        Brill Media Company, L.P.
                        420 N.W. Fifth Street, Suite 420

                        P.O. Box 3353
                        Evansville, IN 47732
                        Attention: Mr. Alan R. Brill

                        Telephone: (812) 423-6200
                        Facsimile: (812) 428-4021

                  with a copy to:

                        Charles Laughlin, Esq.
                        Thompson & McMullan
                        100 Shockoe Slip
                        Richmond, VA 23219

                        Telephone: (804) 649-7545
                        Facsimile: (804) 780-1813

                  If to Agent:

                        AMRESCO Funding Corporation
                        700 Pearl Street
                        Suite 2400 - LB 342
                        Dallas, TX 75201-7424
                        Attention: Ted B. Bartley

                        Telephone: (214) 953-3323
                        Facsimile: (214) 720-1577

                  If to Lenders:

                        AMRESCO Funding Corporation
                        700 Pearl Street
                        Suite 2400 - LB 342
                        Dallas, TX 75201-7424
                        Attention: Ted B. Bartley
                        Telephone: (214) 953-8323
                        Facsimile: (214) 720-1577

                  and

                        Goldman Sachs Credit Partners L.P.
                        85 Broad Street, 27th Floor

                        New York, NY 10004
                        Attention: Richard Katz
                                   Jay Strauss
                                   Nicholas Weber

                        Telephone: (212) 902-5492
                                   (212) 902-0940
                                   (212) 902-3829

                        Facsimile: (212) 902-2417
                                   (212) 902-3684

                  and

                        Goldman Sachs Credit Partners L.P.
                        85 Broad Street, 6th Floor
                        New York, NY 10004
                        Attention: Ms. Jennifer Perry

                        Telephone: (212) 902-4599
                        Facsimile: (212) 357-4597

                  with a copy to:

                        Patricia H. Lyon, Esq.
                        French, Lyon & Associates
                        71 Stevenson Street, Suite 1425
                        San Francisco, CA 94105

                        Telephone: (415) 597-7849
                        Facsimile: (415) 243-8200

            Any notice or other communication provided for or allowed hereunder shall be considered to have been validly given if delivered personally, and evidenced by a receipt signed by an authorized agent or addressee, or 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, or 48 hours after being sent by Federal Express or other courier service, or, in the case of telefaxed notice, when telefaxed, receipt acknowledged.

            SECTION 9.2 No Waivers. No failure or delay by Agent in exercising any right, power or privilege hereunder or under any Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.3 Expenses; Documentary Taxes; Indemnification.

            (a) Borrower shall pay (1) all Lenders' Pre-Closing Expenses; (2) all Lender's Post-Closing Expenses; and (3) if an Event of Default occurs, all out-of-pocket expenses incurred by Lenders, including reasonable attorneys' fees and expenses incurred in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom or in connection with any refinancing or restructuring of the Obligations and the liabilities of the Borrowers under this Agreement, any of the other Credit Documents, or any other document, instrument or agreement subsequently entered into.

            (b) In the event that Lenders become involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Borrowers or Guarantor, in connection with or as a result of either the Loan, this Agreement or the other Credit Documents, the Borrowers and Guarantor jointly and severally, periodically will reimburse Lenders for their legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Borrowers and Guarantor, jointly and severally, also will indemnify and hold Lenders harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either this arrangement or any matter referred to in this Agreement or the other Credit Documents, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Lenders in performing their obligations under this Agreement. If for any reason the foregoing indemnification is unavailable to Lenders or insufficient to hold them harmless, then the Borrowers and Guarantor, jointly and severally, shall contribute to the amount paid or payable by Lenders as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect an equitable allocation of the liability on the basis of the relative economic interests of the Borrowers and Guarantor and their respective stockholders on the one hand and Lenders on the other hand in the matters contemplated by this Agreement, as well as the relative fault of the Borrowers, Guarantor and Lenders with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrowers and Guarantor under this paragraph shall be in addition to any liability which the Borrowers and Guarantor may otherwise have, shall extend upon the same terms and conditions to any affiliate of Lenders and the partners, officers, directors, agents, employees and controlling persons (if any), as the case may be, of Lenders or any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representative of the Borrowers, Guarantor, Lenders, any such affiliate and any such person. The Borrowers and Guarantor also agree that neither Lenders nor any affiliates, partners, officers, directors, agents, employees or controlling persons of Lenders shall have any liability to the

Borrowers or Guarantor or any person asserting claims on behalf of or in right of same or any other person in connection with or as a result of either this arrangement or any matter referred in this Agreement or the other Credit Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrowers or Guarantor result from the gross negligence or bad faith of Lenders in performing their obligations under this Agreement. Borrowers' and Guarantor's obligations under this Section 9.3 shall survive repayment of the Loan or any termination of the Borrowers' or Guarantor's Obligations under the Credit Documents.

            SECTION 9.4 Amendments and Waivers. Any provision of this Agreement, or any of the other Credit Documents to which the Borrowers are a party, may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and Lenders.

            SECTION 9.5 Successors and Assigns; Representations of Lenders.

            (a) Successors and assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Lenders. Each of AMRESCO and Goldman Sachs may assign all or any part of the Loan made by it to an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans in the ordinary course of its businesses (an "Eligible Assignee") upon notice to Agent and the Borrowers and consent of Goldman Sachs or AMRESCO, respectively (such consent not to be required in the case of an assignment to an affiliate of the Lender and in any event not to be unreasonably withheld). Upon the execution and delivery of an assignment and assumption agreement, (1) the assignee thereunder shall become a party hereto and to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of a Lender hereunder, and (2) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it, and assumed by such assignee, relinquish its rights and be released from its obligations under this Agreement. Upon the effectiveness of any such assignment, the Borrowers shall execute new notes in the form of the Notes to the assigning Lender and the assignee reflecting their respective Pro Rata Shares of the Loan and concurrently with receipt of such new notes the assigning Lender will return to the Borrowers the existing Note. Lenders may also grant participations in the Loan made by them. Lenders may also pledge their interest in their respective Notes and their proportionate interest in the Collateral to a lender of such Lender or such Lender's affiliates.

            (b) Representations of Lenders. Each Lender initially party to this Agreement hereby severally represents and agrees that each person that becomes a Lender pursuant to an assignment permitted by this Section 9.5 upon its becoming a Lender under this Agreement shall be deemed to severally represent and agree that (1) it is a sophisticated commercial financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended), in each case, which makes loans in the ordinary course of its business; (2) it is making its Loan and acquiring its Note for its own account in the ordinary course of its business and without a view to distribution of the Loan or the Note within the meaning of the federal securities laws; (3) it has received such financial or other information about the Borrowers and their business as such Lender deems necessary and appropriate; and (4) it shall not transfer or assign all or any part of its Loan or Note except to an Eligible Assignee (as defined in Section 9.5(a)), and any such transfer or assignment shall be made in accordance with all applicable laws, rules and regulations.

            SECTION 9.6 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. It is the intention of each of the parties hereto that the Original Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Original Credit Agreement and the other Credit Documents, that all Obligations of the Borrowers and the Pledgors hereunder and thereunder shall be secured by the Credit Documents, and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Original Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of any such of the Obligations. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Original Credit Agreement made under the terms of Section 9.4 thereof. This Agreement shall become effective upon the execution of a counterpart hereof by each Borrower and Lenders and receipt by Borrowers and Agent of written or telephonic notification of such execution and authorization of delivery thereof; provided that, unless and until all of the conditions set forth in Section 3.1 hereof have been satisfied or waived in accordance with Section 9.4 of the Original Credit Agreement, the Original Credit Agreement shall remain in full force and effect without giving effect to the amendments set forth herein, all as if this Agreement had never been executed and delivered. Telefaxed signatures on this Agreement will be effective as originals.

            SECTION 9.7 Governing Law; Jurisdiction.

            (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

            (b) JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE

OTHER CREDIT DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE OF NEW YORK, OR, AT THE SOLE OPTION OF LENDERS, IN ANY OTHER COURT IN WHICH LENDERS INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.7(b) AND STIPULATE THAT ANY SUCH COURT SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE OTHER CREDIT DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THEIR ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 9.1 HEREOF. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL FOR ALL PURPOSES BE DEEMED TO HAVE BEEN ENTERED INTO IN THE STATE OF NEW YORK.

            (c) WAIVER OF TRIAL BY JURY. THE PARTIES HERETO EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties hereto each (1) acknowledge that this waiver is a material inducement for the parties to enter into a business relationship, that the parties hereto have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (2) further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            SECTION 9.8 Survival of Warranties. All agreements (including without limitation the provisions of Section 9.3) and the representations and warranties made herein shall survive the execution and delivery of this Agreement.

            SECTION 9.9 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 9.10 Maximum Interest Rate. Notwithstanding anything to the contrary contained in the Notes or this Agreement, the Borrowers shall not be obligated to pay, and Lenders shall not be entitled to charge, collect, receive, reserve, or take interest (it being understood that interest shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the maximum rate permitted by law. During any period of time in which the interest rates specified herein exceed the maximum rate permitted by law, interest shall accrue and be payable at such maximum rate; provided that if the interest rate declines below the maximum rate permitted by law, interest shall continue to accrue and be payable at the maximum rate permitted by law (so long as there remains any unpaid principal) until the interest that has been paid under this Agreement or the Notes equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rates specified in this Agreement. If from any circumstances whatsoever, fulfillment of any provision of the Notes, or this Agreement or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Lenders shall ever receive anything of value as interest or deemed interest by applicable law under the Notes, this Agreement, any of the other Credit Documents or any other document pertaining hereto, thereto or otherwise an amount that would exceed the maximum rate permitted by law, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Notes or on account of any other indebtedness of the Borrowers to Lenders, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Borrowers. In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrowers to Lenders, under any specified contingency, exceeds the maximum rate permitted by law, the Borrowers and Lenders shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the actual term of such indebtedness such that it does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

            SECTION 9.11 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 9.12 Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent any Borrower makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, or other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

            SECTION 9.13 Public Announcement. Upon Closing of the Loan, Lenders are authorized in their discretion to issue news releases and at its own expense to publish "tombstone ads" and other announcements in newspapers, trade journals and other appropriate media, containing information about the Loan as may be deemed noteworthy by Lenders, including without limitation the legal and trade name of the Borrowers, the amount of the Loan and the name, nature and location of the Collateral.

            SECTION 9.14 Further Assurances and Release By Lenders. Upon payment in full of the Obligations, as herein provided, this Credit Agreement and each of the other Credit Documents shall terminate and the Lenders shall transfer and deliver, or cause to be transferred and delivered, to the Borrowers all Stock, and all certificates and evidences of title to said Stock, or any other Collateral, and, at the Borrowers' sole expense, shall execute and deliver to the borrowers such termination statements or such other instruments and further assurances as the Borrowers' reasonably may request acknowledging satisfaction and discharge of the Obligations and this Agreement and each of the other Credit Documents, with the exception of the Guaranty.

                                    ARTICLE X

                                      AGENT

            SECTION 10.1 Appointment. AMRESCO is hereby appointed Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Credit Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Credit Documents, as applicable. The provisions of this Article X are solely for the benefit of Agent and Lenders. The Borrowers, Pledgors and Guarantor shall have no rights as third party beneficiaries of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

            SECTION 10.2 Powers and Duties; General Immunity.

            (a) Powers: Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Credit Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents, affiliates or employees. Agent shall not have, by reason of this Agreement or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Credit Documents except as expressly set forth herein or therein.

            (b) Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Credit Documents except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Lenders and, upon receipt of such instructions from Lenders, Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (1) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrowers), accountants, experts and other professional advisors selected by it; and (2) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Credit Documents in accordance with the instructions of Lenders.

            (c) Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loan, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity.

            (d) No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of the Borrowers to Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrowers or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loan or as to the existence or possible existence of any Event of Default or Default.

            (e) Representations and Warranties. No Responsibility For Appraisal of Creditworthiness. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making of the Loan hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrowers. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto other than the information provided by the Borrowers hereunder, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

            SECTION 10.3 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by the Borrowers for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

            SECTION 10.4 Successor Agent. Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and the Borrowers, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrowers and Agent and signed by Lenders. Upon any such notice of resignation or any such removal, Lenders shall have the right, upon five Business Days' notice to the Borrowers, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this
Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 10.5 Collateral Documents. Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into each Credit Document granting a security interest in Collateral to Lenders and to be the agent for and representative of Lenders under each Credit Document granting a security interest in Collateral to Lenders and each Lender agrees to be bound by the terms of each Credit Document granting a security interest in Collateral; provided that Agent shall not (a) enter into or consent to any amendment, modification, termination or waiver of any provision contained in any such Credit Document or (b) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Credit Document), in each case without the prior consent of Lenders; provided further, however, that, without further written consent or authorization from Lenders, Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Lenders have otherwise consented. Notwithstanding anything contained in any of the Credit Documents to the contrary, the Borrowers, Agent and each Lender hereby agree that (aa) no Lender shall have any right individually to realize upon any of the Collateral under any Credit Document, it being understood and agreed that all rights and remedies under the Credit Documents granting security interests in Collateral may be exercised solely by Agent for the benefit of Lenders in accordance with the terms hereof and thereof, and (bb) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale. to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale.

            SECTION 10.6 Apportionment of Payments. All payments of interest, principal and fees received by Agent from the Borrowers or other cash proceeds of the Loan, the Collateral or the Guaranty received by the Agent shall be apportioned among Lenders proportionately to each Lender's Pro Rata Share (irrespective of any directions or designation by the Borrowers to the contrary). Agent shall promptly distribute to each Lender, at it address set forth in Section 9.1 or at such other address as Lender may request, its Pro Rata Share of all such payments.

             SECTION 10.7 Delivery of Notices and Reports. Agent shall promptly upon receipt thereof deliver to each Lender copies of all notices, financial information, reports, documents and other information delivered to Agent by the Borrowers pursuant to the Credit Documents.

             SECTION 10.8 Control By Lenders. Notwithstanding anything herein or in any Credit Document to the contrary, with respect to any actions required or permitted to be taken by Lenders or by Agent at the direction of Lenders (including without limitation approvals, consents, waivers, amendments, acceleration, and any exercise of remedies) under this Agreement or any other Credit Document, "Lenders" shall be deemed to mean: (a) all Lenders, with respect to any such action which (1) reduces the principal amount of the Loan or decreases the interest rate borne by the Loan, (2) postpones the Maturity Date or any date upon which interest is payable, (3) releases the Liens on the Collateral other than as permitted under the Credit Documents or releases the Guaranty, (4) changes any Lender's Pro Rata Share or (5) amends or modifies this
Section 10.8; and (b) Lenders holding 51% of the outstanding amount of the Loan, with respect to all other such actions.

             SECTION 10.9 Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (1) notify Agent and each other Lender of the receipt of such payment and (2) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             Borrowers:

                             ARB FINANCE - ONE, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, President

                             NORTHLAND BROADCASTING, LLC

                             By: Northland Management, Inc., a Virginia
                                 corporation, Managing Member

                                 By: /s/ Alan R. Brill
                                     --------------------------------------
                                     Alan R. Brill, Vice President

                             READING RADIO, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             CENTRAL MISSOURI BROADCASTING, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             NORTHERN COLORADO RADIO, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             TRI-STATE BROADCASTING, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             CMB II, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             NB II, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             CENTRAL MICHIGAN NEWSPAPERS, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             GRAPH ADS PRINTING, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             GLADWIN NEWSPAPERS, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             CADILLAC NEWSPAPERS, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             MIDLAND BUYER'S GUIDE, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             CMN ASSOCIATED PUBLICATIONS, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             CENTRAL MICHIGAN DISTRIBUTION CO., INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             CENTRAL MICHIGAN
                             DISTRIBUTION CO., L.P.

                             By: Central Michigan Distribution Co., Inc.
                                 Its General Partner


                                 By: /s/ Alan R. Brill
                                     --------------------------------------
                                     Alan R. Brill, Vice President

                             ST. JOHNS NEWSPAPERS, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             NCR II, INC.

                             By: /s/ Alan R. Brill
                                 -----------------------------------------
                                 Alan R. Brill, Vice President

                             NCR III, LLC

                             By: NCR II, Inc., a Virginia corporation, Managing
                                 Member

                                 By: /s/ Alan R. Brill
                                     --------------------------------------

                                     Alan R. Brill, Vice President

                             TSB III, LLC

                             By: Tri-State Management, Inc., a Virginia
                                 corporation, Managing Member

                                 By: /s/ Alan R. Brill
                                     --------------------------------------
                                     Alan R. Brill, President

                             TSB IV, LLC

                             By: Tri-State Management, Inc., a Virginia
                                 corporation, Managing Member

                                 By: /s/ Alan R. Brill
                                     --------------------------------------
                                     Alan R. Brill, President

                             HURON NEWSPAPERS, LLC

                             By: Huron Management, Inc., a Virginia corporation,
                                 Managing Member

                                 By: /s/ Alan R. Brill
                                     --------------------------------------
                                     Alan R. Brill, Vice President

                             HURON P.S., LLC

                             By: Huron Management, Inc., a Virginia corporation,
                                 Managing Member

                                 By: /s/ Alan R. Brill
                                     --------------------------------------
                                     Alan R. Brill, Vice President

                             LENDERS:

                             AMRESCO FUNDING CORPORATION
                             a Delaware corporation, as a Lender and as Agent


                             By: /s/ Ted B. Bartley
                                 -----------------------------------------
                                 Ted B. Bartley, Vice President


                             GOLDMAN SACHS CREDIT PARTNERS L.P.
                             a Bermuda limited partnership, as a Lender


                             By: /s/ Nicholas Weber
                                 -----------------------------------------
                                 Authorized Signatory

                           EXHIBITS AND SCHEDULES

Schedule 1.1(24)         Borrowers' Certificate
Schedule 1.1(100)        Permitted Third Party Debt Service
Schedule 2.1(a)          Lenders' Original Loan Amounts
Schedule 2.2             Disbursement Authorization and Schedule
Schedule 2.8             Call Option Price
Schedule 4.1             Legal Status
Schedule 4.6             Litigation Schedule
Schedule 4.9(b)          FCC Licenses
Schedule 4.10            Ownership of Borrowers
Schedule 4.11(b)         Real Property Interests - Owned/Leased
Schedule 4.13            Real Property Leases and Transmitter Related Leases
Schedule 4.14            Default Conditions - Other Obligations
Schedule 4.18            PBGC Liabilities
Schedule 4.21            Environmental Matters/Existing PCBs
Schedule 4.25            Capitalized Leases
Schedule 4.26            Operating Leases
Schedule 5.3(e)          Monthly Covenant Compliance Certificate
Schedule 5.3(f)          Annual Covenant Compliance Certificate
Schedule 5.15            Affiliates' Inter-Company Accounts Receivable
Schedule 6.1             Permitted Debt
Schedule 6.2             Permitted Liens
Schedule 6.16            Net Operating Income Levels


Exhibit A - Acknowledgment and Ratification Agreement
Exhibit B - Security Agreement
Exhibit C - Pledge of Membership Interest in LLC
Exhibit D - Pledge Agreement Covering Stock

                                Schedule 1.1(24)

                             BORROWERS' CERTIFICATE

The undersigned do hereby certify that the following is true and correct:

 1. This Borrowers' Certificate is made pursuant to Section [3.1(g) or 3.3(o)] of that certain Amended and Restated Credit Agreement ("Credit Agreement") dated as of September 30, 1997, and executed by and among Borrowers and Lenders (all capitalized terms used herein shall have the meanings ascribed to them under the terms of the Credit Agreement).

 2.    We are the duly elected_______ and _______ of the Borrowers.

 3. Each Person signing this Borrowers' Certificate in a representative capacity hereby certifies that such Person has read the Credit Agreement and has made or has caused to be made such examination or investigation necessary to make this Borrowers' Certificate.

 4. Each of the conditions set forth in Section [3.1 or 3.3] of the Credit Agreement has been fully complied with except as otherwise disclosed to and agreed to in writing by Lenders.

 5. No Borrower is in default of any material term, covenant or condition under any Credit Document.

 6. No event has occurred, or would result from the making of the [Closing Date Advances or Additional Advances] and the application of the proceeds thereof, that would constitute a Default or an Event of Default.

 7. There has been no change in the financial condition of any of the Borrowers since the previous Financial Statements provided by the Borrowers to Agent dated [insert date] that would constitute or give rise to a Material Adverse Effect with respect to Borrowers taken as a whole.

 8. Each Borrower has performed in all material respects all agreements and satisfied all conditions that are required under the Credit Documents to be performed or satisfied on or before the date of the funding of the [Closing Date Advance(s) or Additional Advance(s)] except as otherwise disclosed to and agreed to in writing by Agent.

 9. All representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the [date of funding the Closing Date Advances or date of funding the Additional Advance(s)] though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

 10. [The [identify appropriate Acquisition purchase agreement] has not been materially modified or amended since Lender's approval dated [insert date] except as follows: [insert description of amendments or modifications].]

 11. There has been no change to the "call letters" for the Radio Stations except as follows: [insert any new call letters].

IN WITNESS WHEREOF, the Borrowers have caused this Borrowers' Certificate to be duly executed by their respective authorized officers as of [date].

                             BORROWERS:

                             ARB FINANCE - ONE, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, President

                             NORTHLAND BROADCASTING, LLC

                             By: Northland Management, Inc., a Virginia
                                 corporation, Managing Member

                                 By:
                                     ---------------------------------------
                                     Alan R. Brill, Vice President

                             READING RADIO, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             CENTRAL MISSOURI BROADCASTING, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             NORTHERN COLORADO RADIO, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             TRI-STATE BROADCASTING, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             CMB II, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             NB II, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             CENTRAL MICHIGAN NEWSPAPERS, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             GRAPH ADS PRINTING, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             GLADWIN NEWSPAPERS, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             CADILLAC NEWSPAPERS, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             MIDLAND BUYER'S GUIDE, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             CMN ASSOCIATED PUBLICATIONS, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             CENTRAL MICHIGAN DISTRIBUTION CO.,
                             INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             CENTRAL MICHIGAN
                             DISTRIBUTION CO., L.P.

                             By: Central Michigan Distribution Co., Inc.

                                 By:
                                    ---------------------------------------
                                    Alan R. Brill, Vice President

                             ST. JOHNS NEWSPAPERS, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             NCR II, INC.

                             By:
                                 ---------------------------------------
                                 Alan R. Brill, Vice President

                             NCR III, LLC

                             By: NCR II, Inc., a Virginia corporation,
                                 Managing Member

                                 By:
                                    ---------------------------------------
                                    Alan R. Brill, Vice President

                             TSB III, LLC

                             By: Tri-State Management, Inc., a Virginia
                                 corporation, Managing Member

                                 By:
                                    ---------------------------------------
                                    Alan R. Brill, President

                             TSB IV, LLC

                             By: Tri-State Management, Inc., a Virginia
                                 corporation, Managing Member

                                 By:
                                    ---------------------------------------
                                    Alan R. Brill, President

                             HURON NEWSPAPERS, LLC

                             By: Huron Management, Inc., a Virginia
                                 corporation, Managing Member

                                 By:
                                    ---------------------------------------
                                    Alan R. Brill, Vice President

                             HURON P.S., LLC

                             By: Huron Management, Inc., a Virginia
                                 corporation, Managing Member

                                 By:
                                    ---------------------------------------
                                    Alan R. Brill, Vice President

                                Schedule 1.1(100)

                       Permitted Third Party Debt Service

            (a) Debt service payments by CMB II to Town and Country Communications, Inc., not to exceed the aggregate amount of $36,400 plus reasonably related costs per Fiscal Year;

            (b) Debt service payments by NB II to QB Broadcasting, Inc., not to exceed the aggregate amount of $109,800 plus reasonably related costs per Fiscal Year;

            (c) Debt service payments by Tri-State to Owensboro National Bank not to exceed the aggregate amount of $125,000 plus reasonably related costs per Fiscal Year;

            (d) Debt service payments by St. Johns to Harriet Field and Rebecca
M. Wood not to exceed the aggregate amount of $l10,000 plus reasonably related costs per Fiscal Year; and

            (e) Debt service payments by NCR III, LLC to Onyx Broadcasting, Inc., and Thomas P. Gammon not to exceed the aggregate amount of $240,000 plus reasonably related costs per Fiscal Year.

                                 SCHEDULE 2.1(a)

                          Lender's Original Loan Amounts



AMRESCO:

                              Initial Interest   Add'l Interest      Total Due
Note Date       Principal       as of 9/30/97    as of 9/30/97    as of 9/30/97
---------       ---------       -------------    -------------    -------------
02/06/96   $   4,000,000.00    $  38,666.67   $  312,277.78    $   4,350,944.45
05/21/97       2,000,000.00       19,333.33       40,333.33        2,059.666.66
07/25/97       2,000,000.00       19,333.33       20,472.22        2,039.805.55
           ----------------    ------------   -------------    ----------------
           $   8,000,000.00    $  77,333.33   $  373,083.33    $   8,450,416.66

GOLDMAN SACHS:

                              Initial Interest   Add'l Interest
Note Date       Principal       as of 9/30/97    as of 9/30/97      Total Due
---------       ---------       -------------    -------------      ---------
02/06/96   $   36,000,000.00   $  348,000.01   $2,810,500.00   $  39,158,500.01
05/21/97        6,000,000.00       58,000.00      121,000.00       6,179,000.00
07/25/97        6,000,000.00       58,000.00       61,416.67       6,119,416.67
           ----------------    ------------   -------------    ----------------
           $   48,000,000.00   $  464,000.01   $2,992,916.67   $  51,456,916.68


                                  SCHEDULE 2.2

                     Disbursement Authorization and Schedule

Upon funding of the Loan, Lenders are authorized to disburse the Loan proceeds as follows:


   Recipient         Purpose                                     Amount
   ---------         -------                                     -------
1. Borrowers         Capital Expenditure Reserve Fund,       $ 9,547,666.66
                     purchase of the HPS Assets, purchase
                     of KTRR, authorized distribution to
                     Guarantor and Borrowers' working
                     capital

2. Goldman Sachs,    Allocation for Original Goldman Sachs   $51,456,916.68
   as Lender         Notes

3. AMRESCO,          Allocation for Original AMRESCO Notes   $ 8,450,416.66
   as Lender

4. AMRESCO,          Expense Deposit, Agent's Fee and        $   545,000.00
   as Agent          Lenders' Loan Fee                       --------------

                                                             $70,000,000.00


--------------------------------
Alan R. Brill, as authorized
signatory for all Borrowers

                                  Schedule 2.8

                                Call Option Price

              Period(Months)                         Percentage
              --------------                         ----------
                    0-6                                104.0
                      7                                103.8
                      8                                103.6
                      9                                103.4
                     10                                103.2
                     11                                103.0
                     12                                102.8
                     13                                102.6
                     14                                102.4
                     15                                102.2
                     16                                102.0
                     17                                101.8
                     18                                101.6
                     19                                101.4
                     20                                101.2
                     21                                101.0
                     22                                100.8
                     23                                100.6
                     24 or after                       100.5

                                                                    Schedule 4.1

                      Legal Status/Ownership of Borrowers/
                   Issued and Outstanding Shares or Interests


                                     State of      Authorized   Shares Issued/
       Corporation                Incorporation      Shares      Outstanding          Owner                          Business
       -----------                -------------    ----------   --------------        -----                          --------
ARB Finance - One, Inc.              Virginia   1000 shs common   100 shs   Alan R. Brill                      Finance of Affiliates

Cadillac Newspapers, Inc.            Virginia   2000 shs common   100 shs   Central Michigan Newspapers, Inc.  Newspaper Publishing

Central Michigan Distribution Co.,   Virginia   1000 shs common   100 shs   Central Michigan Newspapers, Inc.  Newspaper Publishing
Inc.

Central Michigan Newspapers, Inc.    Virginia   2000 shs common   1000 shs  CMN Holding, Inc.                  Newspaper Pub1ishing

Central Missouri Broadcasting, Inc.  Virginia   1000 shs common   1000 shs  Alan R. Brill                      Radio Broadcasting

CMB II, Inc.                         Virginia   5000 shs common   100 shs   Alan R. Brill (pledged to secure   Radio Broadcasting
                                                                            Town and Country Communications -
                                                                            purchase money)

CMN Associated Publications, Inc.    Virginia   1000 shs common   100 shs   Central Michigan Newspapers, Inc.  Newspaper Publishing

Gladwin Newspapers, Inc.             Virginia   2000 shs common   100 shs   Central Michigan Newspapers, Inc.  Newspaper Publishing

Graph Ads Printing, Inc.             Virginia   1000 shs common   100 shs   Central Michigan Newspapers, Inc.  Newspaper Publishing

Midland Buyer's Guide, Inc.          Virginia   1000 shs common   100 shs   Central Michigan Newspapers, Inc.  Newspaper Publishing

NB II, Inc.                          Virginia   5000 shs common   100 shs   Alan R. Brill Pledged to Q.B.      Radio Broadcasting
                                                                            Broadcasting, Ltd. - purchase
                                                                            money)

Northern Colorado Radio, Inc.        Virginia   1000 shs common   100 shs   Alan R. Brill                      Radio Broadcasting

Reading Radio, Inc.                  Virginia   2000 shs common   2000 shs  Brill Radio, Inc.                  Radio Broadcasting

Tri-State Broadcasting. Inc.         Virginia   5000 shs common   100 shs   Alan R. Brill                      Radio Broadcasting

St. John's Newspapers, Inc.          Virginia   5000 shs common   100 shs   Alan R. Brill (pledged to Wood)    Newspaper Publishing

NCR II, Inc.                         Virginia   5000 shs common   100 shs   Alan R. Brill (pledged to Onyx     Radio Broadcasting
                                                                            Broadcasting, Inc.)

LIMITED LIABILITY COMPANIES

      Company                 State of Formation                          Members                                 Business
      -------                 ------------------                          -------                                 --------
Northland Broadcasting, LLC        Virginia     Northland Holdings, LLC, a Virginia limited liability company   Radio Broadcasting
                                                (99%); Northland Management, Inc., a Virginia corporation (1%)
                                                - Manager

TSB III, LLC                       Virginia     Tri-State Holdings, LLC, a Virginia  limited liability company  Radio Broadcasting
                                                (99%); Tri-State Management, Inc., a Virginia corporation (1%)
                                                - Manager

TSB IV, LLC                        Virginia     Tri-State Holdings, LLC, a Virginia limited liability company   Radio Broadcasting
                                                (99%); Tri-State Management, Inc., a Virginia corporation (1%)
                                                - Manager

Huron Newspapers, LLC              Virginia     Huron Holdings, LLC, a Virginia limited liability company       Newspaper
                                                (99%); Huron Management, Inc., a Virginia corporation (1%) -    Publishing
                                                Manager

Huron P.S., LLC                    Virginia     Huron Holdings, LLC, a Virginia limited liability company       Newspaper
                                                (99%); Huron Management, Inc., a Virginia corporation (1%) -    Publishing
                                                Manager

NCR III, LLC                       Virginia     NCH II, LLC, a Virginia limited liability company (99%);
                                                NCR II, Inc., a Virginia corporation (1 %) - Manager

LIMITED PARTNERSHIP

                                      State of   Authorized   Shares Issued/
                                     formation    States      Outstanding              Owner                          Business
                                     ---------    ------      -----------              -----                          --------
Central Michigan Distribution Co.,   Virginia       N/A           N/A       Central Michigan Distribution       Newspaper Publishing
L.P., a Virginia limited partnership                                        Co., Inc., General Partner, and
                                                                            Brill Newspapers, Inc., Limited
                                                                            Partner

                                  Schedule 4.6

                               Litigation Schedule

      The only litigation currently pending in which any Borrower, Pledgor or Guarantor is a party defendant or counterclaim or cross-claim defendant is as follows:

      Pinnacle Broadcasting d/b/a WYNG, and Rusty Maples a/k/a Rusty James v. Brill Media, Inc. d/b/a WKDQ Radio, Vanderburgh, Indiana Superior Court, Cause No. 82D03-9705-CP-1491.

      This case involves a claim for proprietary rights to use the name "Rusty James" for an on-air personality in the Evansville, Indiana-Owensboro, Kentucky market area. Settlement is imminent and will result in no payment of monetary relief or damages by the named defendants. The defendants will agree only to discontinue use of the name "Rusty James" for an on-air personality at radio station WKDQ.

                                 Schedule 4.9(b)

I.    Radio Stations Owned by Borrowers

Central Missouri Broadcasting, Inc.        Reading Radio, Inc.
KLIK-AM 950 & KTXY-FM 106.9                WIOV-AM 1240 & WIOV-FM 105.1
3605 Country Club Drive                    44 Bethany Road
Jefferson City, MO 65109                   Ephrata, PA 17522
(Cole County)                              (Lancaster County)
Thomas (Tom) L. Thies, General Manager     Mitch Carroll, General Manager

CMB II, Inc.                               TRI-State Broadcasting, Inc.
KATI-FM 94.3                               WOMI-AM 1490 & WBKR-FM 92.5
3605 Country Club Drive                    3301 Frederica Street
Jefferson City, MO 65109                   Owensboro, KY 42301
(Cole County)                              (Daviess County)
Thomas (Tom) L. Thies, General Manager     Gary Exline, General Manager

Northern Colorado Radio, Inc.              TSB IV, LLC
KUAD FM 99                                 WKDQ-FM (99.5)
600 Main Street                            3020 Second Street
Windsor, CO 80550                          Henderson, Kentucky 42420
(Weld County)                              Gary Exline, General Manager
Dan Conway, General Manager

                                           TSB III, LC
Northland Broadcasting, LC                 WVJS-AM 1420 & WSTO-FM 96.1
WEBC-AM 560 & KKCB-FM 105.1                3301 Frederica Street
1001 East Ninth Street                     Owensboro, Kentucky 42301
Duluth, MN 55805                           (Daviess County)
(St. Louis County)                         Gary Exline, General Manager
Charles Norman, General Manager

NB II, Inc.
KLDJ-FM 101.7
1001 East Ninth Street
Duluth, MN 55805
(St. Louis County)
Charles Norman, General Manager

II.    Borrowers' FCC Overall License Summary

A.     READING RADIO, INC.

1.     WIOV-AM; Reading, PA
       1240 kHz; Class C-lkw-nondirectional-unlimited hours
       File # BZ-910919AC
       Eff: 10/29/92
       Exp. 8/01/98

2.     WIOV-FM; Ephrata, PA
       105.1 MHz; Class B; 25kw-nondirectional-unlimited hours; 212 meters HAAT File # BLH-910708KA
       Eff: 7/27/92
       Exp: 8/1/98

3.     KGF678
       450.45 MHz and 455.45 MHz
       RP Auxiliary Remote Pickup. Associated station: WIOV-FM
       Power: 100 watts
       File # 9403480733
       Eff: 5/20/94
       Exp: 8/1/98

4.     WNTY44I
       22025 MHz
       Business microwave. Associated station: WIOV-FM
       File # 9502711684
       Eff: 4/4/95
       Exp: 4/4/2000

5.     WNTY442
       22325 MHz and 22175 MHz
       Business microwave. Associated station: WIOV-FM
       File # 9502711685
       Eff: 4/4/95
       Exp: 4/4/2000

6.     WNTY443
       23525 MHz
       Business microwave. Associated station: WIOV-FM
       File # 9502711686
       Eff: 4/4/95
       Exp: 4/4/2000

7.     WNTY444
       23225 MHz and 23375 MHz
       Business microwave. Associated station: WIOV-FM
       File # 9502711687
       Eff: 4/4/95
       Exp: 4/4/2000

8.     WIOV-FM
       105.1 MHz-booster construction permit
       FM broadcast booster station
       5kw nondirectional
       File # BPFTB-941206TC
       Eff: 4/28/95
       Exp: 10/26/96
       Application to extend construction permit filed October 25, 1996. BMPFTB-961025TL
       Application to modify construction permit filed October 25, 1996.

B.    CENTRAL MISSOURI BROADCASTING, INC.

1.     KTXY-FM; Jefferson City, MO
       106.9 MHz; class "C"; 100kw non-directional unlimited hours; 381 meters HAAT
       License # BLH-900727KA
       Grant: 1/31/97
       Exp: 2/01/05

2.     KLIK-AM; Jefferson City, MO
       950 kHz; 5kw day non-directional; .5kw night directional. Unlimited hours.
       File # BZ-900205AA
       Grant: 1/31/97
       Exp: 2/01/05

3.     KPK31O
       450.01 MHz
       RP Auxiliary Remote Pick Up. Affiliated station KTXY
       Power: 30 watts
       File # 900525MA
       Eff: 10/24/90
       Exp: 02/01/05

4.     WLO--653
       949.00 MHz
       Auxiliary Broadcast Aural STL. Unlimited hours. Affiliated with KTXY
       Power: 10 watts
       File # BPLST-880921MB
       Eff: 6/15/89
       Exp: 2/01/05

5.     KB-55702
       450.15MHz and 450.25 MHz
       Auxiliary Broadcast R/P Mobile System. Associated with KTXY.
       Power: 15 watts
       File # BLNRE-880714MB
       Eff: 9/26/88
       Exp: 2/01/05

6.     WMU-454
       951.5 MHz
       Auxiliary Broadcast Aural Intercity Relay. Associated with KTXY
       Power: 5 watts
       File # BPLIC-930923MD
       Eff: 12/16/93
       Exp: 2/01/05

7.     WLO-538
       948 MHz
       Auxiliary Broadcast Aural STL. Associated with KLIK.
       Power: 6 watts
       File # BPLST-880921MA
       Eff: 2/07/89
       Exp: 2/01/05

8.     KEH-584
       161.70, 161.76 MHz
       Remote Pick Up base Mobile System. Associated with KLIK, KTXY.
       Power: 90 watts
       File # BLRE-28345
       Eff: 8/29/77
       Exp: 2/01/05

C.     CMBII, Inc.

1.     KATI-FM; California, MO
       94.3 MHz
       Class "C2"; 50 kw nondirectional; 150 meters HAAT; unlimited hours
       Grant: 1/28/97
       Expiration: 2/01/05

D.     NORTHLAND BROADCASTING, LLC

1.     KKCB-FM; Duluth, MN
       105.1 MHz
       100 kw nondirectional; 790 feet HAAT; unlimited hours
       File # BLH-830311AG
       Eff: 3/27/97
       Exp: 4/01/05

2.     WEBC-AM; Duluth, MN
       560 kHz
       5kw fulltime operation directional; unlimited hours
       File # BR-620
       Eff: 3/27/97
       Exp: 4/01/05

3.     WAX-32
       949.0 MCS
       Aural STL; associated with WEBC
       Power: 8 watts
       File # BLST-487
       Eff: 5/28/69
       Exp: 4/01/05

4.     WLG-708
       945.00 MHz
       Auxiliary Broadcast Aural Intercity Relay; Associated with WAVC-FM
       Power: 7 watts
       File # BPLIC-850912MH
       Eff: 1/17/86
       Exp: 4/01/05

5.     WHE-957
       455.35 MHz
       Auxiliary Broadcast R/P Base Mobile System; Associated with WEBC
       Power: 25 watts
       File # BPLRE-820809MH
       Eff: 11/16/82
       Exp: 4/01/05

 6.    KZ-2668
       161.67; 161.76 MHz
       Remote Pickup Mobile System; Operated with WEBC
       Power: 30 watts
       Eff: 4/01/80
       Exp: 4/01/05

7.     KPJ-206
       455.98 MHz
       Auxiliary Broadcast R/P Base Station; associated with WAVC
       Power: 1 watt
       Eff: 12/04/85
       Exp: 4/01/05

E.     NBII, INC.

1.     KLDJ-FM; Duluth, MN
       101.7 MHz
       Class "C2"; 18.5kw; 251 meters HAAT; unlimited hours
       License File # BLH-960709KB
       Eff: 9/24/96
       Exp: 4/01/05

*2     WMU-681 946.625; 946.3750
       Auxiliary Broadcast Aural Intercity Relay; Associated with KLXK-FM
       Power: 10 watts
       File # BPIC-940314MG
       Eff: 4/08/94
       Exp: 4/01/05

* License in FCC data base in name of prior licensee. Request for transfer filed.

F.     NORTHERN COLORADO RADIO, INC.

1.     KUAD-FM; Windsor, CO
       99.1 MHz
       100 kw nondirectional; 660 feet HAAT; unlimited hours
       File # BRH7912O3WA
       Eff: 7/22/92
       Exp: 4/01/97
       Renewal Application Pending

2.     KXZ-922 (NOTE: NO LONGER IN USE)
       450.85 MHz
       Auxiliary Broadcast R/P Automatic Relay
       Power: 25 watts
       File # BPLRE-840716MU
       Eff: 9/26/84
       Exp: 4/01/97
       Renewal Application Pending

3.     KTB-597 (NOTE: NO LONGER IN USE)
       450.85; 455.85 MHz
       Auxiliary Broadcast R/P Base Station
       Power: 10 watts
       File # BPLRE-840716MT
       Eff: 9/26/84
       Exp: 4/01/97
       Renewal Application Pending

4.     WAY-650
       949.00 MHz
       Auxiliary Broadcast Aural STL
       Power: 8 watts
       File # BPLST-84718MV
       Eff: 9/26/84
       Exp: 4/01/97
       Renewal Application Pending

G.     TRI-STATE BROADCASTING, INC.

1.     WBKR-FM; Owensboro, KY
       92.5 MHz
       100 kw fulltime nondirectional; 319 meters HAAT
       License # BLH-870121KD
       Eff: 7/26/89 (renewed on 7/26/96)
       Exp: 8/01/04

2.     KB-97370
       450.01 MHz
       Auxiliary Broadcast - Telemetry Return Link for WBKR
       Power: 1 watt
       File # BLNRE-860923MB
       Eff: 11/17/86
       Exp: 8/01/04

3.     WME-707
       945.00 MHz
       Auxiliary Broadcast Aural Intercity Relay; associated station WOMI & WBKR
       Power: 7 watts
       File # BPLIC-910401MP
       Eff: 8/06/91
       Exp: 8/01/04

4.     WLF-786
       946.00 MHz
       Auxiliary Broadcast Aural STL
       Power: 10 watts
       File # BPLST-860923MA
       Eff: 11/17/86
       Exp: 8/01/04

5.     KFZ-709
       161.73; 161.64 MHz
       Auxiliary Broadcast R/P Mobile System; associated with WBKR & WOMI
       Power: 40 watts
       File # BMLRE-840709ME
       Eff: 8/30/84
       Exp: 8/01/04

6.      WBKR
        92.5 MHz
        Auxiliary Antenna; 100 kw @ 115 meters HAAT
        File # BLH-870127KC
        Eff: 10/19/87
        Exp: 8/01/04

7.      WOMI
        1490 kHz
        Main & Auxiliary Transmitters for WOMI
        File # BZ-9630
        Power: 1 kw; unlimited hours
        Eff: 4/27/78 (renewed on 7/26/96)
        Exp: 8/01/04

8.      KB-96030
        450.45; 450.80 MHz
        Auxiliary Broadcast R/P Mobile System; associated with WOMI & WBKR
        Power: 5 watts
        File # BLNRE-91040MF
        Eff: 8/06/91
        Exp: 8/01/04

H.    TSB IV, LLC

      TSB IV, LLC owns the following FCC licenses as of the date of Closing:

1.    WKDQ-FM Henderson, KY
      99.5 Mhz
      Station Operating License
      File # BLH-881025KC
      100 KW fulltime non-directional 300 meters HAAT
      Effective: 7-26-96
      Expires: 8-1-03

2.    WLL-712
      Studio-transmitter Link
      FCC File # BPLST-881107MK
      Frequency = 950.800 Mhz
      Expires: 8-1-03 (renews with station license)

3.    KPK-984
      Transmitter-Studio Link
      FCC File # BMLRE 890501MB
      Frequency = 450.020 Mhz
      Expires: 8-1-03

4.    KC24820
      R/P Mobile System (Marti)
      FCC File # BLNRE-91007MB
      Frequency 166.250 Mhz
      Expires: 8-1-03

5.    KZH-855
      R/P Base Unit (Marti)
      FCC File # BLRE-26069
      Frequency 161.700 Mhz
      Expires: 8-1-03

6.    KA-88941
      R/P Mobile Unit (Marti)
      FCC File # BMLRE-850429MG
      Frequency 455.350 Mhz
      Expires: 8-1-03

I.    TSB III, LLC

1.    WVJS-AM Owensboro, KY
      1420 kHz
      Station Operating License
      File #: BZ - 950120AA
      Power: 5 kW day. 1 kW nites
      Effective 8/1/96
      Expires: 8/1/2003

2.    WSTO-FM Owensboro, KY
      96.1 MHz
      100 kw fulltime non-directional. 1001 feet HAAT.
      License file #: BLH-820601A0
      Effective: 8/1/96
      Expires: 8/1/2003

3.    WHA-989
      Studio-Transmitter Link
      Associated Station: WSTO
      FCC file #: BPLST-810604M5
      Frequency: 948.0 MHz
      Expires: 8/1/2003

4.    WQB-232
      Transmitter-Studio Link
      Associated Station: WSTO
      FCC file #: BPLRE-810604MP
      Frequency: 455.01 MHz
      Expires: 8/1/2003

5.    KAJ-672
      Remote Pick Up
      Associated station: Both
      FCC file #: BRRE-790413ME
      Frequency: 161.64, 153.29 MHz
      Expires: 8/1/2003

6.    KZ2523
      Remote Pick Up
      Associated station: Both
      FCC file #: BRRE-790413ME
      Frequency: 450.05 MHz
      Expires: 8/1/2003

7.    KS2942
      Remote Pick Up
      Associated station: Both
      FCC file #: BLRE-800603MA
      Frequency: 161.67 MHz
      Expires: 8/1/2003

8.    KC-27741
      Remote Pick Up
      Associated station: Both
      FCC file #: 9402480694
      Frequency: 450.25; 450.70; 455.25; 455.70 MHz
      Expires: 8/1/2003

9.    BLP-01162
      LP Auxiliary Low Power
      Associated station: Both
      FCC file #: 9508481352
      Frequency: 944.00; 952.00 MHz
      Expires: 8/1/2003

10.   KNEP-792
      Business Band
      Associated station: Both
      FCC file #: 9603D02603 1
      Frequency: 460.825; 465-825 MHz
      Expires: 8/1/03

11.   KA64106
      1B Business
      Associated Station: Both
      FCC File #: 9409R06062
      Frequency: 154.54 MHz
      Expires: 8/1/03

12.   STATION LICENSE FOR AUXILIARY TRANSMITTER
      WSTO
      96.1MHz
      100 kw; 340 FT HAAT
      License #: BLH-830720AF
      Expires: 8/1/2003

                                                                   Schedule 4.10
                        Ownership of Borrowers/Pledgors
                          Issued and Outstanding Shares

CORPORATE BORROWERS

=================================================================================================================================
                                         State of        Authorized       Shares Issued,
   Borrower Corporation               Incorporation        Shares          Outstanding              Owner
=================================================================================================================================
ARB Finance - One, Inc.                  Virginia     1000 shs common        100 shs          Alan R. Brill
---------------------------------------------------------------------------------------------------------------------------------
Cadillac Newspapers, Inc.                Virginia     2000 shs common        100 shs          Central Michigan Newspapers, Inc.
---------------------------------------------------------------------------------------------------------------------------------
Central Michigan Distribution            Virginia     1000 shs common        100 shs          Central Michigan Newspapers, Inc.
Co., Inc.
---------------------------------------------------------------------------------------------------------------------------------
Central Michigan Newspapers,             Virginia     2000 shs common        1000 shs         CMN Holding, Inc.
Inc.
---------------------------------------------------------------------------------------------------------------------------------
Central Missouri                         Virginia     1000 shs common        1000 shs         Alan R. Brill
Broadcasting, Inc.
---------------------------------------------------------------------------------------------------------------------------------
CMB II, Inc.                             Virginia     5000 shs common        100 shs          Alan R. Brill 1,000 (pledged to
                                                                                              secure Town and Country
                                                                                              Communications - purchase money)
---------------------------------------------------------------------------------------------------------------------------------
CMN Associated Publications,             Virginia     1000 shs common        100 shs          Central Michigan Newspapers, Inc.
Inc.
---------------------------------------------------------------------------------------------------------------------------------
Gladwin Newspapers, Inc.                 Virginia     2000 shs common        100 shs          Central Michigan Newspapers, Inc.
---------------------------------------------------------------------------------------------------------------------------------
Graph Ads Printing, Inc.                 Virginia     1000 shs common        100 shs          Central Michigan Newspapers, Inc.
---------------------------------------------------------------------------------------------------------------------------------
Midland Buyer's Guide, Inc.              Virginia     1000 shs common        100 shs          Central Michigan Newspapers, Inc.
---------------------------------------------------------------------------------------------------------------------------------
NB 11, Inc.                              Virginia     5000 shs common        100 shs          Alan R. Brill (pledged to Q. B.
                                                                                              Broadcasting, Ltd. - purchase money)
---------------------------------------------------------------------------------------------------------------------------------
Northern Colorado Radio, Inc.            Virginia     1000 shs common        100 shs          Alan R. Brill
---------------------------------------------------------------------------------------------------------------------------------
Reading Radio, Inc.                      Virginia     2000 shs common        2000 shs         Brill Radio, Inc.
---------------------------------------------------------------------------------------------------------------------------------
Tri-State Broadcasting, Inc.             Virginia     5000 shs common        100 shs          Alan R Brill
---------------------------------------------------------------------------------------------------------------------------------
St. John's Newspapers, Inc.              Virginia     5000 shs common        100 shs          Alan R. Brill
---------------------------------------------------------------------------------------------------------------------------------
NCR 11, Inc.                             Virginia     5000 shs common        100 shs          Alan R. Brill
=================================================================================================================================

LIMITED PARTNERSHIPS - BORROWERS

=================================================================================================================================

Limited Partnership                      State of Organization     Partners                                 Business
---------------------------------------------------------------------------------------------------------------------------------
Central Michigan Distribution, L.P.      Virginia                  Central Michigan Distribution Co.,       Newspaper
                                                                   Inc., General Partner and Brill          Publishing
                                                                   Newspapers, Inc., Limited Partner
=================================================================================================================================

LIMITED LIABILITY COMPANIES - BORROWERS

=================================================================================================================================
            Company                   State of                             Members                                 Business
                                     Organization
=================================================================================================================================
Northland Broadcasting,              Virginia        Northland Holdings, LLC, a Virginia limited           Radio Broadcasting
LLC                                                  liability company (99%); Northland Management,
                                                     Inc., a Virginia corporation (1%) - Manager
---------------------------------------------------------------------------------------------------------------------------------
TSB III, LLC                         Virginia        Tri-State Holdings, LLC, a Virginia limited           Radio Broadcasting
                                                     liability company (99%); Tri-State Management,
                                                     Inc., a Virginia corporation (1%) - Manager
--------------------------------------------------------------------------------------------------------------------------------
TSB IV, LLC                          Virginia        Tri-State Holdings, LLC, a Virginia limited           Radio Broadcasting
                                                     liability company (99%); Tri-State Management,
                                                     Inc., a Virginia corporation (1%) - Manager
---------------------------------------------------------------------------------------------------------------------------------
NCR III, LLC                         Virginia        NCH II, LLC, a Virginia limited liability company     None
                                                     (99%); NCR 11, Inc., a Virginia corporation (1%)
                                                     - Manager
---------------------------------------------------------------------------------------------------------------------------------
Huron Newspapers, LLC                Virginia        Huron Holdings, LLC, a Virginia limited liability     Newspaper
                                                     company (99%); Huron Management, Inc., a              Publishing
                                                     Virginia corporation (1%) - Manager
---------------------------------------------------------------------------------------------------------------------------------
Huron P.S., LLC                      Virginia        Huron Holdings, LLC, a Virginia limited liability     Newspaper
                                                     company (99%); Huron Management, Inc., a              Publishing
                                                     Virginia corporation (1%) - Manager
=================================================================================================================================


CORPORATE PLEDGORS

=================================================================================================================================
                               State of           Authorized               Shares Issued/
      Pledgor               Incorporation           Shares                  Outstanding                        Owner
---------------------------------------------------------------------------------------------------------------------------------
Brill Radio, Inc.              Virginia      1000 shs common              1000 shs                      Alan R. Brill
---------------------------------------------------------------------------------------------------------------------------------
Brill Newspapers, Inc.         Virginia      70 shs S. Cum. Pfd.          1000 shs (voting)             Alan R. Brill shs Class
                                             200 shs Convert. Pfd.        150 shs (non-voting)          A Common; 150 shs
                                             1000 shs Class A Common                                    Class B non-voting
                                             2000 shs Class B Common
---------------------------------------------------------------------------------------------------------------------------------
Central Michigan               Virginia      2000 shs common              1000 shs                      CMN Holding, Inc.
Newspapers, Inc.
---------------------------------------------------------------------------------------------------------------------------------
CMN Holding, Inc.              Virginia      5000 shs Sr. Cum. Pfd.       1000 shs Class A Common       Brill Newspapers, Inc.
                                             1000 shs Jr. Cum. Pfd.
                                             1000 shs Class A Common
                                             1000 shs Class B Common
---------------------------------------------------------------------------------------------------------------------------------
Northland Management,          Virginia      5000 shs common              100 shs                       Northland Holdings,
Inc.                                                                                                    Inc.
---------------------------------------------------------------------------------------------------------------------------------
Northland                      Virginia      5000 shs common              100 shs                       Brill Media Holdings,
Holdings, Inc.                                                                                          Inc.
---------------------------------------------------------------------------------------------------------------------------------
Tri-State Management,
Inc.                           Virginia      5000 shs common              100 shs                       Tri-State Holdings,
                                                                                                        Inc.
---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================
                               State of           Authorized               Shares Issued/
      Pledgor               Incorporation           Shares                  Outstanding                        Owner
=================================================================================================================================
Tri-State holdings,            Virginia      5,000 shs common               100 shs                       Brill Media Holdings,
Inc.                                                                                                      Inc.
---------------------------------------------------------------------------------------------------------------------------------
Huron Management,              Virginia      5,000 shs common               100 shs                       Huron Holdings, Inc.
Inc.
---------------------------------------------------------------------------------------------------------------------------------
Huron Holdings, Inc.           Virginia      5,000 shs common               100 shs                       Brill Media Holdings,
Inc.                                                                                                      Inc.
---------------------------------------------------------------------------------------------------------------------------------
NCR II, Inc.                   Virginia      5,000 shs common               100 shs                       Alan R. Brill
=================================================================================================================================


LIMITED LIABILITY COMPANIES - PLEDGORS

=================================================================================================================================
                                    State of
        Pledgor                   Organization                                        Members
---------------------------------------------------------------------------------------------------------------------------------
Northland Holdings, LLC             Virginia         Brill Media Holdings, LLC, a Virginia limited liability company (99%);
                                                     Northland Management, Inc., a Virginia corporation (1%) - Manager
---------------------------------------------------------------------------------------------------------------------------------
Tri-State Holdings, LLC             Virginia         Brill Media Holdings, LLC, a Virginia limited liability company (99%);
                                                     Tri-State Management, Inc., a Virginia corporation (1%) - Manager
---------------------------------------------------------------------------------------------------------------------------------
Huron Holdings, LLC                 Virginia         Brill Media Holdings, LLC, a Virginia limited liability company (99%);
                                                     Huron Management, Inc., a Virginia corporation (1 %) - Manager
---------------------------------------------------------------------------------------------------------------------------------
NCH II, LLC                         Virginia         Brill Media Holdings, LLC, a Virginia limited liability company (99%);
                                                     NCR II, Inc., a Virginia corporation (1%) - Manager
==================================================================================================================================

            Schedule 4.11(b) - Real Property Interests - Owned/Leased
                        (Excluding leased sales offices)

Reading Radio, Inc.
  Studio                            Owned                                                         Ephrara, PA
  WIOV-AM Tower & Site              Owned                                                         Reading, PA
  WIOV-FM Tower                     Tower owned; land leased                                      Ephrata, PA

Tri-State Broadcasting, Inc.
  Studio                            Owned                         Owensboro National Bank         Owensboro, KY
  WOMI-AM Tower & Site              Owned                         Owensboro National Bank         Same as studio
  WBKR-FM Tower & Site              Owned                         Owensboro National Bank         South of Owensboro, KY

Northern Colorado Radio, Inc.
  Studio                            Owned                         (Subordinated 2nd)              Windsor, CO
                                                                  Philip Brewer (seller)
  KUAD-FM Tower                     Tower owned; land leased      Wells-Tennessen                 North of Windsor, CO

Central Missouri Broadcasting,
Inc.
  Studio                            Leased                                                        Jefferson City, MO
  KLIK-AM Tower                     Tower owned; land leased                                      South of Jefferson City
  KTXY Tower Space                  Leased                                                        West of Jefferson City

CMB II, Inc.
  KATI-FM Tower Space               Leased                        (Leasehold) Ray Rouse           West of Jefferson City,
                                                                  (seller)                        MO

Northland Broadcasting, Inc.
  Studio                            Owned                                                         Duluth, MN
  WEBC-AM Tower & Site              Owned                                                         Wisconsin - 10 miles cast
  KKCB-FM Tower Space               Leased                                                        Duluth, MN

NBII, Inc.
  KLDJ-FM Tower Space               Leased                        Leasehold) Al Quanstrom         Duluth, MN
                                                                  (seller)

Central Michigan Newspapers,
Inc.
  5 N. Main Office                  Leased                                                        Mt. Pleasant, Ml
  711 West Pickard                  Leased short term                                             Mt. Pleasant, Ml

Alma unimproved lot                 Owned                                                         Alma, Ml

Gladwin Sales Office                Owned                                                         Gladwin, Ml

                                  SCHEDULE 4.13
               Real Property Leases and Transmitter Related Leases


      (I)   Existing Leases

                                                                                   Capital or    Maturity       Monthly
  Company                  Lessor                          Description             Operating       Date         Payment
==================================================================================================================================
CMB II          Frank & Diana Newell                   KATI-FM Tower Space         Operating      Mar 99        $1,100.00

CMBI            Tower Company, Inc.                    FM Tower/Transmitter        Capital        Jul 00        12,500.00

CMBI            George & Agnes Merten                  KLIK-AM Tower Site          Operating      Jan 00           575.00

CMBI            Daniel Gordon                          Studio Building             Operating      Oct 98         3,996.00

CMNI            Mike Engwis                            Midland Sales Office        Operating      month to         593.00
                                                                                                  month
CMNI            Pickard Industrial Park                Graph Ads Printing          Operating      Sep 97         4,550.00
                                                       Building                                   month to
                                                                                                  month
                                                                                                  Extension
                                                                                                  agreed to

CMNI            Gaylord Kurtz                          Cadillac Sales Office       Operating      Apr 98           450.00

CMNI            PX Investment                          CMN Building                Capital        Mar 00         3,850.00

CMNI            Lawrence Lippert                       Alma Sales Office           Operating      May 01         1,303.00

NB II           WDIO-TV                                KIDJ-FM Tower Space         Operating      Feb 99           740.00

NB, LLC         Duluth Superior Educational TV         KKSB-FM Tower Space         Operating      Aug 98         1,725.00

NCRI            William & Vera Dulmer                  KUAD-EM Tower Site          Operating      Apr 05           200.00

RRI             Borough of Ephrata                     WIOV-FM Tower Site          Operating      Dec 04           433.00

NB II           Tower Company, Inc.                    Transmitter & Technical     Capital        Apr 03         3,585.00
                                                       Equip.

ST. JOHNS       Harriett Field                         St. Johns sales office      Operating      Jun 99           500.00

TSB III,        Owensboro On The Air, Inc.             WSTO-FM Tower Site          Operating      Jul 2096.         $1.00/
LLC                                                                                                                    yr

TSB III,        Owensboro On The Air, Inc.             WVJS-AM Tower Site          Operating      Jul 2096          $1.00/
LLC                                                                                                                    yr

                                  Schedule 4.14

                     Default Conditions - Other Obligations


                                      None

                                  SCHEDULE 4.18
                                PBGC Liabilities

      The employees of the various Borrowers are eligible to participate in the Brill Media Company, Inc. Employee Profit Sharing Plan (401-K Plan), copies of which have previously been provided to Lenders. Borrowers are unaware of any direct or contingent, asserted or unasserted claim by PBGC, the IRS or the Department of Labor with respect to such plan as of the date of Closing.

                                  Schedule 4.21
                      Environmental Matters/Existing PCB's

      1. Underground storage tanks ("UST's") for fuel for diesel generators exist on the site of Central Missouri Broadcasting, Inc.'s KLIK-AM leased tower site. These UST's belong to the Federal Emergency Management Agency (FEMA) and are to be properly removed by FEMA, in accordance with applicable laws and regulations.

      2. UST's were formerly located on the land owned by Graph Ads, Inc. in Alma, Michigan. These UST's have been properly removed, pursuant to applicable laws and regulations.

      3. Polychlorinated biphenyls (PCB's) are known to exist within equipment owned by Borrowers at the following locations:

            (a) Reading Radio, Inc. - WIOV-AM transmitter site in Reading, PA; PCB's are contained in several 4" x 2" capacitors inside an old out of service transmitter. The PCB's are contained within the transmitter cavity and are not externally leaking.

            (b) Northland Broadcasting, Inc. - WEBC-AM transmitter site in Wisconsin. PCB's are contained within an old, out of service transmitter that is not leaking.

            Both of the transmitters referenced herein are disconnected from all power sources and are non-functional. No other PCB's are known to exist at any Borrower location.

      4. Soil and sub-surface ground water contamination are known to exist at the Pickard Industrial Park location leased by Central Michigan Newspapers, Inc. The responsibility for clean-up of this site is not that of Central Michigan Newspapers, Inc. under applicable state and federal laws.

                         Schedule 4.25 - Capital Leases
          (Capital leases less than $500 per month omitted, other than real estate, vehicle or transmitter related leases)

      (I)   Existing Capital Leases

                                                                                      Maturity         Monthly
  Company                Lessor                             Description                 Date           Payment
==================================================================================================================
CMBI          Tower Company, Inc.                       FM Tower/transmitter           Jul 00          $ 12,500

CMBI          Mike Kehoe Ford                           94 Ford Van                    Jan 98               447

CMBI          Mike Kehoe Ford - Ford Mtr. Crdt.         94 Ford                        Jan 98               447

CMNI          Ryder                                     98 Navistar Truck and          Dec 02             2,410
                                                        Stoughton Trailer

CMNI          PX Investment                             CMN Building                   Mar 00             3,850

CMNI          Heller                                    Inserting Machine              May 98             2,513

NB II         Al Quarnstrom                             Equipment Lease                Dec 98               655

NB, LLC       Republic Leasing                          Broadcast Equipment            May 00               584

NB, LLC       Colonial Pacific                          Computer Equipment             Jul 00               562

NB, LLC       Citicorp                                  Broadcast Equipment            Jul 00             1,199

NB II         Tower Company, Inc.                       Transmitter &                  Apr 03             3,585
                                                        Technical Equipment

CMNI          Ryder                                     GMC Van                        Apr 01             1,074

NCR           Ameritech Leasing                         Phone System                   Jul 01               649

TSB           Ameritech Leasing                         Phone System                   Nov 01             1,109

RRI           Ameritech Leasing                         Phone System                   May 01               953

TSB           IKON                                      Color Copier                   Jul 02             1,564


      (II) Omitted capital leases less than $500 per month and other capital leases permitted under the Credit Agreement

                        SCHEDULE 4.26 - OPERATING LEASES
(Operating leases of less than $20,000 per year omitted, other than real estate, vehicle or transmitter related leases)

      (I)   Existing Leases

                                                                                   Capital or    Maturity       Monthly
  Company                  Lessor                          Description             Operating       Date         Payment
==================================================================================================================================
CMB II          Frank & Diana Newell                   KATI-FM Tower Space         Operating      Mar 99        $ 1,100

CMBI            George & Agnes Merten                  KLIK-AM Tower Site          Operating      Jan 00            575

CMBI            Daniel Gordon                          Studio Building             Operating      Oct 98          3,996

CMNI            Mike Engwis                            Midland Sales Office        Operating      month to          593
                                                                                                  month

CMNI            Pickard Industrial Park                Graph Ads Printing          Operating     Sep 97           4,550
                                                       Building                                  month to
                                                                                                 month
                                                                                                 Extension
                                                                                                 agreed to

CMNI             Gaylord Kurtz                         Cadillac Sales Office       Operating     Apr 98             450

CMNI             Ford Motor Credit                     96 Ford Taurus              Operating     Dec 98             402

CMNI             Krapohl Ford                          95 Lincoln                  Operating     Dec 97             501

CMNI             Lawrence Lippert                      Alma Sales Office           Operating     May 01           1,303

NB II            WDIO-TV                               KLDJ-FM Tower Space         Operating     Feb 99             740

NB, LLC          Duluth Superior Educational TV        KKCB-FM Tower Space         Operating     Aug 98           1,725

NCRI             William & Vera Dulmer                 KUAD-FM Tower Site          Operating     Apr 05             200

RRI              Borough of Ephrata                    WIOV-FM Tower Site          Operating     Dec 04             433

ST. JOHNS        Harriett Field                        St. Johns sales office      Operating     Jun 99             500

TSB III,         Owensboro On The Air, Inc.            WSTO-FM Tower Site          Operating     Jul 2096         $l/yr
LLC

TSB III,         Owensboro On The Air, Inc.            WVJS-AM Tower Site          Operating     Jul 2096.        $l/yr
LLC

CMBI             GMAC                                  97 Pontiac Bonneville       Operating     Jan 99            $575

NCRI             GMAC                                  95 Buick Regal              Operating     Oct 97            $401

      (II) Omitted operating leases less than $20,000 per year and other leases permitted under the Credit Agreement

                                Schedule 5.3 (C)

                     Monthly Covenant Compliance Certificate

[Letterhead of Brill Media Company]

Dated: [insert current dale]

AMRESCO Funding Corporation
Attn: Mr. Ted B. Bartley
700 North Pearl Street, Suite 2400
Dallas, TX 75201-7424

Re: Covenant Compliance Certificate for Month Ended_____

Dear Mr. Bartley:

The undersigned, acting on behalf of all of the Borrowers identified in that certain Amended and Restated Credit Agreement (as amended, restated or modified from time to time, the Credit Agreement") dated as of September 30, 1997, and executed by and among Borrowers and the Lenders described therein, does hereby certify, pursuant to Section 5.3(e) of the Credit Agreement:

1.    Net Working Capital for the month ended ________,      $_________________
      199__, in the aggregate for all Borrowers as compared to the minimum required amount of $3,000,000.

2.    Required Cumulative Monthly Income for the period      $_________________
      ended ________, 199__, in the aggregate for all Borrowers.

3.    Actual Cumulative Monthly Income for the period        $_________________
      ended ________, 199__, in the aggregate for all Borrowers.

4. No Borrower is in default of any material term, covenant or condition under any Credit Document.

(Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.)


By:       ______________________________________________________
          Alan R. Brill, CFO/Treasurer for all of the Borrowers

                                 Schedule 5.3(f)

                     Annual Covenant Compliance Certificate

[Letterhead of Brill Media Company]

AMRESCO Funding Corporation
 Attn:    Mr. Ted Bartley
700 North Pearl Street, Suite 2400
Dallas, TX 75201-7424

 Re:     Covenant Compliance Certificate for Fiscal Year Ended __________

Dear Mr. Bartley:

The following Covenant Compliance Certificate for Fiscal Year End ______________, is hereby provided on behalf of the Borrowers pursuant to
Article V, Section 5.3(f) of that certain Amended and Restated Credit Agreement (as amended, restated or otherwise modified from time to time, the "Credit Agreement") dated as of September 30, 1997, by and among the Borrowers and Lenders (all capitalized terms used herein shall have the meanings set forth in the Credit Agreement).

                                               Authorized/Covenant      Actual
                                               -------------------      ------
         Net Operating Income:                      $_____________   $__________
         cash payments on Permitted Debt:           $_____________   $__________
         Authorized Capital Expenditures:                 $400,000   $__________
         Affiliate Payments:                            $1,700,000   $__________
         Increase over the prior Fiscal Year
         End's aggregate accounts receivable
         less than 120 days old                                      $__________
         Borrowers' Annual Surplus Cash:                             $__________

                 Total payment due to Lender pursuant
                 to Section 5.20                                     $__________

The foregoing is true and correct to the best of my knowledge.

Sincerely,


By:      ______________________________________________________
         Alan R. Brill (CFO/Treasurer for all of the Borrowers)

                                  Schedule 5.15

                   Affiliate Inter-Company Accounts Receivable

                                                                                Current
Borrowers:                                                                      Balance
----------                                                                      -------
Central Missouri Broadcasting, Inc.
     Promissory Note dated November 25, 1986 to Brill Newspapers, Inc.       $1,076,712
     Promissory Note dared September 21, 1987 to Brill Newspapers, Inc.         168,500

Reading Radio, Inc.
     Promissory Note dated September 21, 1987 to Brill Radio, Inc.              468,814
     Promissory Note dated September 21, 1987 to Brill Radio, Inc.              472,331

Northern Colorado Radio, Inc.
     Promissory Note dated December 31, 1988 to Alan R. Brill                   74,779
     Promissory Note dated February 28, 1991 to Alan R. Brill                   100,000

Central Michigan Newspapers, Inc.
     Promissory Note dated June 14, 1989 to Brill Newspapers, Inc.              241,000
     Promissory Note dated February 8,1991 to Brill Newspapers, Inc.            500,000

NCR II, Inc.
     Promissory Note dared June 24, 1996 to Alan R. Brill                       200,000

NCR III, Inc.
     Promissory Note dared May 28, 1997 to Alan R. Brill                        100,000


Balance of indebtedness of Borrowers to Subordinated Lenders is on open account

                                  Schedule 6.1
                                 Permitted Debt

            (Debt obligations existing as of the Closing Date of loss
                than $500.00 per month with balances of less than $20,000 omitted, other than real estate, vehicle, or transmitter related debt)

1. Indebtedness secured by the Permitted liens described on Schedule 6.2 to the Credit Agreement, and Capitalized Leases described on Schedule 4.25 (to the extent not included within the definition of Permitted Liens).

2. Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable or with respect to which any Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent such Borrower has set aside on its books adequate reserves therefor.

3. Indebtedness arising as a result of guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrowers' business.

4. Affiliate Inter-Company Account Receivables as set forth on Schedule 5.15 hereto.

5.    Obligations of Borrowers to Lenders under the terms of the Credit
      Agreement.

6. The indebtedness referenced in the following Schedule and omitted debt existing as of the Closing Date of less than $500.00 per month with balance of less than $20,000.00:

                                         Permitted          Maturity    Monthly       As of
Company       Lender      Description      Liens              Date      Payment      8/31/97
=============================================================================================
CNB II       Ray Rouse    Consulting     Unsecured          May-2000     1,666
                          Agreement      consulting agmt

CMB II       Ray Rouse    Noncompete     Unsecured          May-2005     1,666       160,692
                          Agreement      noncompete
                                         agmt

CMBI         Tom Theis    Performance    Unsecured          Aug-2001       893        87,635*
                          Agreement      mgmt incentive
                                         agmt

CMNI         Ray Pike     Performance    Contingent           N/A         N/A        640,000*
                          Agreement      unsecured mgmt
                                         incentive agent

                                         Permitted          Maturity    Monthly       As of
Company       Lender       Description     Liens              Date      Payment      8/31/97
===============================================================================================
CMNI         Clif Forrest  Performance   Unsecured            N/A         N/A        1,785,000*
                           Agreement     mgmt incentive
                                         agmt

CMNI         MacDonald     Seller        Unsecured          Sep-2004     3,789         153,992*
                           Financing

RRI          Alan Beck     Performance   Contingent           N/A         N/A        1,700,000*
                           Agmt          unsecured mgmt
                                         incentive agmt

SJN          Rebecca       Promissory    Unsecured          May-2000       700          20,185*
             Wood          Note

NCR          Daniel        Performance   Contingent           N/A         N/A           30,000*
             Conway        Agreement     unsecured mgmt
                                         agmt


* These sums reference current balances due under the individual management incentive agreements. Additional sums will accrue pursuant to the terms of these agreements. Any modifications to the agreements are subject to Lenders' prior written consent.

                          Schedule 6.2- Permitted Liens
 (Liens securing debt obligations of less than $500 per month existing as of the
       Closing Date with balances of less than $20,000 omitted, other than real estate, vehicle or transmitter related debt)

      (1) All properly recorded and filed liens of record as to each Borrower with the exception of liens in favor of Lenders, existing as of the date of the Amended and Restated Credit Agreement, specifically including, but not limited to the following:

                                                                        Permitted                       Monthly        As of
Company       Lender                   Description                        Liens                         Payment       8-31-97
==============================================================================================================================
CMB II        Jefferson Bank           PMF                          Equipment                           $ 3,850      $ 153,593

CMB II        Town & Country           Seller Financing             1st Lien Note                         3,033        209,721
              Communications

CMB II        Jefferson Bank           Promissory Note              Unsecured                             3,155        141,614

CMBI          Ford Motor Credit        CL                           94 Ford                                 447          3,881

CMBI          Tower Company, Inc.      CL                           FM Tower/Transmitter                 12,500        370,545

CMBI          Ford Motor Credit        CL                           94 Ford Van                             447          4,571

CMNI          M/S Building             CL                           M/S Building                          3,850         59,901

CMNI          Ryder                    CL                           98 Navistar Truck and                 2,410        104,200
                                                                    Stoughton Trailer

CMNI          FirstBank                PMF                          Imagesetter                           3,713         62,055

CMNI          Heller                   CL                           Inserting Machine                     2,513         16,923

NB II         Al Quarnstrom            CL                           Equipment Lease                         655          9,640

NB II         QB Broadcasting, Inc.    Seller Financing             1st Lien Note                         9,074        628,118

NB, LLC       Citicorp                 CL                           Broadcast Equipment                   1,199         34,381

NB, LLC       Colonial Pacific         CL                           Computer Equipment                      562         15,036

NB, LLC       Republic Leasing         CL                           Broadcast Equipment                     584         14,973

NCRI          Philip Brewer            Noncompete Agreement         Subordinated 2nd                      3,984        185,571

NCRI          KUAD-FM, Inc.            Seller Financing             Subordinated 2nd                      3,984        185,571

CMBI          Exchange Bank            PMF                          96 Explorer                             571         20,911

CMNI          FirstBank                PMF                          96 Chevy Pickup                         724          8,319

CMBI          GMAC                     PMF                          94 Chevy Van                            459          3,975

NB II         Tower Company, Inc. CL                                Transmitter &                         3,585        174,021
                                                                    Technical Equipment

NCRI          Bank of Windsor          PMF                          1982 Provost Bus                      1,056         47,347

                                                                        Permitted                       Monthly        As of
Company       Lender                   Description                        Liens                         Payment       8-31-97
==============================================================================================================================
NCRI          Wells-Tennessen           Mortgage                    1st Mortgage on                        995        18,440
                                                                    Leasehold &
                                                                    Improvements

TSBI          Owensboro National        Mortgage                    1st Mortgage                        10,300       800,000
              Bank

NB, LLC       Chrysler Credit           PMF                         95 Van                                 434        15,565

NB, LLC       Toyota Motor Credit       PMF                         94 Jeep                                493        17,804

NB, LLC       Ford Motor Credit         PMF                         94 Explorer                            625         1,205

TSBI          Owensboro National        PMF                         95 GMC Van                             495        13,282
              Bank

St. Johns     Rebecca Wood              Seller Financing            1st Lien Note                        4,625       339,599

St. Johns     Rebecca Wood              Noncompete Agreement        1st Lien Note                        2,083       117,276

St. Johns     Max & Harriett Field      Prior Stock Redemption      1st Lien Note                        1,742        49,273

CMNI          First of America          PMF                         1996 Jeep                              698        13,532

CMNI          Ryder                     CL                          GMC Van                              1,074        38,401

NCR           Ameritech Leasing         CL                          Telephone System                       649        24,187

TSB           Ameritech Leasing         CL                          Telephone System                     1,109        56,776

TSB           IKON                      CL                          Color Copier                         1,564        49,902

RRI           Ameritech Leasing         CL                          Telephone System                       953        40,763

NB, LLC       GMAC                      PMF                         98 Chevy Tahoe                       1,037        22,212

NCR II        Thomas Gammon/            Time Brokerage              Stock of NCR II                     19,000         (open)
              Onyx Broadcasting,        Agreement
              Inc.

TSB IV        Lincolnland Bank          PMF                         97 Ford Explorer                       383        18,000


PMF = Purchase Money Financing
CL = Capital Lease

      (2) Any immaterial liens of parties in possession.

      (3) The rights of any lessor under any lease of any of the Borrowers that exists as of Closing.

      (4) All encroachments, overlaps, deficiencies in quantity, boundary line disputes, unrecorded easements, or any other matters not of record that might be disclosed by an accurate survey of the real property owned or leased by the Borrowers, and minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not, in any case or in the aggregate, materially detract from the value of the asset or property subject thereto, and which are immaterial in their effect upon the Borrower or upon use of such assets or property.

      (5) Liens on any part of the Borrower's property for current taxes or assessments not delinquent or in default.

      (6) Liens securing obligations of Borrowers to Lenders under the Credit Documents.

                                  Schedule 6.16

                           Net Operating Income Levels

                                ($ in Thousands)

      Month              Monthly NOI                          Cumulative NOI
      -----              -----------                          --------------
      08/97                 800                                      800
      09/97                 800                                    1,600
      10/97                 850                                    2,450
      11/97                 900                                    3,350
      12/97                 900                                    4,250
      01/98                 500                                    4,750
      02/98                 600                                    5,350
      03/98                 800                                    6,150
      04/98                 900                                    7,050
      05/98                 950                                    8,000
      06/98                 950                                    8,950
      07/98                 900                                    9,850
      08/98                 900                                   10,750
      09/98                 900                                   11,650
      10/98                 900                                   12,550
      11/98                 900                                   13,450
      12/98                 900                                   14,350
      01/99                 600                                   14,950
      02/99                 600                                   15,550
      03/99                 850                                   16,400
      04/99                 900                                   17,300
      05/99                 950                                   18,250
      06/99                 950                                   19,200
      07/99                 950                                   20,150
      08/99                 950                                   21,100
      09/99                 950                                   22,050

                                    EXHIBIT A

                    ACKNOWLEDGMENT AND RATIFICATION AGREEMENT


      THIS ACKNOWLEDGMENT AND RATIFICATION AGREEMENT ("Ratification Agreement"), dated as of __________, is made and entered into by and among AMRESCO FUNDING CORPORATION, a Delaware corporation ("AMRESCO"), and GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership, (collectively referred to as "Lenders"); AMRESCO, as agent for Secured Party ("Agent"); and [NEW ACQUISITION COMPANY] ("Acquisition Company") [ANY PLEDGOR OF STOCK OR MEMBERSHIP INTEREST IN ACQUISITION COMPANY] ("Pledgor"), with reference to the following facts:

      A. Lenders have entered into that certain Amended and Restated Credit Agreement dated as of September 30, 1997, (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with the Borrowers described in the Credit Agreement. The Borrowers are Affiliates of Acquisition Company.

      B. All terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

      C. Acquisition Company is an "Acquisition Company" as defined Section 1.1 of the Credit Agreement.

      D. Pursuant to the terms of the Credit Agreement, Lenders extended the Loan in the amount of $70,000,000 to Borrowers.

      E. Pursuant to Section 2.9 and Section 3.3 of the Credit Agreement, Lenders have agreed to make Additional Advances to Borrowers in the amount of $__________ to be used to acquire the [Newspaper or Radio Station]. Said [Newspaper or Radio Station] is an "Acquisition" and ["Newspaper" or "Radio Station"] within the meaning of Section 1. 1 of the Credit Agreement.

      F. It is a condition precedent to the making of the Additional Advances by Lenders under the Credit Agreement that Acquisition Company shall have ratified and agreed to be bound by the terms, conditions and covenants set forth in the Credit Agreement and become a Borrower thereunder and that Acquisition Company shall have granted to Lenders a security interest in the [Newspaper or Radio Station] as security for Acquisition Company's obligations owing to Lenders arising under the Credit Agreement and the other Credit Documents referred to therein.

      G. It is a further and additional condition precedent to the making of Advances by Lenders under the Credit Agreement that Acquisition Company shall have ratified and agreed to be bound as a Borrower by the terms, conditions and covenants set forth in the Subordination Agreement described in the Credit Agreement as Credit Document No. (111).

      NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

      1. Ratification of Recitals. The parties hereto acknowledge and agree that the Recitals set forth above are true and correct and that said Recitals are specifically incorporated herein by reference and made a part of this Ratification Agreement.

      2. Ratification of Terms, Covenants and Conditions of the Credit Agreement. Acquisition Company hereby ratifies and agrees to be bound by all of the terms, covenants, and conditions set forth in the Credit Agreement, including without limitation the definitions set forth in Article I, the credit provisions set forth in Article II, the conditions to borrowing set forth in
Article III, the representations and warranties set forth in ARTICLE IV, all affirmative covenants set forth in ARTICLE V, all negative covenants set forth in ARTICLE VI, the default provisions set forth in ARTICLE VII, the limitations on transfer set forth in ARTICLE VIII, the notice, jurisdiction and waiver provisions set forth in ARTICLE IX, and the Agent provisions set forth in
ARTICLE X thereof. Upon execution and delivery of this Ratification Agreement, Acquisition Company shall be deemed a "Borrower" for all purposes under the Credit Agreement in the same manner and to the same extent as if Acquisition Company had executed the Credit Agreement and Acquisition Company hereby assumes all rights and obligations of a Borrower under the Credit Agreement, including without limitation, joint and several liability with all other Borrowers for all Obligations under the Credit Agreement.

      3. Acknowledgment Regarding Representations and Warranties. Acquisition Company makes each of the representations and warranties set forth in Article IV of the Credit Agreement and the Schedules referred to therein and supplemented as follows: Schedules 4.1 4.9(b), 4.10, 4.11(b), 4.13, 4.25, and 4.26 of the
Credit Agreement shall be supplemented by adding thereto the information set forth in Annex A hereto.

      4. Ratification of Terms Covenants and Conditions of Subordination Agreement. Acquisition Company hereby ratifies and agrees to be bound by all of the terms, covenants, and conditions set forth in the Subordination Agreement as a Borrower thereunder.

      5. MISCELLANEOUS.

            (a) All parties hereto agree that the miscellaneous provisions set forth in ARTICLE IX of the Credit Agreement apply to the rights, obligations and duties of the parties under the terms of this Ratification Agreement.

            (b) Upon the effectiveness of this Ratification Agreement, Lenders are authorized in their discretion to issue news releases and at their own expense to publish "tombstone ads" and other announcements in newspapers, trade journals and other appropriate media, containing information about the Additional Advances described in Recital E above as may be deemed noteworthy by Lenders, including without limitation the legal and trade name of Acquisition Company, the amount of the Advance referred to above, and the name, nature and location of the Acquisition.

IN WITNESS WHEREOF, the parties hereto have caused this Ratification Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     "ACQUISITION COMPANY"

                                     [ACQUISITION COMPANY]


                                     By: _____________________________


                                     Title:___________________________

                                     "PLEDGOR"

                                     [Managing Member or Holder of Stock]


                                     By:  ____________________________


                                     Title:___________________________

                             "LENDERS" and "AGENT"

                             AMRESCO FUNDING CORPORATION,
                             a Delaware corporation, individually and as agent


                             By: ______________________________________

                             Its: _____________________________________

                             GOLDMAN SACHS CREDIT PARTNERS L.P., a
                             Bermuda limited partnership


                             By:_______________________________________
                                Authorized Signatory


                                      Address for Notices for Lenders and Agent:

                                      AMRESCO Funding Corporation
                                      700 Pearl Street
                                      Suite 2400 - LB 342
                                      Dallas, TX 75201-7424
                                      Attention: Ted B. Bartley
                                      Telephone: (214) 953-8323
                                      Facsimile: (214) 720-1577

                         EXHIBIT B - SECURITY AGREEMENT

      THIS SECURITY AGREEMENT, dated as of _________ is entered into among [NEW ACQUISITION COMPANY] ("Debtor"), as a borrower, and AMRESCO FUNDING CORPORATION, a Delaware corporation, a Delaware corporation ("AMRESCO"), and GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership (collectively referred to as "Secured Party"), as lenders, and AMRESCO, as agent for Secured Party ("Agent") in light of the following facts:

      WHEREAS, Debtor and Secured Party have entered into that certain Acknowledgment and Ratification Agreement of even date herewith ("Ratification Agreement"), pursuant to which Debtor has agreed to be bound by the terms, covenants, conditions and representations set forth in that certain Amended and Restated Credit Agreement dated as of September 30, 1997, (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

      WHEREAS, Debtor has agreed to grant to Secured Party a security interest in all of the Collateral (as hereinafter defined) owned by Debtor as security for Debtor's obligations owing to Secured Party arising under the Credit Agreement and the Credit Documents referred to therein.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

      1. DEFINITIONS

            As used in this Agreement, all initially capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement. In addition, the following terms shall have the following meanings.

            "Accounts" shall mean any and all of Debtor's presently existing and hereafter rising accounts and rights to payment, except those evidenced by instruments or chattel paper, arising out of the sale or lease of goods or the rendition of services by Debtor, irrespective of whether earned by performance.

            "Agreement" shall mean this Security Agreement, any concurrent or subsequent exhibits or schedules to this Security Agreement, and any extensions, supplements, amendments, or modifications to or in connection with this Security Agreement, or to any such schedules or exhibits.

            "Credit Agreement" shall have the meaning set forth in the recitals to this Agreement, the terms of which are incorporated herein by this reference.

            "Code" shall mean the New York Uniform Commercial Code, and any and all terms used in this Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

            "Collateral" shall mean any and all of Debtor's Accounts, Equipment, Inventory, General Intangibles, Negotiable Collateral, and Debtor's Books, whether now existing or hereafter acquired or created, and any proceeds or products of any of the foregoing, including proceeds of insurance covering the Collateral or any portion thereof, and any and all Accounts, Equipment, Inventory, General Intangibles, Negotiable Collateral, cash, money, deposit accounts, or other tangible or intangible property, resulting from the sale or other disposition of the Accounts, Equipment, Inventory, General Intangibles, or Negotiable Collateral, or any portion thereof or interest therein, and the substitutions, replacements, additions, accessions, products and proceeds thereof, including without limitation proceeds of sale of the Radio Stations and all insurance policies relating thereto and proceeds thereof.

            "Debtor" shall have the meaning set forth in the introduction to this Agreement.

            "Debtor's Books" shall mean any and all Debtor's presently existing and hereafter acquired books and records, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Accounts, Equipment, Inventory, General Intangibles, or Negotiable Collateral.

            "Designated Agreements" shall mean that certain [describe purchase agreement] and that certain [describe LMA or TBA], each dated as of ________, 199__, by and between Debtor, as purchaser, and _____________, as seller, for the purchase and sale of the assets relating to the ownership or operation of the Radio Stations or the Newspaper [as appropriate].

            "Equipment" shall mean any and all of Debtor's presently existing and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, tools, motors, motor vehicles, rolling stock, jigs, and other goods (other than Inventory, farm products, and consumer goods), of every kind and description, wherever located, including, without limitation, printing presses, amplifiers, transmitters, cables, antennas, radio broadcast facilities, connections, towers, and studios, together with any and all parts, improvements, additions, attachments, replacements, accessories, and substitutions thereto or therefor, and all other rights of Debtor relating thereto, whether in the possession and control of Debtor, or in the possession and control of a third party for the account of Debtor.

            "Event of Default" shall have the meaning set forth in the Credit Agreement.

            "FCC" shall mean the Federal Communications Commission or any governmental authority succeeding to any of its functions.

            "General Intangibles" shall mean any and all of Debtor's presently existing and hereafter acquired or arising general intangibles and other intangible personal property, including rights under licensing and distribution agreements, interest in any joint ventures or partnerships, contract rights, including without limitation all rights under those certain Designated Agreements (as defined above), noncompetition covenants, choses in action, causes of action, all Licenses (as hereinafter defined) (but only to the extent that Debtor is now or hereafter permitted by law to grant a security interest in such authorizations, permits and licenses), and all rights incident or appurtenant to such Licenses, including, without limitation, the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the Licenses, income tax refunds, purchase orders, customer lists, monies due or recoverable from pension funds, computer software, magnetic media, electronic data processing files, systems and programs, deposit accounts, certificates of deposit, rights to refunds or indemnification, claims for tax or other refunds against any city, county, state, provincial, or federal government or any agency or authority or other subdivision thereof, guaranties, contracts, lease agreements, licenses, know-how, sales and operating plans, copyrights, patents, trademarks, service-marks, logos, trade names, trade secrets, and the good will associated therewith.

            "Inventory" means any and all of Debtor's presently existing and hereafter acquired goods of every kind and description, held for sale or lease or to be furnished under a contract of service or which have been so leased or furnished, wherever located, including amplifiers, transmitters, cables, antennas, connections, and towers.

            "Licenses" means all commercial broadcast station licenses, permits and other certificates required by (a) the FCC, (b) the Communications Act of 1934, as amended, (c) 47 CFR Part 73, or (d) any other governmental entity in connection with the ownership and operation of the Radio Stations and granted or assigned to Debtor by the FCC or any other public or governmental agency or regulatory body for the operation of the Radio Stations.

            "Negotiable Collateral" shall mean any and all of Debtor's presently existing and hereafter acquired or arising letters of credit, advises of credit, certificates of deposit, notes, drafts, instruments, documents, and chattel paper, as well as Debtor's Books relating to any or all of the foregoing.

            "Newspaper(s)" means [insert description or name of newspaper] together with all of the Assets of Debtor used in the ownership and operation thereof.

            "Obligations" means any and all debts, liabilities, obligations, or undertakings owing by Borrowers to Secured Party arising under, advanced pursuant to, or evidenced by the Credit Agreement, the Credit Documents to which Borrowers are a party, or this Agreement, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code 11 U.S.C. ss.362(a)), and including all principal, interest (including interest that but for the filing of a petition in bankruptcy would accrue on such obligations whether or not allowed as a claim), indemnities and all Secured Party's Expenses which Debtor is required to pay or reimburse pursuant to this Agreement, the Credit Agreement, the Credit Documents, or by law.

            "Radio Stations" means the broadcast radio stations [insert Acquisition description], and any other broadcast radio station owned or operated by any Borrower from time to time, together with all of the assets of Debtor used in the ownership and operation thereof and all Licenses with respect thereto.

            "Secured Party" shall have the meaning set forth in the introduction to this Agreement.

            "Secured Party's Expenses" shall mean any and all reasonable costs or expenses required to be paid by Debtor under this Agreement or by Borrowers under the Credit Agreement or other Credit Documents which are paid or advanced by Lenders and all reasonable costs and expenses of Lenders, including their or its reasonable attorneys' fees and expenses, incurred or expended to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all reasonable costs and expenses of suit incurred or expended by Lenders, including its reasonable attorneys' fees and expenses in enforcing or defending this Agreement, irrespective of whether suit is brought.

      2. CONSTRUCTION

            Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by Secured Party include reasonable estimates (absent manifest error) by Secured Party, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Secured Party, as applicable (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.

      3.    CREATION OF SECURITY INTEREST

            Debtor hereby grants to Secured Party a continuing first priority security interest in all presently existing and hereafter acquired or arising Collateral owned by Debtor, except to the extent of the Permitted Liens described in Schedule 6.2 of the Credit Agreement, in order to secure the prompt payment and performance of all of the Obligations by Borrowers. Such security interest in the Collateral shall attach to all Collateral without further act on the part of Secured Party or Debtor.

      4.    FURTHER ASSURANCES

            4.1 Debtor shall execute and deliver to Agent, concurrently with Debtor's execution of this Agreement, and from time to time at the request of Agent, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Agent may reasonably request, in form reasonably satisfactory to Agent, to perfect and maintain perfected Secured Party's security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Agreement and the Credit Agreement. Debtor hereby irrevocably makes, constitutes, and appoints Agent (and Agent's officers, employees, or agents) as Debtor's true and lawful attorney with power to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Debtor in order to perfect, or continue the perfection of, Secured Party's security interests in the Collateral. The power of attorney granted under this Section 4.1 is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full, the Credit Agreement terminated, and Debtor's duties hereunder have been discharged in full.

            4.2 Without limiting the generality of the foregoing Section 4.1 or any of the provisions of the Credit Agreement, Debtor will: (a) at the request of Agent, mark conspicuously all chattel paper and all records pertaining to the Collateral with a legend, in form and substance satisfactory to Agent, indicating that the Collateral is subject to the security interest granted hereby; (b) at the request of the Agent, appear in and defend any action or proceeding which may affect Debtor's title to, or the security interest of Agent in, any of the Collateral; and (c) upon demand of Agent, allow inspection of Collateral by Agent or persons designated by Agent at any time during normal business hours and, provided that no Event of Default has occurred and is continuing, upon three (3) Business Days' notice to Debtor.

            4.3 With respect to that portion of the Collateral which is evidenced by, or consists of, Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default has occurred and is continuing), Debtor shall, immediately upon request by Agent, endorse (where appropriate) and assign such Negotiable Collateral over to Agent, and deliver to Agent actual physical possession of such Negotiable Collateral to Agent together with any instruments of transfer or assignment, all in form and substance satisfactory to Agent, in order to fully perfect the security interest therein of Secured Party.

            4.4 Debtor acknowledges and agrees that, upon the occurrence of an Event of Default which remains uncured during any applicable Cure Period, the primary source of repayment of the Obligations is through the sale of the Collateral, including the Radio Stations and the Licenses. In accordance with the provisions of Section 7.2(c) of the Credit Agreement, upon the occurrence and during the continuance of the Event of Default(s) described therein, Debtor agrees to take all actions and do all things requested in connection with an application to the FCC for the grant, assignment, or transfer of the Licenses to a receiver acceptable to Agent and appointed by a court of competent jurisdiction, or to Agent's nominee or to a purchaser of the Collateral, including the Radio Stations and the Licenses, to facilitate Agent's non-judicial foreclosure of Secured Party's security interest, provided such actions are consistent with the Communications Act and the rules and regulations of the FCC. In connection therewith, Debtor agrees to execute and deliver to Agent, the receiver or any person or such entity designated by Agent, any documents, instruments, or agreements reasonably requested by Agent or the receiver in connection with any such grant, license, assignment, or transfer sought by Agent from the FCC.

      5.    RIGHTS AND REMEDIES

            5.1 Upon the occurrence and during the continuance of an Event of Default, which Event of Default is not cured within any applicable Cure Period, if applicable, Agent may do any one or more of the following, all of which are authorized by Debtor:

                  (a) Make such payments and do such acts as it considers necessary or reasonable to protect Secured Party's security interest in the Collateral. Debtor agrees to assemble and make available any or all of the Collateral if Agent so requires. Debtor authorizes Agent to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of the Agent, appears to be prior or superior to Secured Party's security interest, and to pay all costs and expenses incurred in connection therewith;

                  (b) With the exception of any rights granted under the FCC licenses, which rights are not to be transferred without the prior consent of the FCC if said consent is then required, Agent is hereby granted a license or other right to use, without charge, Debtor's trade names, trademarks, service marks, customer lists, and advertising matter, or any other property of a similar nature, in advertising for sale or selling any Collateral and Debtor's rights under all licenses shall inure to the benefit of Secured Party;

                  (c) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, or sell (in the manner provided for herein), the Collateral;

                  (d) Sell the Collateral, at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as is commercially reasonable; and apply any proceeds of any sale or other disposition of the Collateral in the order provided in Section 9-504 of the Code, including the payment of Secured Party's Expenses. It is not necessary that the Collateral be present at any such sale;

                  (e) Without constituting a retention of collateral in satisfaction of indebtedness as provided for in Section 9-505 of the Code, Agent may open Debtor's mail, notify account debtors and other obligors of Debtor of Secured Party's security interests in the Collateral, notify postal authorities that all mail addressed to Debtor is to be delivered to Agent and proceed to collect the same and apply the net cash proceeds therefrom to the Obligations;

                  (f) Grant extensions, compromise claims and settle Collateral for less than face value, all without prior notice to Debtor;

                  (g) Give notice of any disposition of the Collateral as follows:

                        (1) Agent shall give Debtor and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a written notice stating the time and place of a public sale, or, if the disposition is to be either a private sale or some other disposition that is not a public sale, the time on or after which the private sale or other disposition is to be made;

                        (2) The notice described in the immediately preceding paragraph shall be delivered to Debtor as provided in Section 9.1 of the Credit Agreement at least ten (10) calendar days before the date fixed for a public sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Debtor claiming an interest in the Collateral shall be sent to such addresses as such persons have furnished to Agent prior to the date of such notice;

                        (3) If the disposition is to be a public sale, Agent shall also give notice of the time and place of said sale by publishing a notice at least five (5) calendar days before the date of the sale in a newspaper of general circulation, if one exists, in the county in which the sale is to be held;

                  (h) In its own name, or in the name of a designee or nominee, bid and purchase at any public sale;

                  (i) Choose to accept the Collateral after giving notice of such proposal to Debtor and to any other person with a security interest in such Collateral, and such acceptance shall discharge the Secured Obligations, provided neither Debtor nor any other person with a security interest in such Collateral objects in writing to such proposal within twenty-one (21) days from receipt of such notice;

                  (j) Setoff the Obligations, or any part thereof, against any deposit account or other property of Debtor with or in the possession of Secured Party, whatever the source of the deposit account or such property;

                  (k) Use in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right, technical process or other proprietary right used or utilized by Debtor; and

                  (l) At Secured Party's option and without further notice to or demand upon Debtor, except as may be provided in the Credit Agreement, assume Debtor's rights under any or all of the Designated Agreements, and to hold and enjoy Debtor's interest under the Designated Agreements free from any claims of Debtor.

            5.2 In addition to the remedies described above, Agent shall be entitled to exercise the remedies set forth in Section 7.2 of the Credit Agreement and all other remedies available under the Code. In the event Agent seeks the appointment of a receiver as provided for in Section 7.2(c) of the Credit Agreement, such receiver shall be instructed to seek from the FCC consent to an involuntary transfer of control of the Licenses for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Debtor hereby agrees to authorize such involuntary transfer of control upon the request of the receiver so appointed and, if Debtor shall refuse to authorize the transfer, its approval may be required by the court. In such event, Debtor shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any actions or transactions contemplated by this Agreement and any related agreements, including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of the Licenses, or transfer or control necessary or appropriate under the FCC's Rules and Regulations to obtain approval of the transfer of assignment of any portion of the Collateral, together with the Licenses.

                  (a) Upon receipt of the consent of the FCC as required under
Section 5.2(d) below, the receiver shall have the power to dispose of the Licenses and the Collateral in any manner lawful in the jurisdiction in which his appointment is confirmed, including the power to conduct a public or private sale of the Licenses and Collateral; provided, however, that the successful bidder at any such public or private sale shall not acquire any License unless and until the FCC shall first have granted its consent to such acquisition. Secured Party may bid at any such public or private sale.

                  (b) DEBTOR ACKNOWLEDGES THAT THE ASSIGNMENT OR TRANSFER OF THE LICENSES IS INTEGRAL TO SECURED PARTY'S REALIZATION OF THE VALUE OF THE COLLATERAL, THAT THERE IS NO ADEQUATE REMEDY AT LAW FOR FAILURE BY DEBTOR TO COMPLY WITH THE PROVISIONS OF THIS SECTION AND THAT SUCH FAILURE WOULD NOT BE ADEQUATELY COMPENSABLE IN DAMAGES, AND THEREFORE AGREES THAT THE AGREEMENTS CONTAINED IN THIS SECTION MAY BE SPECIFICALLY ENFORCED.

                  (c) Notwithstanding anything herein contained to the contrary, Debtor's execution and delivery of this Agreement and any related agreements (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Debtor by Agent or Secured Party, or control, affirmative or negative, direct or indirect, by Agent or Secured Party over the programming, management, or any other aspect of the operation of Debtor or its broadcast properties, which ownership and control will remain exclusively and at all times in Debtor; and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any of the Licenses or any other license, permit or authorization at any time issued by the FCC to Debtor or the transfer of control of Debtor within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

                  (d) Notwithstanding anything contained elsewhere in this Agreement, no assignment or transfer of any Licenses shall occur without the prior written consent of the FCC (if said consent is necessary for the assignment or transfer).

            5.3 Agent acknowledges that in connection with any disposition by Agent under this Agreement of the Collateral, it may be necessary to obtain the consent or approval of certain governmental authorities, including, without limitation, the FCC. Upon the exercise by Agent of any power, right, privilege, or remedy pursuant to this Agreement or pursuant to the Credit Agreement which so requires any consent, approval, registration, qualification, or authorization of any governmental authority or instrumentality, Debtor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Agent or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

            5.4 During the term of the Loans, at Secured Party's option, Agent may cure, on behalf of Debtor, any default of Debtor with respect to the Designated Agreements.

            5.5 All proceeds of sale or other disposition of the Collateral shall be applied first to Post Closing Lender Expenses, including without limitation costs of sale or other disposition of the Collateral, then to outstanding and accrued interest and then to principal.

            5.6 Any portion of the Obligations which remains unpaid after disposition of the Collateral as provided above shall be paid immediately by Debtor provided that Agent has complied in all material respects with Section 9-504 of the Code, as in effect at the time of such disposition. Any excess which exists after disposition of the Collateral shall be returned promptly, without interest and subject to the rights of third parties, to Debtors by Agent;

            5.7 The rights and remedies of Agent under this Agreement, the Credit Agreement, the Credit Documents, and all other agreements contemplated hereby and thereby shall be cumulative. Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Agent or Secured Party of any one right or remedy shall be deemed an election of remedies, and no waiver by Agent or Secured Party of any default on Debtor's part shall be deemed a continuing waiver of any further defaults. No delay by Agent or Secured Party shall constitute a waiver, election or acquiescence with respect to any right or remedy.

      6.    WAIVERS

            6.1 So long as Secured Party or Agent complies with the obligations, if any, imposed by Section 9-207 of the Code, Secured Party shall not otherwise be liable or responsible in any way or manner for: (a) the safekeeping of the Equipment or Inventory, or any of Debtor's Books relating to any of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

            6.2 This Agreement is executed as security for the Obligations only and, therefore, the execution and delivery of this Assignment shall not in any way affect or modify Debtor's liability or obligations under the Designated Agreements. Nothing contained herein shall operate or be construed to impose any obligation upon any Secured Party to perform or discharge any duty on the part of Debtor with respect to any of the Designated Agreements. It is expressly understood and agreed by Debtor that no Secured Party hereby assumes any of Debtor's obligations, liabilities or duties concerning any of the Designated Agreements unless and until such Secured Party exercises its rights hereunder and under any or all of the Designated Agreements and, notwithstanding anything herein to the contrary, the exercise by any Secured Party of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the Designated Agreements. Nor shall any Secured Party be liable for any loss sustained by Debtor resulting from such Secured Party's enforcement of or failure to enforce any or all of the Designated Agreements (whether before or after the occurrence of an Event of Default hereunder) unless such loss is caused by the willful misconduct or gross negligence of such Secured Party or such Secured Party's agents or employees. Debtor shall and does hereby indemnify, defend and hold harmless each Secured Party from and against all liability, loss, costs, damages or claims arising out of the Designated Agreements, or this Agreement, including reasonable attorneys' fees and expenses, except as may arise from the gross negligence or willful misconduct of any Secured Party or such Secured Party's agents or employees.

      7.    RELEASES

            At any time, or from time to time, upon Debtor's request that it be permitted to sell all or substantially all of such Debtor's Collateral, Secured Party will give Debtor a timely response to its request, recognizing that any such decision will be in the Secured Party's sole discretion based on information then available to Secured Party.

      8.    NOTICES

            All notices or demands by any party hereto to the other party and relating to this Agreement shall be made in the manner and to the addresses set forth in Section 9.1 of the Credit Agreement. Debtor's address for notices shall be the same as Borrowers' address for notices.

      9.    GOVERNING LAW; JURISDICTION AND VENUE

            9.1 GOVERNING LAW. This Agreement and the other Credit Documents shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles, except to the extent that federal law or the Uniform Commercial Code provides that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York without regard to conflict of laws principles.

            9.2 JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE OF NEW YORK, OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY INITIATES LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.2 AND STIPULATE THAT ANY FORUM LOCATED IN THE STATE OF NEW YORK SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CREDIT DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST DEBTOR MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THEIR ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 8 HEREOF.

      10.   FCC APPROVAL

            Notwithstanding anything to the contrary contained herein, Agent will not take any action pursuant to this Agreement which would constitute or result in any assignment of the Licenses or any change of control of Debtor under any other security agreement if such assignment of the Licenses or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. Debtor agrees to take any action which Agent may reasonably request in order to obtain and enjoy and full rights and benefits granted to Agent by this Agreement and each other agreement, instrument and document delivered to the Agent in connection with the Obligations or in any document evidencing or securing the Collateral, including specifically, at Debtor's own cost and expense, the use of its best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer or control necessary or appropriate under the FCC's rules and regulations for approval of (a) any sale or sales of property constituting the Collateral by or on behalf of Agent or the holder(s) of the Obligations secured hereby, or (b) any assumption by Agent of voting rights or management rights in property constituting the Collateral effected in accordance with the terms of any other security or pledge agreement relating thereto.

      11.   GENERAL PROVISIONS

            11.1 This Agreement shall be binding and deemed effective when executed and delivered by Debtor and accepted and executed by Secured Party.

            11.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of Debtor and Secured Party; provided, however, that Debtor may not assign this Agreement or any rights hereunder without Secured Party's prior written consent and any prohibited assignment shall be absolutely void.

            11.3 Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section hereof applies equally to this entire Agreement.

            11.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent, Secured Party or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

            11.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            11.6 This Agreement cannot be changed, modified, amended, or terminated, except by a written document executed by Debtor and Secured Party. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement, the Credit Agreement, and the other documents and agreements entered into in connection herewith and therewith.

            11.7 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations, and discretions shall be performed, carried out, discharged, and exercised reasonably and in good faith.

            11 .8 After termination of the Credit Agreement and when Secured Party has received payment and performance in full of all Obligations, Secured Party shall execute and deliver to Debtor a termination of all of the security interests granted by Debtor hereunder.

            11.9 Secured Party's rights and security interests hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Debtor or any other person, all as though such amount had not been paid.

            11.10 This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original. All of such counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart of this Agreement by each of the parties hereto.

            11.11 Agent. Agent has been appointed to act as Agent hereunder on behalf of Secured Party pursuant to the Credit Agreement and shall act as Agent hereunder in accordance with the provisions of this Agreement and the Credit Agreement. Agent hereunder shall all times be the same person as the Agent under the Credit Agreement. Resignation or removal of the Agent hereunder and appointment of a successor agent under the Credit Agreement shall constitute appointment as successor agent hereunder. Upon resignation or removal, Agent shall promptly transfer all Collateral and any related records or documents to the successor agent and shall execute and deliver any documents or instruments or take such other actions as may be reasonably necessary in connection with the transfer of the Collateral and substitution of agents.

      12. WAIVER OF TRIAL BY JURY. THE PARTIES HERETO EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties hereto each (i) acknowledges that this waiver is a material inducement for the parties to enter into a business relationship, that the parties hereto have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                            "DEBTOR"

                                            [ACQUISITION COMPANY]


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            "SECURED PARTY AND AGENT"

                                            AMRESCO FUNDING CORPORATION,
                                            a Delaware corporation, individually
                                            and as Agent


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

                                            GOLDMAN SACHS CREDIT PARTNERS
                                            L.P., a Bermuda limited partnership


                                            By:
                                               ---------------------------------
                                               Authorized Signatory

                                    EXHIBIT C

                      PLEDGE OF MEMBERSHIP INTEREST IN LLC

      This Pledge of Membership Interest in LLC is dated as of ________, and is entered into among ____________, LLC, a Virginia limited liability company, and ___________ Management, Inc., a Virginia corporation (individually and collectively referred to as "Pledgor"); AMRESCO FUNDING CORPORATION, a Delaware corporation ("AMRESCO") and GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership (collectively referred to as "Secured Party"), as lenders; and AMRESCO, as agent for Secured Party ("Agent") in light of the following facts:

      WHEREAS, Secured Party and Affiliates of ________________, a Virginia limited liability company (the "Company"), have entered into that certain Amended and Restated Credit Agreement, dated as of September 30, 1997 (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

      WHEREAS, the Company has agreed, pursuant to that certain Acknowledgment and Ratification Agreement of even date herewith, to be bound by the terms, covenants, conditions and representations set forth in the Credit Agreement; and

      WHEREAS, each Pledgor has agreed to grant to Secured Party a security interest in all of the Collateral (as hereinafter defined) owned by such Pledgor as security for the Obligations of the Company and its Affiliates (collectively referred to from time to time as "Borrowers") to Secured Party arising under the Credit Agreement and the Credit Documents executed by Borrowers in connection therewith.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

      1. Definitions. As used in this Agreement, all initially capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement. In addition, the following terms shall have the following meanings.

            "Agreement" shall mean this Pledge of Membership Interest in LLC together with any concurrent or subsequent exhibits or schedules hereto and any extensions, supplements, amendments, or modifications to or in connection with this Pledge of Membership Interest in LLC or to any such schedules or exhibits.

            "Credit Agreement" shall have the meaning set forth in the recitals to this Agreement, the terms of which are incorporated herein by this reference.

            "Code" shall mean the New York Uniform Commercial Code.

            "Collateral" shall mean, as and to the extent permitted by applicable law, (a) all of Pledgor's membership interest in the Company and all other rights of Pledgor with respect thereto and all proceeds, income, fees preferences, profits or other benefits therefrom; (b) all payments, dividends, and distributions hereafter made upon or with respect to the Company; (c) all of Pledgor's right, title and interest in and to any and all contract rights, including all rights now or hereafter accruing under any operating agreement, of the Company; and (d) all proceeds of any and all of the foregoing, including without limitation any liquidating distributions and proceeds from the sale of Pledgor's interest in the Company and all insurance policies relating thereto and proceeds thereof.

            "Company" shall have the meaning set forth in the recitals to this Agreement.

            "Event of Default" shall have the meaning set forth in the Credit Agreement.

            "Pledgor" shall have the meanings set forth in the introduction to this Agreement.

            "Secured Party" shall have the meaning set forth in the introduction to this Agreement.

            "Secured Obligations" means any and all debts, liabilities, obligations, or undertakings owing by Borrowers to Secured Party arising under, advanced pursuant to, or evidenced by the Credit Agreement, the Credit Documents to which Borrowers are a party, or this Agreement, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (11 U.S.C. ss. 362(a)), and including all principal, interest (including interest that but for the filing of a petition in bankruptcy would accrue on such obligations whether or not allowed as a claim), indemnities and all Secured Party's Expenses which Pledgor is required to pay or reimburse pursuant to this Agreement, the Credit Agreement, the Credit Documents, or by law.

            "Secured Party's Expenses" shall mean any and all reasonable costs or expenses required to be paid by Pledgor under this Agreement, by Borrowers under the Credit Agreement or the other Credit Documents, or by Guarantor under the Guaranty which are paid or advanced by Secured Party and all reasonable costs and expenses of Secured Party, including their or its reasonable attorneys' fees and expenses, incurred or expended to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all reasonable costs and expenses of suit incurred or expended by Secured Party, including its reasonable attorneys' fees and expenses in enforcing or defending this Agreement, irrespective of whether suit is brought.

      2. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by Secured Party include reasonable estimates (absent manifest error) by Secured Party, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Secured Party, as applicable (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.

      3. Creation of Security Interest. Pledgor hereby grants to Secured Party a continuing first priority security interest in all presently existing and hereafter acquired or arising Collateral owned by Pledgor in order to secure the prompt payment and performance of all of the Obligations by Borrowers. Such security interest in the Collateral shall attach to all Collateral without further act on the part of Secured Party or Pledgor.

      4. Further Assurances.

            4.1 Pledgor shall execute and deliver to Agent, concurrently with Pledgor's execution of this Agreement, and from time to time at the request of Agent, all financing statements, continuation financing statements, security agreements, assignments, and all other documents that Agent may reasonably request, in form reasonably satisfactory to Agent, to perfect and maintain perfected Secured Party's security interests in the Collateral or the proceeds of the Collateral in order to consummate fully all of the transactions contemplated by this Agreement and the Credit Agreement. Pledgor hereby irrevocably makes, constitutes, and appoints Agent (and Agent's officers, employees, or agents) as Pledgor's true and lawful attorney with power to sign the name of Pledgor on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Pledgor in order to perfect, or continue the perfection of, Secured Party's security interests in the Collateral. The power of attorney granted under this Section 4.1 is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full, the Credit Agreement terminated, and Pledgor's duties hereunder have been discharged in full.

            4.2 Without limiting the generality of the foregoing Section 4.1 or any of the provisions of the Credit Agreement, Pledgor will: (a) at the request of Agent, mark conspicuously all chattel paper and all records pertaining to the Collateral with a legend, in form and substance satisfactory to Agent, indicating that the Collateral is subject to the security interest granted hereby; (b) at the request of the Agent, appear in and defend any action or proceeding which may affect Pledgor's title to, or the security interest of Agent in, any of the Collateral; and (c) upon demand of Agent, allow inspection of Collateral by Agent or persons designated by Agent at any time during normal business hours and, provided that no Event of Default has occurred and is continuing, upon three (3) Business Days' notice to Pledgor.

            4.3 With respect to that portion of the Collateral which is evidenced by, or consists of, negotiable collateral (other than drafts received in the ordinary course of business so long as no Event of Default has occurred and is continuing), Pledgor shall, immediately upon request by Agent, endorse (where appropriate) and assign such negotiable collateral over to Agent, and deliver to Agent actual physical possession of such negotiable collateral to Agent together with any instruments of transfer or assignment, all in form and substance satisfactory to Agent, in order to fully perfect the security interest therein of Secured Party.

            4.4 Pledgor acknowledges and agrees that, upon the occurrence of an Event of Default which remains uncured during any applicable Cure Period, the primary source of repayment of the Obligations is through the liquidation of the Collateral described herein and through liquidation of Borrowers' Radio Stations and Licenses (as defined in the Credit Agreement). In accordance with the provisions of Section 7.2(c) of the Credit Agreement, upon the occurrence and during the continuance of the Event of Default(s) described therein, Pledgor agrees to take all actions and do all things requested in connection with an application to the FCC for the grant, assignment, or transfer of the Licenses to a receiver acceptable to Agent and appointed by a court of competent jurisdiction, or to Agent's nominee or to a purchaser of the Collateral, including the Radio Stations and the Licenses, to facilitate Agent's non-judicial foreclosure of Secured Party's security interest, provided such actions are consistent with the Communications Act and the rules and regulations of the FCC. In connection therewith, Pledgor agrees to execute and deliver to Agent, the receiver or any person or such entity designated by Agent, any documents, instruments, or agreements reasonably requested by Agent or the receiver in connection with any such grant, license, assignment, or transfer sought by Agent from the FCC.

      5. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Secured Party that:

            5.1 Validity of Collateral/Title to Collateral. Pledgor is the sole legal and beneficial owner of the Collateral, and, except for the security interests granted to Secured party herein Pledgor has, and will at all times during the term hereof have, good and marketable title to all and every part of the Collateral, free and clear of any security interest, lien, pledge, encumbrance, option, conditional sale contract, lease or other title retention agreement, or any other adverse claim of any nature whatsoever.

            5.2 Uncertificated Membership. Pledgor's membership interest in the Company is not evidenced by any certificate or instrument representing the Collateral. In the event any certificate or instrument evidencing Pledgor's membership interest is issued by the Company, Pledgor shall immediately deliver such certificate or instrument to Agent, stamped or marked as Secured Party may require, together with duly executed or endorsed instruments of assignment or transfer relating thereto as Secured Party may reasonably require.

            5.3 Nature of Collateral. The Collateral will at all times during the term hereof constitute one hundred percent (100%) of the membership interest in the Company.

            5.4 Priority. Upon the execution and delivery of this Agreement by Pledgor and Agent's filing a UCC-1 Financing Statement covering the Collateral in the office of the State Corporation Commission of the State of Virginia and the office of the Secretary of the State of Indiana, Secured Party shall have perfected security interests in and to the Collateral having first priority for the full amount of all of the Secured Obligations.

            5.5 No Default or Required Consent. Neither the execution or delivery of this Agreement by Pledgor nor the effectuation by Agent or Secured Party of any of its rights or remedies herein, whether upon default or otherwise, will result in a breach of or constitute a default under any Articles of Organization or operating agreement of Pledgor or the Company or any other agreement or instrument to which the Pledgor or the Company is a party or by which any of the Collateral or the assets of the Company is bound, or violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree of any court or administrative agency, nor does any of the foregoing require the consent of any person, entity or governmental agency or any notice or filing with any governmental or regulatory body (except as may be required in connection with any sale or disposition of the Collateral by laws and regulations of the FCC and except for the filing of this Agreement with the FCC subsequent to its execution, if and as necessary).

            5.6 No Litigation. There is no action, legal, administrative or other proceeding pending or threatened against Pledgor's title to or interest in the Collateral or against Pledgor's pledge of the Collateral hereunder, nor does Pledgor know of any basis for the assertion of any such claim.

            5.7 Charter Documents and Member Agreements. Accurate copies of the Articles of Organization and the Operating Agreement of the Company, and agreements among the members of the Company in their member capacity to which the Pledgor is a party, all pre-organization agreements adopted by the Company, and all agreements among members or between members and the Company which contain buy/sell rights, options, rights of first refusal, rights of co-sale or similar rights affecting the transferability of member ownership or control, and all amendments of any of the foregoing (the "Member Agreements") (i) have heretofore been delivered to Secured Party (ii) have been duly authorized, executed and delivered by the parties thereto, (iii) have not been further amended or otherwise modified and (iv) are in full force and effect and are binding upon and enforceable against the parties thereto in accordance with their respective terms subject to the effect of any applicable bankruptcy or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). There exists no default under any of the Member Agreements by Pledgor, or to Pledgor's knowledge, by any other party hereto.

      6. Affirmative Covenants. Pledgor covenants that until such time as all of the Secured Obligations are paid in full unless Secured Party shall otherwise consent in writing:

            6.1 Protection of Security and Legal Proceedings. Pledgor shall, at its own expense, take any and all actions necessary to preserve, protect and defend the security interest of Secured Party in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending any and all actions and proceedings which purport to affect any of the foregoing; promptly reimburse Secured Party or Agent on behalf of Secured Party for any and all sums, including reasonable costs, expenses and actual attorneys' fees, which Secured Party or Agent on behalf of Secured Party may pay or incur in defending, protecting or enforcing its security interest in the Collateral or the perfection or priority thereof, or in discharging any prior or subsequent lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or the rights of Secured Party therein, all of which actions Pledgor hereby agrees that Secured Party or Agent on behalf of Secured Party shall have the right to take in their sole and absolute discretion.

            6.2 Authorized Sale. Pledgor shall keep the proceeds of any collection, sale or disposition of any Collateral authorized by Secured Party in accordance with the Credit Agreement separate from Pledgor's other property and; until otherwise notified by Agent, shall enforce all of Pledgor's rights with respect to any such collection, sale or disposition, maintain accurate and complete records thereof and promptly deliver to Agent the proceeds thereof as and when received.

            6.3 Inspection. Prior to the occurrence of an Event of Default, Pledgor shall give Secured Party and Agent such information as may be reasonably requested concerning the Collateral and permit Secured Party and its agents and representatives (including Agent), after notice and at reasonable times, to enter upon any premises upon which Pledgor's records concerning the Collateral or the Company are located for the purpose of inspecting and auditing the same. Pledgor shall also cause the Company to permit Secured Party and its agents and representatives (including Agent) full access upon reasonable request to all properties and records of the Company for the purpose of inspecting and auditing the same. After the occurrence and during the continuance of an Event of Default, Pledgor shall allow Secured Party and Agent immediate access to Pledgor's records concerning the Collateral or the Company for the purpose of inspecting and auditing same, including full access to all properties and records of the Company.

            6.4 Notification. Pledgor shall promptly notify Secured Party in writing of any event which materially and adversely affects the ability of Pledgor or Secured Party to dispose of the Collateral or the rights and remedies of Secured Party in relation thereto, including, but not limited to, the levy of any legal process against the Collateral and the adoption of any order, arrangement or procedure affecting the Collateral, whether governmental or otherwise; Pledgor shall also promptly notify Secured Party in writing of any event which materially and adversely affects the financial condition, assets, liabilities, business, operations or prospects of the Company in any material respect.

            6.5 Authority of Secured Party. With respect to any Collateral, Pledgor hereby consents and agrees that the Company shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party or Agent on behalf of Secured Party to effect any transfer or exercise any right hereunder with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other person to the Company or to any registrar, transfer agent or trustee thereof.

            6.6 Further Assurances. Pledgor shall from time to time make, execute, acknowledge and deliver all such further documents, instruments and assurances and take such further acts as reasonably may be requested by Secured Party or Agent to perfect or preserve the security interest created by and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, Pledgor shall, upon request of Secured Party or Agent, execute and deliver to Secured Party such financing statements and security agreements, in form and substance satisfactory to the Secured Party, as Secured Party may require to effect and perfect Secured Party's security interest in the Collateral, including any distributions or dividends paid in property other than cash or cash equivalents.

            6.7 Member Agreements. Pledgor shall, at its own expense, unless Secured Party shall otherwise consent in writing in advance:

                  (a) Except as to the extent otherwise provided in Section 9.1, use its best efforts to perform and observe all of the terms and provisions of each Member Agreement to be performed or observed by it, maintain each Member Agreement to which it is a party in full force and effect, take all reasonable and prudent action to enforce in accordance with its terms each Member Agreement to which it is a party, and take all such action to such end as may be from time to time reasonably requested by Secured Party.

                  (b) Furnish to Secured Party promptly after receipt thereof copies of (i) all notices, requests and other documents, other than financial statements, received by Pledgor under or pursuant to each Member Agreement relating to any matter requiring consent from Secured Party under Section 9.1,
(ii) all amendments to, restatements of, and newly executed, as the case may be Member Agreements, and (iii) such other information and reports regarding the Collateral as Secured Party may reasonably request; and

                  (c) Upon the reasonable request of Secured Party, make such demands and requests for information and reports, or make such demands or request for action Pledgor is entitled to make under each Member Agreement, to the Company and the parties to the respective Member Agreements.

      7. Negative Covenants. Pledgor covenants that (without the prior written consent of Secured Party) until such time as all of the Secured Obligations are paid in full and:

            7.1 Sale or Hypothecation of Collateral. Pledgor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise (a) exchange, sell, encumber or dispose of the Collateral or any part thereof, or any of Pledgor's rights therein, or grant any option with respect thereto; (b) cause, suffer or permit the Collateral to be affected by any encumbrance, security interest, option or adverse claim of any kind or nature whatsoever; (c) vote or consent to any change the voting rights of the members of the Company. The inclusion of "proceeds" as a component of the Collateral shall not be deemed a consent by Secured Party to any sale or disposition of all or any part of the Collateral.

            7.2 No Issuance of Additional Membership Interests. Pledgor shall not cause, suffer, or permit the Company to issue any additional membership interests in the Company.

            7.3 Certain Agreements. Pledgor shall not make any compromise, adjustment, amendment, modification, settlement, substitution or termination in respect to the Collateral; nor cause, suffer or permit anything to be done which might impair, or fail to do anything necessary or advisable in order to preserve the value of the Collateral and the credit interest of Secured Party therein.

      8. Additional Covenants of Pledgor.

            8.1 Preservation of Collateral. In case of any failure of Pledgor to keep the Collateral free from liens or adverse claims, or to pay taxes on or in respect thereof, or fully and punctually to keep and perform any other covenant hereof, then after reasonable notice to Pledgor, Secured Party or Agent on behalf of Secured Party may (but shall not be required to) pay or contest or settle such taxes, liens or adverse claims, or any judgments based thereon, take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor or notices or any other nature whatsoever in connection with the Collateral or the Secured Obligations, or otherwise make good any other aforesaid failure of Pledgor. Pledgor shall promptly reimburse Secured Party or Agent for any sums reasonably paid or advanced by Secured Party or Agent for any such purpose, together with interest at the rate specified in the Credit Agreement from the date of any such advance to the date of reimbursement.

            8.2 Attorney-in-Fact. After the occurrence and during the continuance of an Event of Default, Agent on behalf of Secured Party shall have the right and power to receive, endorse and collect all checks made payable to Pledgor representing any payment or distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and to execute and deliver as attorney-in-fact on behalf of Pledgor all necessary instruments of sale, assignment and transfer of the Collateral, and any part thereof, as may be sold or otherwise disposed of pursuant to this Agreement, subject to the prior consent of the FCC to the extent required. Pledgor hereby appoints Agent on behalf of Secured Party its attorney-in-fact with full power of substitution, to carry out the purposes of this section 8.2. The power of attorney granted under this Section 8.2 is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full, the Credit Agreement terminated, and Pledgor's duties hereunder have been discharged in full.

      9. Rights Incident to Collateral.

            9.1 Voting Rights. Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement. Without limiting the generality of the foregoing, Pledgor shall not in Pledgor's capacity as a member of the Company, without Secured Party's prior written consent:

            (a) Cancel or terminate any Member Agreement or consent to any cancellation or termination thereof;

            (b) Vote or consent to amend or restate the Articles of Organization;

            (c) Vote or consent to amend the Operating Agreement of the Company;

            (d) Execute any irrevocable proxies with respect to the Company;

            (e) Enter into any agreement among members or between members and the Company to which Pledgor is a party to reduce or eliminate or to create or increase rights adversely affecting the transferability of, the ownership or control of the Collateral, or to restrict in any manner Pledgor's ability to freely exercise his voting rights with respect to the Collateral; and

            (f) Waive any material default under or breach of any Member Agreement.

            9.2 Rights to Distributions. So long as no Event of Default has occurred and is continuing the Pledgor may retain any distributions made in cash or cash equivalents, but after the occurrence and during the continuance of an Event of Default Pledgor shall cause the Company to pay directly to Agent on behalf of Secured Party (a) one hundred percent (100%) of all distributions made in the ordinary course in cash or cash equivalents in respect of any Collateral, (b) one hundred percent (100%) of all distributions made other than in cash or cash equivalents in respect of any Collateral, and (c) one hundred percent (100%) of all distributions of cash or cash equivalents made in respect of any Collateral in connection with a partial or total liquidation or dissolution of the Company or in connection with a reduction of capital, capital surplus or paid-in-surplus thereof, whether such distributions be made by way of interest, distribution or otherwise. Distributions received by Agent under (a) and (c) above shall be applied by Secured Party against the Secured Obligations in the manner specified in Section 14 hereof.

            9.3 Distributions Held in Trust. All distributions from the Company which are received by Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor, and shall forthwith be paid over to Agent as pledged Collateral in the same form as so received (with any necessary endorsements).

      10. Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

            10.1 Default Under Credit Agreement. The occurrence of any Event of Default under the Credit Agreement;

            10.2 Deterioration of Collateral. If, in the reasonable judgment of Secured Party, there is any material deterioration, depreciation or impairment of the value of the Collateral which causes the Collateral to become unsatisfactory as to value so as to impair the Secured Party's security for the Secured Obligations;

            10.3 Company's Actions. The failure of the Company, for any reason, to take any of the actions specified in the any affirmative covenant herein or the taking by the Company of any of the actions specified in Sections 7.1 through 7.3 in any such case without prior written consent of Secured Party;

            10.4 Bankruptcy. The insolvency or appointment of a receiver to take charge of the business or property of the Company or (the commission of an act of bankruptcy) the making of a general assignment for the benefit of creditors or the filing of any petition in bankruptcy by or against the Company or for relief under the Bankruptcy Code, as amended, or under any other laws, whether federal or state, for the relief of debtors, now or hereafter existing, unless the same is dismissed within sixty (60) days after the filing thereof;

            10.5 Liens on Property of the Company. The initiation of steps by any third party to obtain a lien, levy or writ of attachment or garnishment upon substantially all of the property of the Company or to the affect any such property by other legal process, where the same is not dismissed within thirty
(30) days after the initiation thereof;

            10.6 Inability to Pay Debts. Any written admission by the Company of their inability to pay their debts as they mature;

            10.7 Certain Transfers. Any transfer of property by the Company under circumstances which would entitle a trustee in a bankruptcy or similar fiduciary to avoid such transfer under the Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing;

            10.8 Appointment of Receiver. The appointment of a receiver, trustee or custodian for the Company or for any substantial part of the assets of any of the Company or the institution of proceedings for the dissolution or the full or partial liquidation of the Company, and such receiver or trustee shall not be discharged within sixty (60) days of his or its appointment, or such proceedings shall not be discharged within sixty (60) days of their commencement, or the discontinuance of the business or a material change in the nature of the business of any of the foregoing parties;

            10.9 Dissolution of the Company, Etc. If the Company should cease for any reason to be a going concern;

            10.10 Misrepresentation. Should any material representation of the Company to Secured Party concerning the financial condition or credit standing of the Company or any representation or warranty of the Company contained in the Credit Agreement or this Agreement or in any other Credit Document prove to have been materially false or misleading when made; and

            10.11 Adverse Judgments. If final judgment for the payment of money in excess of $25,000 per Pledgor shall have been rendered by any court of competent jurisdiction against the Pledgor and the same shall not have been discharged or execution thereunder stayed, whether pursuant to appeal or otherwise, within thirty (30) days of the entry of thereof, or if any final order, ruling or direction of any competent authority is issued in a proceeding with respect to the Pledgor which materially adversely affects the Pledgor, or which requires a substantial or material adverse change in the business or affairs of the Pledgor.

      11. Rights and Remedies of Secured Party. Upon the occurrence of any Event of Default hereunder, Secured Party or Agent on behalf of Secured Party may exercise any and all of the following rights and remedies, all of which shall be cumulative and not mutually exclusive:

            11.1 Rights and Remedies Under the Credit Agreement. Secured Party or Agent may pursue and enforce all of its rights and remedies provided under the Credit Agreement; and

            11.2 Other Rights and Remedies. Secured Party or Agent may pursue and enforce all of the rights and remedies provided to secured parties at law or in equity, including, without limitation, the provisions of the Uniform Commercial Code of the State of New York, as amended. Without limiting the generality of the foregoing, Secured Party or Agent may sell or otherwise dispose of the Collateral or retain it in satisfaction of the Secured Obligations and Secured Party or Agent may obtain specific performance of any obligation of Pledgor contained herein without the necessity of posting bond or proving that money damages are an adequate remedy.

      12. Demands, Notices Etc.; Commercially Reasonable Sale. Subject to
Section 16 hereof, all demands of performance, advertisements, notices of sale or retention, as well as the presence of the Collateral at any sale and the constructive possession of the Collateral by the person and conducting any sale, except only as provided by Section 9-504(3) of the Uniform Commercial Code of the State of New York are hereby specifically waived by Pledgor. The Secured Party shall give Pledgor ten (10) days notice, of the time and place of any public sale of the Collateral, or of the time after which any private sale or other disposition of the Collateral is proposed to be made which Pledgor hereby agrees constitutes reasonable notice. With respect to any Collateral consisting of securities, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, Secured Party or Agent on behalf of Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party or Agent on behalf of Secured Party may (a) approach and negotiate with a limited number of potential purchasers and (b) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that such Collateral is sold at private sale, Pledgor agrees that if such Collateral is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then (i) the sale shall be deemed to be commercially reasonable in all respects, (ii) Pledgor shall not be entitled to a credit against any Secured Obligations in an amount in excess of the purchase price and (iii) Secured Party shall not incur any liability or responsibility to Pledgor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. In this regard Pledgor understands and agrees that Secured Party is under no obligation to seek prior approval of or to make any registration statement with respect to a "public offering" of the Collateral, that any decision of Secured Party not to do so shall be conclusively deemed a reasonable decision of Secured Party, and that such a decision may very strictly limit the course of conduct of Secured Party with respect to any disposition of all or any portion of the Collateral by Secured Party, and also may limit the extent to which or the manner in which any subsequent transferee of all or any portion of the Collateral may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Secured Party in any attempt to dispose of all or any part of the Collateral under applicable State Blue Sky or other State securities laws or similar laws analogous in purpose or effect. Without limiting the generality of the foregoing, the foregoing provisions of this Section shall be applicable if, for example, Secured Party were to transfer all or any part of the Collateral for private placement by an investment banking firm of reputation satisfactory to Secured Party, or if Secured Party were to place all or any part of the Collateral privately with a purchaser or purchasers thereof.

      13. Further Assurances. Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as reasonably may be necessary to make any sale or sales of all or any portion of the Collateral pursuant to
Section 12 hereof valid and binding and in compliance with any and all applicable requirements of law. Pledgor further agrees that Pledgor's failure to use such best efforts will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect to such breach and, as a consequence, that such covenant shall be specifically enforceable against Pledgor. Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the terms of the Credit Agreement.

      14. Application of Proceeds. The proceeds of any sale, or of collection, of all or any part of the Collateral shall be applied by Agent as set forth in the Credit Agreement.

      15. Return of Collateral. Subject to any duty imposed by law or otherwise to the holder of any subordinate lien on the Collateral known to Secured Party, and subject to the direction of a court of competent jurisdiction, upon the extinguishment of any commitment of Secured Party to make further advances under the Credit Agreement and upon the payment in full of the Secured Obligations, Pledgor shall be entitled to return of the Collateral. Upon payment in full of the Secured Obligations, this Agreement shall terminate and the Agent shall execute such termination statements or other instruments as Pledgor reasonably may request acknowledging satisfaction and discharge of this Agreement, and each Secured Party shall, upon request of Pledgor, duly execute and deliver to Pledgor a copy of this Agreement marked terminated, canceled and released.

      16. Obtaining of Required Approvals. To the extent the exercise by Secured Party of any remedy afforded herein requires the consent or approval of any governmental agency or regulatory body, including without limitation the FCC, the right of Secured Party or Agent to exercise such remedy shall be conditioned upon receipt by Secured Party or Agent of such consent or approval. In furtherance of the exercise by Secured Party of the power of sale granted to it herein, Pledgor agrees that, upon request of Secured Party or Agent and without expense to Secured Party or Agent, Pledgor shall use its best efforts to obtain all necessary approvals from the FCC and all other applicable federal, state and local governmental agencies, authorities and instrumentalities for the sale by Secured Party of the Collateral, or the exercise of any voting powers over the Collateral, or any part thereof, or the transfer to the successful bidder or prospective purchaser of any governmental licenses or franchises necessary to allow it to conduct the business or activities for which the Collateral is intended.

      17. Cumulative Rights, No Waiver. The several rights and remedies of Secured Party hereunder or referred to herein shall, to the full extent permitted by law, be construed as cumulative, and no one of them is exclusive of the others. No delay or omission of Secured Party in exercising any right or remedy created by, connected with or provided in this Agreement or arising from any Event of Default hereunder shall be construed as or deemed to be an acquiescence therein or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement. No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent breach of the same of any other condition or covenant. If the performance of any Secured Obligation is at any time secured by any other instrument or instruments, the exercise by Secured Party of any right or remedy under any such other instrument shall not be construed as or deemed to be a waiver of any limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement or under any such other instrument. Without limiting the generality of the foregoing, Pledgor acknowledges that the Secured Obligations are also secured by the Collateral described in the Credit Agreement and that Secured Party may, in its absolute discretion, proceed against any other debtor or Collateral prior to, after or concurrently with any proceedings against Pledgor and/or the Collateral hereunder and the order in which Secured Party may proceed against any other debtor or Collateral shall not in any way affect Secured Party's right to proceed against Pledgor and/or the Collateral under this Agreement.

      18. Secured Party's Possession of Collateral. Each of Secured Party's and Agent's sole duty with respect to the Collateral in its possession shall be to use reasonable care in the custody and preservation thereof. Secured Party and Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which each of Secured Party and Agent accords its own property, it being understood that Secured Party and Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party or Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Under no circumstances shall Secured Party or Agent be responsible for any injury or loss to the Collateral, or any part thereof, arising from theft, acts of God, flood, fire or from any other cause beyond the reasonable control of Secured Party.

      19. Indemnification. Secured Party shall incur no liability if any action taken by Secured Party or on Secured Party's behalf in good faith pursuant to any provisions of this Agreement shall prove to be in whole or in part inadequate or invalid and, except for claims arising from the Secured Party's gross negligence, Pledgor agrees to indemnify and hold each of Secured Party and Agent, and their officers, directors, partners, members, employees, agents and attorneys free and harmless from and against any loss, liability, claim or damage, including without limitation, all attorneys' fees and court costs actually incurred (a) in connection with any such action or actions, and (b) in respect of any claims or allegations of third parties arising out of Pledgor use and ownership of the Collateral or Secured Party's or Agent's possession of the Collateral or its security interest therein.

      20. Assignment of Obligations. Secured Party may transfer or negotiate any Secured Obligation as and to the extent permitted by Section 9.5 of the Credit Agreement and applicable law.

      21. Modification of Secured Obligations. Pledgor consents and agrees that Secured Party may, at any time and from time to time, in Secured Party's sole and absolute discretion, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate, waive or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof or any additional security or guaranties now or hereafter held therefor; (b) enter into or give any agreement, approval or consent with respect to the Secured Obligations or any part thereof or any additional security or guaranties now or hereafter held therefor; (c) accept new or additional instruments, documents or agreements in exchange for or relative to the Secured Obligations or any part thereof; (d) accept partial payments on the Secured Obligations; (e) receive and hold additional security or guaranties for the Secured Obligations or any part thereof; (f) settle, release, liquidate and/or fail to enforce any Secured Obligation; (g) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, transfer and/or fail to enforce any other security or guaranties now or hereafter held for the Secured Obligations or any part thereof; (h) substitute, exchange, amend or alter any other security or guaranty now or hereafter held for the Secured Obligations or any part thereof, whether or not the security or guaranty received upon the exercise of such power is of the same character or value as the security or pledge so affected; (i) release any person from any personal liability with respect to the Secured Obligations or any part thereof; (j) consent to the transfer of any such other security and bid and purchase the same at any sale thereof; and/or (k) consent to any merger, change or other restructuring or termination of the existence of the Company or any other person, and correspondingly restructure the Secured Obligations.

      22. Waivers. To the fullest extent permitted by law, Pledgor waives any duty on the part of Secured Party to disclose to Pledgor any facts Secured Party may now know or may hereafter know about the Company or the Company's successors in interest (if any) regardless of whether Secured Party (i) has reason to believe that any such facts materially increase the risk beyond the risk which Pledgor intends to assume by executing this Agreement, (ii) has reason to believe that these facts are unknown to Pledgor, or (ii) has a reasonable opportunity to communicate such facts to Pledgor, it being understood and agreed that Pledgor is fully responsible for being and keeping informed of the financial condition of the Company or any successor in interest of the Company and of all circumstances bearing on the risk of non-payment of any indebtedness of the Company to Secured Party that is secured hereby.

      Pledgor also waives with respect to the Company, its successor and assigns and any other person, including other guarantors, who may have similar rights against the Company, any and all rights of subrogation, reimbursement, exoneration, contribution or setoff, any and all rights to participate in any claim or remedy of Secured Party against the Company or any Collateral, and any and all rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated or to a holder or transferee against a maker, and which Pledgor may have or hereafter acquire against the Company or any such other person by contract, at law or in equity in connection with or as a result of Pledgor's execution, delivery and/or performance of this Pledge Agreement or any other Credit Document. Pledgor shall not at any time hereafter have or assert any such claims or rights against the Company, its successors and assigns or any such other persons either directly or as an attempted setoff to any action commenced against Pledgor by the Company, Secured Party or any other person. Pledgor hereby acknowledges and agrees that this waiver is intended to be for the benefit of the Company, as a thirty party beneficiary, as well as for the benefit of Secured Party. Therefore, the waiver set forth herein shall remain at all times hereafter in full force and effect, and may be enforced by the Company in its own name and right, notwithstanding that all indebtedness and obligations of the Company to Secured Party arising under the Credit Documents have been repaid in full. Pledgor further agrees that, to the extent the waiver of rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation which Pledgor may have against the Company or against any Collateral or security shall be junior and subordinate to any right Secured Party may have against the Company and to all right, title and interest Secured Party may have in any Collateral or security. Secured Party may use, sell or dispose or any item of Collateral or security as herein permitted as it sees fit without regard to any subrogation right Pledgor may have, and upon disposition or sale, any right of subrogation Pledgor may have shall terminate.

      Pledgor acknowledges, and agrees that by virtue of this pledge, it has specifically assumed any and all risks of bankruptcy or reorganization with respect to the Company and that any modification of the Secured Obligations in any bankruptcy or reorganization of the Company shall not affect Secured Party's rights to pursue its remedies against the Collateral in respect of any Event of Default under the original terms of the Secured Obligations as though no such bankruptcy or reorganization case had occurred.

      Before executing this Agreement, Pledgor has made such independent legal and factual inquiries and investigations as Pledgor deemed necessary or desirable with respect to the ability of the Company to honor all of the Company's covenants and agreements which are secured hereby, and Pledgor has relied solely on said independent inquiries and investigations preparatory to entering into this Agreement. Pledgor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Pledgor otherwise may have against the Company,

Secured Party or others, or against the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

      23. Miscellaneous.

            23.1 Attorneys' Fees. Pledgor shall pay to Secured Party all reasonable attorneys' fees and all reasonable costs and other expenses paid or incurred by Secured Party in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement, whether or not suit is filed, expressly including, without limitation, all reasonable costs, attorneys fees and expenses actually incurred by Secured Party in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceeding involving Pledgor or any other person that in any way affects the exercise by Secured Party of its rights hereunder, and the proceeds of disposition of any or all of the Collateral shall be applied to the payment of such attorneys' fees, costs and other expenses as provided herein.

            23.2 Notices. All written notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party herein in connection with this Agreement shall be delivered in accordance with the notice provision of the Credit Agreement.

            23.3 Revival of Security Interests. To the extent permitted and as provided by applicable law, Secured Party's rights and security interests hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of Secured Obligations that thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Pledgor, the Company or any other person, all as though such amount had not been paid.

            23.4 Amendment; Waiver; Construction. This Agreement may not be altered or amended except by the written agreement of the parties hereto. No provision of this Agreement or right of Secured Party hereunder can be waived nor can Pledgor be released from its obligations hereunder except by a writing duly executed by Secured Party. Each of the parties hereto hereby acknowledges that it has been represented by independent counsel of its own choice throughout all negotiations which have preceded the execution of this Agreement and that it has executed the same with the consent and upon the advice of said independent counsel. All parties and their respective counsel have cooperated in the drafting and preparation of this Agreement, such that it shall be deemed to be their joint work product and may not be construed against any party by reason of its preparation.

            23.5 Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement nevertheless shall be effective.

            23.6 Joint and Several Liability. If more than one Pledgor signs this Agreement, the obligations of all such persons shall be joint and several.

            23.7 Terminology. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular and vice versa, the neuter shall include the masculine and feminine and all references to "Pledgor" shall mean all or any one or more of them. All terms used herein shall have the same meaning as in the provisions of the New York Uniform Commercial Code, as amended.

            23.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            23.9 Applicable Law. Governing Law; Jurisdiction. Waiver of Trial by
Jury:

                  (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                  (b) JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE OF NEW YORK OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY INITIATES LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 23.9(b) AND STIPULATE THAT ANY SUCH COURT SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE CREDIT DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE PLEDGOR MAY BE MADE BY

REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THEIR ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 9.1 OF THE CREDIT AGREEMENT.

                  (c) WAIVER OF TRIAL BY JURY. THE PARTIES HERETO EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties hereto each (i) acknowledges that this waiver is a material inducement for the parties to enter into a business relationship, that the parties hereto have already relied on this waiver in entering into this Pledge Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            23.10 Agent. Agent has been appointed to act as Agent hereunder on behalf of Secured Party pursuant to the Credit Agreement and shall act as Agent hereunder in accordance with the provisions of this Agreement and the Credit Agreement. Agent hereunder shall all times be the same person as the Agent under the Credit Agreement. Resignation or removal of the Agent hereunder and appointment of a successor agent under the Credit Agreement shall constitute appointment as successor agent hereunder. Upon resignation or removal, Agent shall promptly transfer all Collateral and any related records or documents to the successor agent and shall execute and deliver any documents or instruments or take such other actions as may be reasonably necessary in connection with the transfer of the Collateral and substitution of agents.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          "PLEDGOR"


                                                                        LLC,
                                           -----------------------------
                                           a Virginia limited liability company


                                           By:                         Inc.,
                                              -----------------------,
                                              a Virginia corporation,

                                           Managing Member


                                           By:
                                               ---------------------------------
                                               President


                                                             MANAGEMENT, INC., a
                                           ------------------
                                           Virginia corporation


                                           By:
                                               ---------------------------------
                                               Alan R. Brill, President

                                           "SECURED PARTY AND AGENT"

                                           AMRESCO FUNDING CORPORATION,
                                           a Delaware corporation, individually
                                           and as Agent


                                           By:
                                               ---------------------------------
                                           Its:
                                               ---------------------------------

                                           GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                           a Bermuda limited partnership


                                           By:
                                               ---------------------------------
                                               Authorized Signatory

                                    EXHIBIT D

                         PLEDGE AGREEMENT COVERING STOCK

      This PLEDGE AGREEMENT COVERING STOCK (this "Agreement") is made and entered into as of _______, by and among [owner of stock of managing member of New Acquisition Company] ("Pledgor"); AMRESCO FUNDING CORPORATION, a Delaware corporation ("AMRESCO"), and GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership, (collectively referred to as "Secured Party"); and AMRESCO, as agent for Secured Party ("Agent"), and is made with reference to the following facts:

      A. [Managing member of New Acquisition Company] (the "Company"), and Secured Party have entered into that certain Pledge of Membership Interest in LLC of even date herewith (as hereafter amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"). [New Acquisition Company] (the "Debtor") and Secured Party have entered into that certain Acknowledgment and Ratification Agreement ("Ratification Agreement"), pursuant to which the Debtor has agreed to be bound by the terms, covenants, conditions and representations set forth in that certain Amended and Restated Credit Agreement dated September 30, 1997 (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into by and among Secured Party and the Borrowers described therein;

      B. Pledgor is the owner of the 100% of the issued and outstanding shares of the stock of the Company (the "Stock");

      C. Pledgor has agreed to pledge to Secured Party all of the issued and outstanding shares of the Company as collateral for the obligations specified in
Section 2 below; and

      D. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained and for other good and valuable consideration, the parties hereto hereby agree as follows:

      1. Grant of Security Interest.

            1.1 Pledge. As security for payment and performance of the Secured Obligations specified in Section 2 hereof, Pledgor hereby pledges, assigns, transfers and grants to Secured Party and Secured Party's successors, endorsees and assignees a security interest in and to (a) any Stock now owned by Pledgor,
(b) all additional shares
of the capital stock of the Company and any other monies, securities, rights and property issued or received in exchange therefor or with respect thereto, including, but not limited to, any cash dividends or distributions, any shares that may be issued to Pledgor as a stock dividend and any securities, rights or other property which Pledgor may hereafter receive or be entitled to receive in exchange therefor, whether upon a merger, reorganization, consolidation, stock split or reclassification, or otherwise; and (c) any and all additions and substitutions thereto and therefor and the proceeds of any of the foregoing (collectively the "Collateral").

            1.2 Delivery. In furtherance of the pledge, assignment, transfer and grant of the security interest referred to in Section 1.1 hereof, Pledgor shall
(a) deliver to Agent, concurrently with the execution hereof; all certificates or instruments representing the Collateral, stamped or marked as Secured Party may require, together with duly executed or endorsed blank stock powers and proxies or such other instruments of assignment or transfer relating thereto as Secured Party may require and (b) deliver to Agent, as soon as possible after receipt thereof; certificates and other indicia of ownership representing any securities or other instruments referred to in Section 1.1(b) hereof; stamped or marked as Agent may require, together with duly executed or endorsed blank stock powers or such other instruments of assignment or transfer relating thereto as Agent may require. Upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or 7.1(b) of the Credit Agreement, which Event of Default has not been cured within applicable Cure Period, Agent shall have the right to transfer to or to register in the name of Secured Party or any of their nominees any or all of the Collateral. Secured Party shall also have the right to appoint one or more agents, including without limitation Agent, for the purpose of retaining physical possession of the Collateral. In addition, Agent shall have the. right at any time to exchange certificates or instruments representing or evidencing any of the Collateral for certificates or instruments of small or larger denominations.

            1.3 Additional Collateral Received by Pledgor. Subject to the provisions of Section 7 hereof; any money, securities or other properly hereafter received by Pledgor in respect of or in exchange or substitution for any of the Collateral, and any additional shares of the capital stock or securities of Borrowers of whatever class or nature, shall be, and shall be deemed to have been, received by Pledgor as trustee for Secured Party, and Pledgor shall pay and deliver all such sums, securities and other property to Agent immediately, without demand or notice and Pledgor shall promptly thereafter deliver to Agent a certificate executed by a duly authorized officer of Pledgor describing such sums, securities and other property and certifying that the same have been duly pledged to Secured Party hereunder. The same shall then be held as Collateral by Secured Party as security for the obligations secured hereby or, in the case of money, applied to the indebtedness and obligations secured hereby as provided in Section 13 hereof.

            1.4 Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 1.1, 1.2 and 1.3 hereof; if any of the Collateral (whether now owned or hereafter acquired) is evidenced by an uncertificated security, Pledgor shall promptly notify Agent thereof and shall promptly take all actions required to perfect the security interest of Secured Party therein under applicable law (including, in any event under ss.ss.8-313 and 8-321 of the Uniform Commercial Code as amended, in effect in the State of New York or other applicable jurisdiction). Pledgor further agrees to take such actions as Secured Party deems necessary or desirable to effect the foregoing and to permit Secured Party to exercise any of its rights and remedies hereunder, and Pledgor agrees to provide an opinion of counsel satisfactory to Secured Party with respect to any such pledge of uncertificated securities promptly upon request of Secured Party.

            1.5 If Pledgor is a married individual, Pledgor acknowledges that by this Agreement Pledgor is also granting to Secured Party a security interest in the entire community property interest, if any, of Pledgor's spouse in and to the Collateral.

            1.6 Duties and Rights of Secured Party and Agent. Pledgor agrees that neither Agent nor Secured Party shall have any liability of any kind or nature whatsoever with respect to the Collateral, other than to hold, release or dispose of the same in accordance with the terms and provisions of this Agreement. With respect to each particular item of Collateral, the security interest herein granted shall attach immediately upon Pledgor's execution hereof or as soon as Pledgor acquires rights in and to such item of Collateral, whichever is later.

      2. Obligations to be Secured. Whether or not recovery upon any of the following secured obligations is now or hereafter becomes barred by any statute of limitations or is now or hereafter becomes otherwise unenforceable, the security interests herein granted shall secure the following (collectively, the "Secured Obligations"):

            2.1 Obligations Under Credit Agreement. The prompt and complete payment and performance of all of the Obligations under the Credit Agreement (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) and interest which, but for the filing of a petition in bankruptcy, would accrue on such Obligations); and

            2.2 Fees and Expenses. The payment and reimbursement of all sums and expenses, including, without limitation, attorney's fees (including allocated costs of internal counsel), court costs and collection, legal and receivers' expenses, advanced or incurred by Agent or Secured Party in connection with the perfection and protection of the security interest herein panted, the preservation or disposition of the Collateral, or any part thereof; or the enforcement by Agent or Secured Party of any of the foregoing obligations of Pledgor, the Borrower or any guarantor thereof to Secured Party whether upon default by Pledgor, the Borrower or any such guarantor, or otherwise.

      3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Secured Party that:

            3.1 Validity of Collateral/Title to Collateral. The issued Collateral has been duly authorized and validly issued, is fully paid and nonassessable and has been issued in compliance in all material respects with all applicable federal and state securities laws. Pledgor is the sole legal and beneficial owner of the Collateral, and, except for the security interests granted to Secured party herein Pledgor has, and will at all times during the term hereof have, good and marketable title to all and every part of the Collateral, free and clear of any security interest, lien, pledge, encumbrance, option, conditional sale contract, lease or other tide retention agreement, or any other adverse claim of any nature whatsoever.

            3.2 Nature of Collateral. The Collateral will at all times during the term hereof constitute one hundred percent (100%) of the issued and outstanding securities of the Company.

            3.3 Priority. Upon the execution and delivery of this Agreement by Pledgor and Agent's taking possession on behalf of Secured Party of the Collateral, Secured Party shall have perfected security interests in and to the Collateral having first priority for the full amount of all of the Secured Obligations.

            3.4 No Default or Required Consent. Neither the execution or delivery of this Agreement by Pledgor nor the effectuation by Agent or Secured Party of any of its rights or remedies herein, whether upon default or otherwise, will result in a breach of or constitute a default under any charter provision or bylaw of Pledgor or the Company or any other agreement or instrument to which the Pledgor or the Company is a party or by which any of the Collateral or the assets of the Company is bound, or violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree of any court or administrative agency, nor does any of the foregoing require the consent of any person, entity or governmental agency or any notice or filing with any governmental or regulatory body (except as may be required in connection with any sale or disposition of the Collateral by laws and regulations of the FCC or by laws affecting the offering and sale of securities generally and except for the filing of this Agreement with the FCC subsequent to its execution).

            3.5 No litigation. There is no action, legal, administrative or other proceeding pending or threatened against Pledgor's title to or interest in the Collateral or against Pledgor's pledge of the Collateral hereunder, nor does Pledgor know of any basis for the assertion of any such claim.

            3.6 Charter Documents and Shareholder Agreements. Accurate copies of the Articles of Incorporation and bylaws of the Company, all irrevocable proxies executed by Pledgor, all voting trust agreements and agreements among the shareholders of the Company in their shareholder capacity to which the Pledgor is a party, all pre-incorporation agreements adopted by the Company, and all agreements among shareholders or between shareholders and the Company which affect in excess of 5% of the then outstanding capital stock of the Company on a fully diluted basis and contain buy/sell rights, options, warrants, registration rights, rights of first refusal, rights of co-sale or similar rights affecting the free transferability of share ownership or control, and all amendments of any of the foregoing (the "Shareholder Agreements") (i) have heretofore been delivered to Secured Party (ii) have been duly authorized, executed and delivered by the parties thereto, (iii) have not been further amended or otherwise modified and (iv) are in full force and effect and are binding upon and enforceable against the parties thereto in accordance with their respective terms subject to the effect of any applicable bankruptcy or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). There exists no default under any of the Shareholder Agreements by Pledgor, or to Pledgor's knowledge, by any other party hereto.

      4. Affirmative Covenants. Pledgor covenants that until such time as all of the Secured Obligations are paid in full unless Secured Party shall otherwise consent in writing:

            4.1 Protection of Security and Legal Proceedings. Pledgor shall, at its own expense, take any and all actions necessary to preserve, protect and defend the security interest of Secured Party in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending any and all actions and proceedings which purport to affect any of the foregoing; promptly reimburse Secured Party or Agent on behalf of Secured Party for any and all sums, including reasonable costs, expenses and actual attorneys' fees, which Secured Party or Agent on behalf of Secured Party may pay or incur in defending, protecting or enforcing its security interest in the Collateral or the perfection or priority thereof; or in discharging any prior or subsequent lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or the rights of Secured Party therein, all of which actions Pledgor hereby agrees that Secured Party or Agent on behalf of Secured Party shall have the right to take in their sole and absolute discretion;

            4.2 Authorized Sale. Pledgor shall keep the proceeds of any collection, sale or disposition of any Collateral authorized by Secured Party in accordance with the Credit Agreement separate from Pledgor's other property and, until otherwise notified by Agent, shall enforce all of Pledgor's rights with respect to any such collection, sale or disposition, maintain accurate and complete records thereof and promptly deliver to Agent the proceeds thereof as and when received.

            4.3 Inspection. Prior to the occurrence of an Event of Default, Pledgor shall give Secured Party and Agent such information as may be reasonably requested concerning the Collateral and permit Secured Party and its agents and representatives (including Agent), after notice and at reasonable times, to enter upon any premises upon which Pledgor's records concerning the Collateral or the Company are located for the purpose of inspecting and auditing the same. Pledgor shall also cause the Company to permit Secured Party and its agents and representatives (including Agent) full access upon reasonable request to all properties and records of the Company for the purpose of inspecting and auditing the same. After the occurrence and during the continuance of an Event of Default, Pledgor shall allow Secured Party and Agent immediate access to Pledgor's records concerning the Collateral or the Company for the purpose of inspecting and auditing same, including full access to all properties and records of the Company.

            4.4 Notification. Pledgor shall promptly notify Secured Party in writing of any event which materially and adversely affects the ability of Pledgor or Secured Party to dispose of the Collateral or the rights and remedies of Secured Party in relation thereto, including, but not limited to, the levy of any legal process against the Collateral and the adoption of any order, arrangement or procedure affecting the Collateral, whether governmental or otherwise; Pledgor shall also promptly notify Secured Party in writing of any event which materially and adversely affects the financial condition, assets, liabilities, business, operations or prospects of the Company in any material respect.

            4.5 Authority of Secured Party. With respect to any Collateral, Pledgor hereby consents and agrees that the Company shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party or Agent on behalf of Secured Party to effect any transfer or exercise any right hereunder with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other person to the Company or to any registrar, transfer agent or trustee thereof.

            4.6 Further Assurances. Pledgor shall from time to time make, execute, acknowledge and deliver all such further documents, instruments and assurances and take such further acts as reasonably may be requested by Secured Party or Agent to perfect or preserve the security interest created by and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, Pledgor shall, upon request of Secured Party or Agent, execute and deliver to Secured Party such financing statements and security agreements, in form and substance satisfactory to the Secured Party, as Secured Party may require to effect and perfect Secured Party's security interest in the Collateral, including any distributions or dividends paid in property other than cash or cash equivalents.

            4.7 Shareholder Agreements. Pledgor shall, at its own expense, unless Secured Party shall otherwise consent in writing in advance:

                  (a) Except as to the extent otherwise provided in Section 7.1, use its best efforts to perform and observe all of the terms and provisions of each Shareholder Agreement to be performed or observed by it, maintain each Shareholder Agreement to which it is a party in full force and effect, take all reasonable and prudent action to enforce in accordance with its terms each Shareholder Agreement to which it is a party, and take all such action to such end as may be from time to time reasonably requested by Secured Party.

                  (b) Furnish to Secured Party promptly after receipt thereof copies of (i) all notices, requests and other documents, other than financial statements, received by Pledgor under or pursuant to each Shareholder Agreement relating to any matter requiring consent from Secured Party under Section 7.1,
(ii) all amendments to, restatements of, and newly executed, as the case may be Shareholder Agreements, and (iii) such other information and reports regarding the Collateral as Secured Party may reasonably request;

                  (c) Upon the reasonable request of Secured Party, make such demands and requests for information and reports, or make such demands or request for action Pledgor is entitled to make under each Shareholder Agreement, to the Company and the parties to the respective Shareholder Agreements.

      5. Negative Covenants. Pledgor covenants that (without the prior written consent of Secured Party) until such time as all of the Secured Obligations are paid in full and:

            5.1 Sale or Hypothecation of Collateral. Pledgor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise (a) exchange, lease, lend, sell, encumber or dispose of the Collateral or any part thereof; or any of Pledgor's rights therein, or grant any option with respect thereto, nor (b) cause, suffer or permit the Collateral to be affected by any encumbrance, security interest, option or adverse claim of any kind or nature whatsoever.

            The inclusion of "proceeds" as a component of the Collateral shall not be deemed a consent by Secured Party to any sale or disposition of all or any part of the Collateral.

            5.2 No Issuance of Additional Securities. Pledgor shall not cause, suffer, or permit the Company to issue any additional securities of any class or nature, nor to take any other act, or omit to take any act, the result of which is to render the Collateral less than 100% of the issued and outstanding securities of the Company.

            5.3 Certain Agreements. Pledgor shall not make any compromise, adjustment, amendment, modification, settlement, substitution or termination in respect to the Collateral; nor cause, suffer or permit anything to be done which might impair, or fail to do anything necessary or advisable in order to preserve the value of the Collateral and the credit interest of Secured Party therein.

      6. Additional Covenants of Pledgor.

            6.1 Preservation of Collateral. In case of any failure of Pledgor to keep the Collateral free from liens or adverse claims, or to pay taxes on or in respect thereof, or fully and punctually to keep and perform any other covenant hereof, then after reasonable notice to Pledgor, Secured Party or Agent on behalf of Secured Party may (but shall not be required to) pay or contest or settle such taxes, liens or adverse claims, or any judgments based thereon, take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, exercise managerial rights with respect to any Collateral, make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor or notices or any other nature whatsoever in connection with the Collateral or the Secured Obligations, or otherwise make good any other aforesaid failure of Pledgor. Pledgor shall promptly reimburse Secured Party or Agent for any sums reasonably paid or advanced by Secured Party or Agent for any such purpose, together with interest at the rate specified in the Credit Agreement from the date of any such advance to the date of reimbursement.

            6.2 Attorney-in-Fact. Pledgor hereby appoints Agent on behalf of Secured Party its attorney-in-fact with full power of substitution, to do any and all acts which Pledgor is obliged by this Agreement to do and for the purpose of carrying out the purposes of this Agreement and taking any action and executing any instruments which Agent reasonably may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, Agent on behalf of Secured Party shall have the right and power to receive, endorse and collect all checks made payable to Pledgor representing any payment or distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and to execute and deliver as such attorney-in-fact on behalf of Pledgor all necessary instruments of sale, assignment, lease and transfer of the Collateral, and any part thereof, as may be sold, leased or otherwise disposed of pursuant to this Agreement; subject to the prior consent of the FCC to the extent required.

      7. Rights Incident to Collateral.

            7.1 Irrevocable Proxy/Voting Rights. Pledgor hereby irrevocably appoints Agent on behalf of Secured Party as Pledgor's proxy holder with respect to the Collateral with full power and authority to vote, give consents, ratifications and waivers and otherwise act with respect to such Collateral on behalf of Pledgor, provided that this proxy shall be operative only upon the occurrence and during the continuance of an Event of Default under Section 7.1(a) or 7.1(b) of the Credit Agreement, which is not cured within the applicable Cure Period, or the occurrence and continuation of an event which, with notice or lapse of time, or both, would become such an Event of Default and which is not cured within the applicable Cure Period. This proxy shall be irrevocable for so long as any Secured Obligation remains outstanding. Until such time, if any, as an Event of Default which is not cured within the applicable Cure Period occurs, or there occurs an event which, with notice or lapse of time, or both, would become an Event of Default under Section 7.1(a) or 7.1(b) of the Credit Agreement which is not cured within the applicable Cure Period, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement. Without limiting the generality of the foregoing, Pledgor shall not in Pledgor's capacity as a shareholder of the Company, without Secured Party's prior written consent

                  (a) Cancel or terminate any Shareholder Agreement or consent to any cancellation or termination thereof;

                  (b) Vote or consent to amend or restate the Articles of Incorporation;

                  (c) Vote or consent to amend the bylaws of the Company, if such amendment affects provisions relating to the calling or conducting of meetings of shareholders, shareholder voting rights (including, without limitation, quorum and super majority provisions), shareholder written consents, shareholder proxies, the powers of directors, filling of director vacancies, meetings of directors, voting rights of directors, written consent of directors, action by committee of directors, or the rights of shareholders or directors to amend the bylaws;

                  (d) Execute any irrevocable proxies or enter into any voting trust agreements, or vote or consent to amend irrevocable proxies or voting trust agreements in effect on the date hereof with respect to the Company;

                  (e) Enter into or vote or consent to amend any agreement among shareholders or between shareholders and the Company to which Pledgor is a party to reduce or eliminate registration, option, warrant, first refusal or co-sale or similar rights running in the Pledgor's favor, or to create or increase rights of first refusal or co-sale or similar rights attaching to, and adversely affecting the free transferability of, the ownership or control of the Collateral, or to restrict in any manner Pledgor's ability to freely exercise his voting rights with respect to the Collateral;

                  (f) Waive any repurchase, first refusal, registration, option, co-sale or similar right attaching to the Collateral under any of the Shareholder Agreements; or

                  (g) Waive any material default under or breach of any

Shareholder Agreement.

            7.2 Rights to Distributions. So long as no Event of Default has occurred and is continuing the Pledgor may retain any distributions made in cash or cash equivalents, but after the occurrence and during the continuance of an Event of Default Pledgor shall cause the Company to pay directly to Agent on behalf of Secured Party (a) one hundred percent (100%) of all distributions made in the ordinary course in cash or cash equivalents in respect of any Collateral,
(b) one hundred percent (100%) of all distributions made other than in cash or cash equivalents in respect of any Collateral, and (c) one hundred percent (100%) of all distributions of cash or cash equivalents made in respect of any Collateral in connection with a partial or total liquidation or dissolution of the Company or in connection with a reduction of capital, capital surplus or paid-in-surplus thereof, whether such distributions be made by way of dividend, interest, distribution or otherwise. Distributions received by Agent under (a) and (c) above shall be applied by Secured Party against the Secured Obligations in the manner specified in Section 14 hereof.

            7.3 Distributions Held in Trust. All distributions from the Company which are received by Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor, and shall forthwith be paid over to Agent as pledged Collateral in the same form as so received (with any necessary endorsements).

      8. Events of Default The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

            8.1 Default Under Credit Agreement. The occurrence of any Event of Default under the Credit Agreement;

            8.2 Deterioration of Collateral. If, in the reasonable judgment of Secured Party, there is any material deterioration, depreciation or impairment of the value of the Collateral which causes the Collateral to become unsatisfactory as to value so as to impair the Secured Party's security for the Secured Obligations;

            8.3 Company's Actions. The failure of the Company, for any reason, to take any of the actions specified in Sections 4.3, 4.5, 4.6 or 7.2 hereof or the taking by the Company of any of the actions specified in Sections 5,1, 5.2, or 5.3, in any such case without prior written consent of Secured Party;

            8.4 Bankruptcy. The insolvency or appointment of a receiver to take charge of the business or property of the Company or (the commission of an act of bankruptcy) the making of a general assignment for the benefit of creditors or the filing of any petition in bankruptcy by or against the Company or for relief under the Bankruptcy Code, as amended, or under any other laws, whether federal or state, for the relief of debtors, now or hereafter existing, unless the same is dismissed within sixty (60) days after the filing thereof;

            8.5 Liens on Property of the Company. The initiation of steps by any third party to obtain a lien, levy or writ of attachment or garnishment upon substantially all of the property of the Company or to the affect any such property by other legal process, where the same is not dismissed within thirty
(30) days after the initiation thereof;

            8.6 Inability to Pay Debts. Any written admission by the Company of their inability to pay their debts as they mature;

            8.7 Certain Transfers. Any transfer of property by the Company under circumstances which would entitle a trustee in a bankruptcy or similar fiduciary to avoid such transfer under the Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing;

            8.8 Appointment of Receiver. The appointment of a receiver, trustee or custodian for the Company or for any substantial part of the assets of any of the Company or the institution of proceedings for the dissolution or the full or partial liquidation of the Company, and such receiver or trustee shall not be discharged within sixty (60) days of his or its appointment, or such proceedings shall not be discharged within sixty (60) days of their commencement, or the discontinuance of the business or a material change in the nature of the business of any of the foregoing parties;

            8.9 Dissolution of the Company, Etc. If the Company should cease for any reason to be a going concern;

            8.10 Misrepresentation. Should any material representation of the Company to Secured Party concerning the financial condition or credit standing of the Company or any representation or warranty of the Company contained in the Credit Agreement or this Agreement or in any other Credit Document prove to have been materially false or misleading when made; or

            8.11 Adverse Judgments. If final judgment for the payment of money in excess of $25,000 per Pledgor or $100,000 in the aggregate for all Pledgors shall have been rendered by any court of competent jurisdiction against the Pledgors and the same shall not have been discharged or execution thereunder stayed, whether pursuant to appeal or otherwise, within thirty (30) days of the entry of thereof, or if any final order, ruling or direction of any competent authority is issued in a proceeding with respect to the Pledgors which materially adversely affects the Pledgors, or which requires a substantial or material adverse change in the business or affairs of the Pledgors.

      9. Rights and Remedies of Secured Party. Upon the occurrence of any Event of Default hereunder, Secured Party or Agent on behalf of Secured Party may exercise any and all of the following rights and remedies. all of which shall be cumulative and not mutually exclusive:

            9.1 Rights and Remedies Under the Credit Agreement. Secured Party or Agent may pursue and enforce all of its rights and remedies provided under the Credit Agreement;

            9.2 Other Rights and Remedies. Secured Party or Agent may pursue and enforce all of the rights and remedies provided to secured parties at law or in equity, including, without limitation, the provisions of the Uniform Commercial Code of the State of New York, as amended, but in no event may the Secured Party or its Agent obtain any deficiency judgment against Pledgor. Without limiting the generality of the foregoing, Secured Party or Agent may sell or otherwise dispose of the Collateral or retain it in satisfaction of the Secured Obligations and Secured Party or Agent may obtain specific performance of any obligation of Pledgor contained herein without the necessity of posting bond or proving that money damages are an adequate remedy; and

            9.3 Voting Rights. Anything herein or in any other Credit Document to the contrary notwithstanding, Pledgor shall have the sole right to freely exercise all voting rights with respect to the Stock until the occurrence and during the continuance of an Event of Default described in Section 7.1(a) and 7.1(b) of the Credit Agreement that is not cured within the applicable Cure Period. Secured Party or Agent shall have the right to exercise all voting rights with respect to the Stock only upon and during the continuance of an Event of Default described in Section 7.1(a) or 7.1(b) of the Credit Agreement that is not cured during the applicable Cure Period.

      10. Demands. Notices Etc.; Commercially Reasonable Sale. Subject to
Section 15 hereof, all demands of performance, advertisements, notices of sale or retention, as well as the presence of the Collateral at any sale and the constructive possession of the Collateral by the person and conducting any sale, except only as provided by Section 9-504(3) of the Uniform Commercial Code of the State of New York are hereby specifically waived by Pledgor. The Secured Party shall give Pledgor ten (10) days notice, of the time and place of any public sale of the Collateral, or of the time after which any private sale or other disposition of the Collateral is proposed to be made which Pledgor hereby agrees constitutes reasonable notice. With respect to any Collateral consisting of securities, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, Secured Party or Agent on behalf of Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party or Agent on behalf of Secured Party may (a) approach and negotiate with a limited number of potential purchasers and (b) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that such Collateral is sold at private sale, Pledgor agrees that if such Collateral is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then
(i) the sale shall be deemed to be commercially reasonable in all respects, (ii) Pledgor shall not be entitled to a credit against any Secured Obligations in an amount in excess of the purchase price and (iii) Secured Party shall not incur any liability or responsibility to Pledgor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. In this regard Pledgor understands and agrees that Secured Party is under no obligation to seek prior approval of or to make any registration statement with respect to a "public offering" of the Collateral, that any decision of Secured Party not to do so shall be conclusively deemed a reasonable decision of Secured Party, and that such a decision may very strictly limit the course of conduct of Secured Party with respect to any disposition of all or any portion of the Collateral by Secured Party, and also may limit the extent to which or the manner in which any subsequent transferee of all or any portion of the Collateral may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Secured Party in any attempt to dispose of all or any part of the Collateral under applicable State Blue Sky or other State securities laws or similar laws analogous in purpose or effect. Without limiting the generality of the foregoing, the foregoing provisions of this Section shall be applicable if, for example, Secured Party were to transfer all or any part of the Collateral for private placement by an investment banking firm of reputation satisfactory to Secured Party, or if Secured Party were to place all or any part of the Collateral privately with a purchaser or purchasers thereof.

      11. Information As to Compliance with Law. If Secured Party determines to exercise its right to sell any or all of the Collateral, upon written request, Pledgor shall and shall cause each issuer of any Collateral to be sold hereunder from time to time to furnish to Secured Party or Agent all such information as Secured Party or Agent may reasonably request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Secured Party or Agent on behalf of Secured Party as exempt transactions under the Securities Act of 1933 and the rules of the Securities Exchange Commission thereunder, as the same are from time to time in effect.

      12. Further Assurances. Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as reasonably may be necessary to make any sale or sales of all or any portion of the Collateral pursuant to
Section 10 hereof valid and binding and in compliance with any and all applicable requirements of law. Pledgor further agrees that Pledgor's failure to use such best efforts will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect to such breach and, as a consequence, that such covenant shall be specifically enforceable against Pledgor. Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the terms of the Credit Agreement

      13. Application of Proceeds. The proceeds of any sale, or of collection, of all or any part of the Stock shall be applied by Agent, without any marshalling of assets, in the following order:

            (a) first, to the payment of all of the costs and expenses of such sale, including, without limitation, reasonable compensation to Agent, Secured Party and their agents, attorneys and counsel, and all other expenses, liabilities and advances made or incurred by the lender in connection therewith; and

            (b) second, to the payment in full of the principal of and premium, if any, and interest on the Notes; and then to pay all other Obligations; and

            (c) finally, to the payment to the Pledgor, his successors or assigns, or his heirs, executors or administrators, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus remaining from such proceeds after payments of the character referred to in Subsections (a) and (b) of this Section 13 shall have been made.

      14. Return of Collateral. Subject to any duty imposed by law or otherwise to the holder of any subordinate lien on the Collateral known to Secured Party, and subject to the direction of a court of competent jurisdiction, upon the extinguishment of any commitment of Secured Party to make further advances under the Credit Agreement and upon the payment in full of the Secured Obligations, Pledgor shall be entitled to return of the Collateral. Upon payment in full of the Secured Obligations, this Agreement shall terminate and the Agent shall transfer and deliver to Pledgor, or Pledgor's nominee(s), the Collateral and all certificates therefor, and Secured Party, at the sole expense of Pledgor, shall execute such termination statements or other instruments as Pledgor reasonably may request acknowledging satisfaction and discharge of this Agreement, and each Secured Party shall, upon request of Pledgor, duly execute and deliver to Pledgor a copy of this Agreement marked terminated, canceled and released. The return of Collateral, shall be without recourse to Secured Party and Agent and Secured Party and Agent shall be entitled to receive appropriate documentation to such effect. The return of Collateral shall be effected without representation or warranty and shall not entitle Pledgor to any right to any endorsement.

      15. Obtaining of Required Approvals. To the extent the exercise by Secured Party of any remedy afforded herein requires the consent or approval of any governmental agency or regulatory body, including without limitation the Federal Communications Commission (`FCC), the right of Secured Party or Agent to exercise such remedy, or the power to vote the Stock, shall be conditioned upon receipt by Secured Party or Agent of such consent or approval. In furtherance of the exercise by

Secured Party of the power of sale granted to it herein, Pledgor agrees that upon request of Secured Party or Agent and without expense to Secured Party or Agent, Pledgor shall use its best efforts to obtain all necessary approvals from the FCC and all other applicable federal, state and local governmental agencies, authorities and instrumentalities for the sale by Secured Party of the Collateral, or the exercise of any voting powers over the Collateral, or any part thereof, or the transfer to the successful bidder or prospective purchaser of any governmental licenses or franchises necessary to allow it to conduct the business or activities for which the Collateral is intended.

      16. Cumulative Rights, No Waiver. The several rights and remedies of Secured Party hereunder or referred to herein shall, to the full extent permitted by law, be construed as cumulative, and no one of them is exclusive of the others. No delay or omission of Secured Party in exercising any right or remedy created by, connected with or provided in this Agreement or arising from any Event of Default hereunder shall be construed as or deemed to be an acquiescence therein or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement. No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent breach of the same of any other condition or covenant. If the performance of any Secured Obligation is at any time secured by any other instrument or instruments, the exercise by Secured Party of any right or remedy under any such other instrument shall not be construed as or deemed to be a waiver of any limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement or under any such other instrument. Without limiting the generality of the foregoing, Pledgor acknowledges that the Secured Obligations are also secured by the Collateral described in the Credit Agreement and that Secured Party may, in its absolute discretion, proceed against any other debtor or Collateral prior to, after or concurrently with any proceedings against Pledgor and/or the Collateral hereunder and the order in which Secured Party may proceed against any other debtor or Collateral shall not in any way affect Secured Party's right to proceed against Pledgor and/or the Collateral under this Agreement.

      17. Secured Party's Possession of Collateral. Each of Secured Party's and Agent's sole duty with respect to the Collateral in its possession shall be to use reasonable care in the custody and preservation thereof. Secured Party and Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which each of Secured Party and Agent accords its own property, it being understood that Secured Party and Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party or Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Under no circumstances shall Secured Party or Agent be responsible for any injury or loss to the Collateral, or any part thereof, arising from theft, acts of God, flood, fire or from any other cause beyond the reasonable control of Secured Party.

      18. Indemnification. Secured Party shall incur no liability if any action taken by Secured Party or on Secured Party's behalf in good faith pursuant to any provisions of this Agreement shall prove to be in whole or in part inadequate or invalid and, except for claims arising from the Secured Party's gross negligence, Pledgor agrees to indemnify and hold each of Secured Party and Agent, and their officers, directors, partners, shareholders, employees, agents and attorneys free and harmless from and against any loss, liability, claim or damage, including without limitation, all attorneys' fees and court costs actually incurred (a) in connection with any such action or actions, and (b) in respect of any claims or allegations of third parties arising out of Pledgors use and ownership of the Collateral or Secured Party's or Agent's possession of the Collateral or its security interest therein.

      19. Assignment of Obligations. Secured Party may transfer or negotiate any Secured Obligation as and to the extent permitted by Section 9.5 of the Credit Agreement and applicable law.

      20. Modification of Secured Obligations. Pledgor consents and agrees that Secured Party may, at any time and from time to time, in Secured Party's sole and absolute discretion, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate, waive or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof or any additional security or guaranties now or hereafter held therefor; (b) enter into or give any agreement, approval or consent with respect to the Secured Obligations or any part thereof or any additional security or guaranties now or hereafter held therefor; (c) accept new or additional instruments, documents or agreements in exchange for or relative to the Secured Obligations or any part thereof; (d) accept partial payments on the Secured Obligations; (e) receive and hold additional security or guaranties for the Secured Obligations or any part thereof; (f) settle, release, liquidate and/or fail to enforce any Secured Obligation; (g) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, transfer and/or fail to enforce any other security or guaranties now or hereafter held for the Secured Obligations or any part thereof; (h) substitute, exchange, amend or alter any other security or guaranty now or hereafter held for the Secured Obligations or any part thereof, whether or not the security or guaranty received upon the exercise of such power is of the same character or value as the security or pledge so affected; (i) release any person from any personal liability with respect to the Secured Obligations or any part thereof; (j) consent to the transfer of any such other security and bid and purchase the same at any sale thereof; and/or (k) consent to any merger, change or other restructuring or termination of the corporate existence of the Company or any other person, and correspondingly restructure the Secured Obligations.

      21. Waivers. To the fullest extent permitted by law, Pledgor waives any duty on the part of Secured Party to disclose to Pledgor any facts Secured Party may now know or may hereafter know about the Company or the Company's successors in interest (if any) regardless of whether Secured Party (i) has reason to believe that any such facts materially increase the risk beyond the risk which Pledgor intends to assume by executing this Agreement, (ii) has reason to believe that these facts are unknown to Pledgor, or (ii) has a reasonable opportunity to communicate such facts to Pledgor, it being understood and agreed that Pledgor is fully responsible for being and keeping informed of the financial condition of the Company or any successor in interest of the Company and of all circumstances bearing on the risk of non-payment of any indebtedness of the Company to Secured Party that is secured hereby.

            Pledgor also waives with respect to the Company, its successor and assigns and any other person, including other guarantors, who may have similar rights against the Company, any and all rights of subrogation, reimbursement, exoneration, contribution or setoff, any and all rights to participate in any claim or remedy of Secured Party against the Company or any Collateral, and any and all rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated or to a holder or transferee against a maker, and which Pledgor may have or hereafter acquire against the Company or any such other person by contract, at law or in equity in connection with or as a result of Pledgor's execution, delivery and/or performance of this Pledge Agreement or any other Credit Document. Pledgor shall not at any time hereafter have or assert any such claims or rights against the Company, its successors and assigns or any such other persons either directly or as an attempted setoff to any action commenced against Pledgor by the Company, Secured Party or any other person. Pledgor hereby acknowledges and agrees that this waiver is intended to be for the benefit of the Company, as a thirty party beneficiary, as well as for the benefit of Secured Party. Therefore, the waiver set forth herein shall remain at all times hereafter in full force and effect, and may be enforced by the Company in its own name and right, notwithstanding that all indebtedness and obligations of the Company to Secured Party arising under the Credit Documents have been repaid in full. Pledgor further agrees that, to the extent the waiver of rights of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation which Pledgor may have against the Company or against any Collateral or security shall be junior and subordinate to any right Secured Party may have against the Company and to all right, title and interest Secured Party may have in any Collateral or security. Secured Party may use, sell or dispose or any item of Collateral or security as herein permitted as it sees fit without regard to any subrogation right Pledgor may have, and upon disposition or sale, any right of subrogation Pledgor may have shall terminate.

            Pledgor acknowledges, and agrees that by virtue of this pledge, it has specifically assumed any and all risks of bankruptcy or reorganization with respect to the Company and that any modification of the Secured Obligations in any bankruptcy or reorganization of the Company shall not affect Secured Party's rights to pursue its remedies against the Collateral in respect of any Event of Default under the original terms of the Secured Obligations as though no such bankruptcy or reorganization case had occurred.

            Before executing this Agreement, Pledgor has made such independent legal and factual inquiries and investigations as Pledgor deemed necessary or desirable with respect to the ability of the Company to honor all of the Company's covenants and agreements which are secured hereby, and Pledgor has relied solely on said independent inquiries and investigations preparatory to entering into this Agreement. Pledgor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Pledgor otherwise may have against the Company, Secured Party or others, or against the Collateral, and that under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

      22. Miscellaneous.

            22.1 Attorneys' Fees. Pledgor shall pay to Secured Party all reasonable attorneys' fees and all reasonable costs and other expenses paid or incurred by Secured Party in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement, whether or not suit is filed, expressly including, without limitation, all reasonable costs, attorneys fees and expenses actually incurred by Secured Party in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceeding involving Pledgor or any other person that in any way affects the exercise by Secured Party of its rights hereunder, and the proceeds of disposition of any or all of the Collateral shall be applied to the payment of such attorneys' fees, costs and other expenses as provided herein.

            22.2 Notices. All written notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party herein in connection with this Agreement shall be delivered in accordance with the notice provision of the Credit Agreement.

            22.3 Revival of Security Interests. To the extent permitted and as provided by applicable law, Secured Party's rights and security interests hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of Secured Obligations that thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Pledgor, the Company or any other person, all as though such amount had not been paid.

            22.4 Amendment; Waiver, Construction. This Agreement may not be altered or amended except by the written agreement of the parties hereto. No provision of this Agreement or right of Secured Party hereunder can be waived nor can Pledgor be released from its obligations hereunder except by a writing duly executed by Secured Party. Each of the parties hereto hereby acknowledges that it has been represented by independent counsel of its own choice throughout all negotiations which have preceded the execution of this Agreement and that it has executed the same with the consent and upon the advice of said independent counsel. All parties and their respective counsel have cooperated in the drafting and preparation of this Agreement, such that it shall be deemed to be their joint work product and may not be construed against any party by reason of its preparation.

            22.5 Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement nevertheless shall be effective.

            22.6 Joint and Several Liability. If more than one Pledgor signs this Agreement, the obligations of all such persons shall be joint and several.

            22.7 Terminology. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular and vice versa, the neuter shall include the masculine and feminine and all references to "Pledgor" shall mean all or any one or more of them. All terms used herein shall have the same meaning as in the provisions of the New York Uniform Commercial Code, as amended.

            22.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            22.9 Applicable Law, Governing Law; Jurisdiction, Waiver of Trial by
Jury:

            (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

            (b) JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE

OF NEW YORK OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY INITIATES LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 22.9(b) AND STIPULATE THAT ANY SUCH COURT SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE CREDIT DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE PLEDGOR MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THEIR ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 9.1 OF THE CREDIT AGREEMENT.

            (c) WAIVER OF TRIAL BY JURY. THE PARTIES HERETO EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties hereto each (i) acknowledges that this waiver is a material inducement for the parties to enter into a business relationship, that the parties hereto have already relied on this waiver in entering into this Pledge Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and
(ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            22.10 Agent. Agent has been appointed to act as Agent hereunder on behalf of Secured Party pursuant to the Credit Agreement and shall act as Agent hereunder in accordance with the provisions of this Agreement and the Credit Agreement. Agent hereunder shall all times be the same person as the Agent under the Credit Agreement. Resignation or removal of the Agent hereunder and appointment of a successor agent under the Credit Agreement shall constitute appointment as successor agent hereunder Upon resignation or removal, Agent shall promptly transfer all Collateral and any related records or documents to the successor agent and shall execute and deliver any documents or instruments or take such other actions as may be reasonably necessary in connection with the transfer of the Collateral and substitution of agents.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       "PLEDGOR"

                                       _____________ Holdings, Inc.,



                                       By:
                                           -------------------------------------
                                           Alan R. Brill, President

                                       "SECURED PARTY AND AGENT"

                                       AMRESCO FUNDING CORPORATION,
                                       a Delaware corporation, individually and as Agent


                                       By:
                                           -------------------------------------
                                       Its:
                                           -------------------------------------


                                       GOLDMAN SACHS CREDIT PARTNERS
                                       L.P., a Bermuda limited partnership


                                       By:
                                           -------------------------------------
                                           Authorized Signatory